FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-09

August 1, 2018

CSAIL 2018-CX12 Commercial Mortgage Trust

Free Writing Prospectus Structural and Collateral Term Sheet

Credit Suisse Commercial Mortgage Securities Corp.

as Depositor

Commercial Mortgage Pass-Through Certificates Series 2018-CX12 Column Financial, Inc. Natixis Real Estate Capital LLC Argentic Real Estate Finance LLC Rialto Mortgage Finance, LLC

as Sponsors and Mortgage Loan Sellers

Credit Suisse Natixis

Co-Lead Manager and Joint Bookrunner Co-Lead Manager and Joint Bookrunner

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2018-CX12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings(1) Fitch/DBRS/Moody’s	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$15,990,000	30.000%(6)	2.28	1 - 48	38.9%	16.4%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$136,474,000	30.000%(6)	4.51	48 - 58	38.9%	16.4%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%(6)	(7)	(7)	38.9%	16.4%
A-4	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%(6)	(7)	(7)	38.9%	16.4%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$29,404,000	30.000%(6)	7.34	58 - 115	38.9%	16.4%
X-A(8)	AAAsf/AAA(sf)/Aa1(sf)	$538,129,000	N/A	N/A	N/A	N/A	N/A
X-B(8)	A-sf/AA(low)(sf)/NR	$50,449,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa2(sf)	$67,267,000	20.000%	9.96	119 - 120	44.4%	14.4%
B	AA-sf/AA(sf)/NR	$23,543,000	16.500%	9.98	120 - 120	46.3%	13.8%
C	A-sf/A(high)(sf)/NR	$26,906,000	12.500%	9.98	120 - 120	48.6%	13.1%

Privately Offered Certificates(9)

Class	Expected Ratings(1) Fitch/DBRS/Moody’s	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D(8)(10)	BBB-sf/A(high)(sf)/NR	$18,162,000	N/A	N/A	N/A	N/A	N/A
D(10)	BBB-sf/A(sf)/NR	$18,162,000	9.800%	9.98	120 - 120	50.1%	12.7%
E-RR(10)	BBB-sf/BBB(high)(sf)/NR	$12,108,000	8.000%	9.98	120 - 120	51.1%	12.5%
F-RR(10)	BB-sf/BBB(low)(sf)/NR	$15,976,000	5.625%	9.98	120 - 120	52.4%	12.2%
G-RR(10)	B-sf/BB(high)(sf)/NR	$7,567,000	4.500%	9.98	120 - 120	53.0%	12.0%
NR-RR(10)	NR/NR/NR	$30,270,369	0.000%	9.98	120 - 120	55.5%	11.5%

(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated August 1, 2018 (the “Preliminary Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	Approximate, subject to a variance of plus or minus 5% and subject to footnotes 7 and 9 below. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date
(3)	Assumes 0% CPR / 0% CDR and an August 22, 2018 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.
(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(7)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $288,994,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$75,000,000 - $115,000,000	May 2028 / May 2028	9.61 / 9.65	115 - 117 / 115 – 117
Class A-4	$213,994,000 - $173,994,000	July 2028 / July 2028	9.81 / 9.83	117 - 119 / 117 - 119

(8)	The notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are described in the Preliminary Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.
(9)	The Class R certificates are not shown above.
(10)	The approximate initial certificate balances of the Class D and Class E-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The (a) Class D certificate balances are expected to fall within a range of $16,649,000 and $18,498,000 and (b) Class E-RR certificate balances are expected to fall within a range of $11,772,000 and $13,621,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balances of the Class D certificates and the Class E-RR certificates would affect the credit support and yield statistics of the Class D certificates and the Class E-RR certificates, respectively, and the initial notional amount of the Class X-D certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$672,661,369 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (36.4%), Natixis Real Estate Capital LLC (“Natixis”) (32.7%), Argentic Real Estate Finance LLC (“AREF”) (21.1%) and Rialto Mortgage Finance, LLC (“RMF”) (9.8%).
Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo Bank”).
Special Servicer:	LNR Partners, LLC (“LNR Partners”).
Directing Certificateholder:	Argentic Securities Income USA LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by AREF, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
EU Credit Risk Retention:	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Closing Date:	On or about August 22, 2018.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in August 2018 (or, in the case of any mortgage loan that has its first due date after August 2018, the date that would have been its due date in August 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in September 2018.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in September 2018.
Rated Final Distribution Date:	The Distribution Date in August 2051.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics(1)

Loan Pool
Initial Pool Balance (“IPB”)(2):	$672,661,370
Number of Mortgage Loans:	41
Number of Mortgaged Properties:	116
Average Cut-off Date Balance per Mortgage Loan:	$16,406,375
Weighted Average Current Mortgage Rate:	4.7871%
10 Largest Mortgage Loans as % of IPB:	63.5%
Weighted Average Remaining Term to Maturity:	106
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	2.07x
Weighted Average UW NOI Debt Yield(3):	11.5%
Weighted Average Cut-off Date LTV(3):	55.5%
Weighted Average Maturity Date LTV(3):	50.3%
Other Statistics
% of Credit Assessment Mortgage Loans(5):	23.2%
% of Mortgage Loans with Additional Debt:	30.0%
% of Mortgaged Properties with Single Tenants:	1.9%
Amortization
Weighted Average Original Amortization Term(6):	356
Weighted Average Remaining Amortization Term(6):	354
% of Mortgage Loans with Interest-Only:	46.7%
% of Mortgage Loans with Amortizing Balloon:	28.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	24.4%
Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	65.0%
% of Mortgage Loans with Springing Lockbox:	28.2%
% of Mortgage Loans with In-Place, Soft Springing Hard Lockboxes:	6.0%
% of Mortgage Loans with No Lockbox:	0.8%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	76.3%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	73.5%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	80.1%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	63.7%

(1)	Except where expressly stated otherwise, statistical information in this term sheet does not include the trust subordinate companion loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.
(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(5)	Includes loans that at least one of Moody’s, Fitch and DBRS have confirmed, in the context of its inclusion in the Initial Pool Balance, have credit characteristics consistent with an investment grade obligation.
(6)	Excludes mortgage loans that are interest-only. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule for which assumed Original Amortization is 360 months. See Annex F to the Preliminary Prospectus.
(7)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	8	11	$244,883,850	36.4%
Natixis	14	86	219,724,344	32.7
AREF	15	15	142,073,176	21.1
RMF	4	4	65,980,000	9.8
Total:	41	116	$672,661,370	100.0%

(1)	Loan No. 1 (9.5%) was originated by Natixis and portions of whole loan were subsequently acquired by Column. Loan No. 3 (7.4%) was co-originated by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Deutsche Bank AG, New York Branch and Morgan Stanley Bank, N.A., and portions of whole loan were subsequently acquired by Column. Loan Nos. 18 and 33 (2.2%) were originated by Regions Bank and subsequently acquired by Column.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)	Credit Assessment (Moody’s/Fitch/DBRS)(3)
1	20 Times Square	Column	1	$64,000,000	9.5%	Other	3.65x	11.5%	16.2%	16.2%	AAA/A/AAA
2	Hilton Clearwater Beach Resort & Spa	Column	1	62,654,453	9.3	Hotel	1.67x	12.2%	66.5%	55.2%
3	Aventura Mall	Column	1	50,000,000	7.4	Retail	2.58x	11.0%	40.8%	40.8%	Aa3/A/BBB(high)
4	Riverfront Plaza	Natixis	1	45,873,257	6.8	Office	1.49x	10.0%	72.5%	61.4%
5	Queens Place	Natixis	1	42,000,000	6.2	Retail	3.61x	17.4%	23.3%	23.3%	Baa1/BBB+/A(high)
6	Sixty Hotel Beverly Hills	Natixis	1	40,000,000	5.9	Hotel	2.42x	13.1%	47.1%	47.1%
7	Lakewood Plaza	RMF	1	38,220,000	5.7	Retail	1.50x	8.5%	66.5%	66.5%
8	Sahara Center	Natixis	1	37,000,000	5.5	Retail	2.21x	10.3%	58.9%	58.9%
9	Midway Station	Column	1	27,225,000	4.0	Multifamily	1.46x	9.6%	72.6%	62.7%
10	Conway Commons	RMF	1	20,000,000	3.0	Retail	1.54x	10.1%	58.7%	53.8%
Top 3 Total/Weighted Average:			3	$176,654,453	26.3%		2.64x	11.6%	41.0%	37.0%
Top 5 Total/Weighted Average:			5	$264,527,710	39.3%		2.60x	12.2%	43.7%	39.1%
Top 10 Total/Weighted Average:			10	$426,972,710	63.5%		2.33x	11.6%	49.9%	46.2%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

(3)	Includes loans that at least one of Moody’s, Fitch and DBRS have confirmed, in the context of its inclusion in the Initial Pool Balance, have credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary

#	Loan Name	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	20 Times Square	A-1-A, A-2-A-2, A-1-B, A-1-C, A-2-C-2-B	$115,000,000	TSQ 2018-20TS	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
		A-2-A-1, A-2-A-3	$50,000,000	UBS 2018-C11	No
		A-2-A-4, A-2-A-5, A-2-A-6	$25,000,000	UBS 2018-C12(1)	No
		A-2-B-1, A-2-B-2, A-2-B-3, A-2-B-4	$64,000,000	CSAIL 2018-CX12	No
		A-2-C-1, A-2-C-2-A	$11,000,000	Column	No
2	Hilton Clearwater Beach Resort & Spa	A-1	$60,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-3-1	$63,000,000	CSAIL 2018-CX12	No
		A-3-2	$10,000,000	Column	No
3	Aventura Mall	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	Aventura Mall Trust 2018-AVM	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
		A-2-A-2, A-2-A-3, A-2-A-4, A-2-A-5	$265,000,000	JPMorgan Chase Bank, National Association	No
		A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	Morgan Stanley Bank, N.A.	No
		A-2-B-1, A-2-B-2, A-2-B-4, A-2-B-5	$180,000,000	Deutsche Bank AG, New York Branch	No
		A-2-D-1, A-2-D-3, A-2-D-4, A-2-D-5	$170,000,000	Wells Fargo Bank, National Association	No
		A-2-A-1, A-2-B-3	$115,000,000	Benchmark 2018-B4	No
		A-2-D-2	$50,000,000	CSAIL 2018-CX12	No
4	Riverfront Plaza	A-1, A-4	$50,000,000	UBS 2018-C12(1)	Yes	Midland Loan Services(2)	Midland Loan Services(2)
		A-5, A-6, A-7, A-8	$46,000,000	CSAIL 2018-CX12	No
		A-2, A-3	$50,000,000	UBS 2018-C11	No
10	Conway Commons	A-1	$20,000,000	CSAIL 2018-CX12	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$15,000,000	UBS 2018-C12(1)	No
		A-3	$12,250,000	RMF	No
27	Orlando Airport Marriott Lakeside	A-1, A-5	$35,000,000	UBS 2018-C11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-3, A-4	$30,000,000	MSC 2018-H3	No
		A-6	$7,000,000	CSAIL 2018-CX12	No
32	Torrance Technology Campus	A-1, A-6	$40,000,000	UBS 2018-C11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-5	$35,000,000	MSC 2018-H3	No
		A-3	$13,750,000	AREF	No
		A-4	$5,000,000	CSAIL 2018-CX12	No

(1)	The UBS 2018-C12 transaction is expected to close on August 28, 2018.

(2)	The Riverfront Plaza Whole Loan will be serviced pursuant to the UBS 2018-C11 pooling and servicing agreement until the controlling Note A-1 is contributed to a future securitization. The related controlling pari passu companion loan is expected to be contributed to the UBS 2018-C12 securitization transaction scheduled to close on or about August 28, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB		Occupancy	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Retail
	Anchored	7	$170,176,250	25.3%		94.8%	2.18	x	11.8%	53.7%	51.2%
	Super Regional Mall	1	50,000,000	7.4		92.8%	2.58	x	11.0%	40.8%	40.8%
	Shadow Anchored	2	15,105,118	2.2		91.6%	1.43	x	10.5%	71.2%	59.2%
	Unanchored	1	8,500,000	1.3		94.7%	1.36	x	9.6%	73.9%	62.9%
	Single Tenant	1	998,348	0.1		100.0%	1.20	x	9.4%	63.4%	54.6%
	Non-Credit Assessed Retail	10	$152,779,716	22.7%		94.0%	1.67	x	9.9%	65.0%	60.3%
	Credit Assessed Retail	2	$92,000,000	13.7%		94.6%	3.05	x	13.9%	32.8%	32.8%
	Retail Total	12	$244,779,716	36.4	%(4)	94.2%	2.19	x	11.4%	52.9%	50.0%
Hotel
	Full Service	3	$109,634,163	16.3%		77.8%	1.94	x	12.6%	59.6%	52.2%
	Select Service	4	42,485,650	6.3		78.2%	1.70	x	13.1%	65.1%	54.1%
	Limited Service	3	17,763,198	2.6		70.2%	1.92	x	15.2%	61.8%	53.6%
	Extended Stay	2	12,254,102	1.8		77.0%	1.97	x	15.5%	51.1%	42.8%
	Hotel Total	12	$182,137,112	27.1%		77.1%	1.89	x	13.2%	60.5%	52.1%
Multifamily
	Garden	4	$63,485,000	9.4%		94.3%	1.48	x	9.6%	71.4%	63.9%
	Student Housing	73	19,454,000	2.9		98.4%	1.60	x	11.1%	61.4%	58.8%
	Low-Rise	4	13,700,000	2.0		96.6%	1.86	x	9.6%	54.1%	54.1%
	Multifamily Total	81	$96,639,000	14.4%		95.5%	1.56	x	9.9%	66.9%	61.5%
Other
	Leased Fee	1	$64,000,000	9.5%		100.0%	3.65	x	11.5%	16.2%	16.2%
	School	1	9,250,000	1.4		100.0%	1.36	x	8.2%	61.7%	61.7%
	Other Total	2	$73,250,000	10.9%		100.0%	3.36	x	11.1%	21.9%	21.9%
Office
	CBD	1	$45,873,257	6.8%		83.4%	1.49	x	10.0%	72.5%	61.4%
	Suburban	2	10,692,284	1.6		86.6%	1.46	x	10.0%	69.5%	57.5%
	R&D	1	5,000,000	0.7		90.9%	2.27	x	10.3%	71.4%	71.4%
	Medical	3	4,330,000	0.6		87.3%	1.54	x	11.2%	60.1%	49.7%
	Office Total	7	$65,895,541	9.8%		84.7%	1.55	x	10.1%	71.1%	60.8%
Mixed Use
	Retail/Office	1	$5,700,000	0.8%		80.7%	1.86	x	9.6%	54.3%	54.3%
	Mixed Use Total	1	$5,700,000	0.8%		80.7%	1.86	x	9.6%	54.3%	54.3%
MHC
	MHC	1	$4,260,000	0.6%		94.1%	1.36	x	9.2%	71.0%	61.9%
	MHC Total	1	$4,260,000	0.6%		94.1%	1.36	x	9.2%	71.0%	61.9%
Total / Wtd. Avg.:		116	$672,661,370	100.0%		89.3%	2.07	x	11.5%	55.5%	50.3%

(1)	Information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

(4)	Moody’s, Fitch and DBRS have each confirmed that Loan Nos. 3 and 5 (13.7% of IPB), each have, in the context of their inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
FL	4	$128,134,163	19.0%	81.7%	2.01	x	11.6%	57.1%	50.0%
NY	4	118,750,000	17.7	97.7%	3.41	x	13.5%	23.6%	23.2%
CA	7	74,168,750	11.0	91.7%	2.11	x	11.7%	55.6%	53.1%
TX	6	60,054,784	8.9	90.0%	1.52	x	10.8%	67.8%	58.2%
VA	2	50,133,257	7.5	84.3%	1.48	x	9.9%	72.4%	61.4%
NJ	2	47,520,000	7.1	94.7%	1.55	x	8.7%	65.5%	65.5%
NV	1	37,000,000	5.5	88.2%	2.21	x	10.3%	58.9%	58.9%
PA	74	32,314,000	4.8	96.3%	1.50	x	10.3%	65.9%	60.5%
NM	2	22,950,000	3.4	81.0%	1.75	x	13.1%	68.9%	58.7%
AR	1	20,000,000	3.0	98.3%	1.54	x	10.1%	58.7%	53.8%
NC	2	18,294,187	2.7	84.7%	1.75	x	12.9%	69.2%	61.2%
OK	1	14,100,000	2.1	93.3%	1.42	x	10.2%	74.2%	68.5%
SC	1	12,000,000	1.8	72.0%	1.66	x	13.5%	60.9%	47.9%
GA	3	10,787,149	1.6	72.9%	1.77	x	11.8%	55.2%	49.8%
AL	1	9,850,000	1.5	100.0%	1.49	x	10.9%	64.8%	53.7%
WI	1	6,985,327	1.0	91.1%	1.40	x	10.6%	67.0%	55.9%
ID	1	5,289,752	0.8	70.1%	2.47	x	19.3%	39.5%	33.3%
OH	3	4,330,000	0.6	87.3%	1.54	x	11.2%	60.1%	49.7%
Total/ Wtd. Avg.:	116	$672,661,370	100.0%	89.3%	2.07	x	11.5%	55.5%	50.3%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
$998,348 - $9,999,999	23	$129,931,513	19.3%	5.2401%	119	1.66x	11.1%	63.7%	56.4%
$10,000,000 - $19,999,999	8	115,757,147	17.2	5.2304%	104	1.60x	11.8%	67.0%	58.7%
$20,000,000 - $29,999,999	2	47,225,000	7.0	4.8353%	120	1.49x	9.8%	66.7%	58.9%
$30,000,000 - $49,999,999	5	203,093,257	30.2	4.8207%	104	2.24x	11.9%	53.7%	51.2%
$50,000,000 - $64,000,000	3	176,654,453	26.3	4.1119%	95	2.64x	11.6%	41.0%	37.0%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
3.1080% - 3.9999%	1	$64,000,000	9.5%	3.1080%	57	3.65x	11.5%	16.2%	16.2%
4.0000% - 4.4999%	3	92,000,000	13.7	4.2359%	118	2.41x	10.7%	49.7%	49.7%
4.5000% - 4.9999%	12	180,885,639	26.9	4.7699%	103	2.24x	12.3%	51.3%	47.8%
5.0000% - 5.2499%	9	172,404,710	25.6	5.1125%	117	1.56x	11.1%	69.3%	58.7%
5.2500% - 6.4500%	16	163,371,021	24.3	5.4309%	108	1.62x	11.5%	64.2%	58.0%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
120	37	$539,032,973	80.1%	4.9526%	118	1.88x	11.3%	60.4%	54.1%
60	4	133,628,397	19.9	4.1195%	54	2.86x	12.2%	35.7%	35.0%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity

Range of Remaining Term to Maturity				Weighted Average
	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
48 - 84	4	$133,628,397	19.9%	4.1195%	54	2.86x	12.2%	35.7%	35.0%
85 - 119	19	337,210,473	50.1	4.8190%	117	2.06x	12.0%	57.5%	51.0%
120	18	201,822,500	30.0	5.1758%	120	1.56x	10.3%	65.3%	59.4%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	14	$314,170,000	46.7%	4.3599%	97	2.63x	11.6%	42.1%	42.1%
300	3	19,588,801	2.9	5.5025%	119	1.73x	14.3%	59.7%	46.6%
312	1	6,979,709	1.0	5.2010%	118	1.68x	13.8%	69.6%	53.8%
360	23	331,922,860	49.3	5.1406%	113	1.57x	11.2%	67.7%	58.3%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Remaining Amortization Term in Months

Range of Remaining Amortization Term in Months				Weighted Average
	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	14	$314,170,000	46.7%	4.3599%	97	2.63x	11.6%	42.1%	42.1%
298 - 300	3	19,588,801	2.9	5.5025%	119	1.73x	14.3%	59.7%	46.6%
301 - 359	10	157,767,319	23.5	5.1817%	113	1.63x	11.7%	68.0%	57.1%
360	14	181,135,250	26.9	5.1071%	113	1.53x	10.8%	67.5%	59.2%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	14	$314,170,000	46.7%	4.3599%	97	2.63x	11.6%	42.1%	42.1%
Balloon	15	194,036,120	28.8	5.2384%	114	1.62x	11.9%	66.7%	55.7%
IO-Balloon	12	164,455,250	24.4	5.0708%	112	1.53x	10.8%	68.1%	59.8%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
None	15	$194,036,120	28.8%	5.2384%	114	1.62x	11.9%	66.7%	55.7%
12 - 48	9	122,717,750	18.2	5.1402%	110	1.53x	10.9%	69.2%	59.8%
49 - 119	5	145,737,500	21.7	4.0761%	72	2.70x	11.7%	38.6%	37.1%
120	12	210,170,000	31.2	4.6573%	119	2.36x	11.4%	49.0%	49.0%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios				Weighted Average
	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1.20x - 1.49x	13	$166,690,869	24.8%	5.1396%	119	1.44x	9.9%	71.6%	61.8%
1.50x - 1.74x	11	199,017,552	29.6	5.1781%	112	1.60x	11.3%	64.4%	56.9%
1.75x - 1.99x	10	63,663,198	9.5	5.2153%	110	1.84x	12.0%	61.3%	56.3%
2.00x - 2.99x	5	137,289,752	20.4	4.4586%	98	2.42x	11.7%	48.6%	48.3%
3.00x - 3.65x	2	106,000,000	15.8	3.6670%	81	3.63x	13.8%	19.0%	19.0%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
16.2% - 39.9%	3	$111,289,752	16.5%	3.7660%	83	3.58x	14.1%	20.0%	19.7%
40.0% - 49.9%	2	90,000,000	13.4	4.4229%	87	2.51x	11.9%	43.6%	43.6%
50.0% - 59.9%	9	94,988,801	14.1	4.7931%	119	1.88x	10.7%	57.9%	54.8%
60.0% - 64.9%	10	86,494,245	12.9	5.3473%	98	1.65x	11.6%	62.3%	56.5%
65.0% - 69.9%	7	145,281,379	21.6	5.2100%	118	1.62x	11.3%	67.1%	58.7%
70.0% - 74.8%	10	144,607,193	21.5	5.0358%	119	1.47x	9.9%	73.0%	63.0%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
16.2% - 39.9%	3	$111,289,752	16.5%	3.7660%	83	3.58x	14.1%	20.0%	19.7%
40.0% - 49.9%	6	113,918,801	16.9	4.6358%	94	2.34x	12.3%	47.0%	44.3%
50.0% - 54.9%	8	66,802,058	9.9	5.0816%	120	1.62x	11.1%	59.8%	52.8%
55.0% - 59.9%	10	169,099,170	25.1	4.9971%	110	1.78x	11.5%	64.3%	57.2%
60.0% - 64.9%	11	154,231,590	22.9	5.1347%	115	1.50x	10.1%	71.0%	61.9%
65.0% - 71.4%	3	57,320,000	8.5	5.1726%	120	1.55x	9.1%	68.8%	67.4%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Defeasance	34	$505,446,224	75.1%	4.8114%	102	2.03x	11.3%	55.7%	50.4%
Defeasance/Yield Maintenance	4	129,873,257	19.3	4.6647%	117	2.41x	12.5%	52.7%	48.8%
Yield Maintenance	3	37,341,889	5.6	4.8835%	120	1.52x	10.3%	62.2%	54.2%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Refinance	29	$465,405,271	69.2%	4.9162%	111	2.02x	12.0%	56.9%	51.1%
Acquisition	11	206,257,750	30.7	4.4878%	94	2.18x	10.3%	52.3%	48.6%
Recapitalization	1	998,348	0.1	6.4500%	118	1.20x	9.4%	63.4%	54.6%
Total/Wtd. Avg.:	41	$672,661,370	100.0%	4.7871%	106	2.07x	11.5%	55.5%	50.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
3	Aventura Mall	Aventura, FL	Retail	AVMT 2013-AVM
4	Riverfront Plaza	Richmond, VA	Office	JPMCC 2016-FL8
11	Campus Hill Portfolio	Bethlehem, PA	Multifamily	GSMS 2012-GCJ9
12	Hilton Garden Inn Albuquerque Uptown	Albuquerque, NM	Hotel	GSMS 2011-GC5
18	Hampton Inn & Suites Burlington	Burlington, NC	Hotel	MSBAM 2013-C11
27	Orlando Airport Marriott Lakeside	Orlando, FL	Hotel	LBUBS 2006-C3
32	Torrance Technology Campus	Torrance, CA	Office	LSTAR 2017-5

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Trust Loan UW NCF DSCR	Total Debt UW NCF DSCR	Trust Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Trust Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
1	20 Times Square	$64,000,000	$485,000,000	$150,000,000	3.65x	0.97x	16.2%	55.0%	11.5%	3.4%
3	Aventura Mall	$50,000,000	$343,300,000	N/A	2.58x	2.07x	40.8%	50.7%	11.0%	8.8%
4	Riverfront Plaza(1)	$45,873,257	N/A	$24,931,118	1.49x	1.13x	72.5%	84.9%	10.0%	8.5%
5	Queens Place	$42,000,000	$58,000,000	$10,000,000	3.61x	1.14x	23.3%	61.1%	17.4%	6.6%

(1)	In the case of Loan No. 4, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Class A-2(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)
1	20 Times Square	$64,000,000	9.5%	$64,000,000	46.9%	60	57	3.65x	11.5%	16.2%
6	SIXTY Hotel Beverly Hills	40,000,000	5.9	40,000,000	23.9	60	48	2.42x	13.1%	47.1%
11	Campus Hill Portfolio	19,454,000	2.9	18,644,043	13.7	60	58	1.60x	11.1%	61.4%
18	Hampton Inn & Suites Burlington	10,174,397	1.5	9,479,927	6.9	60	57	1.99x	14.9%	64.8%
Total / Wtd. Avg.:		$133,628,397	19.9%	$132,123,969	96.8%	60	54	2.86x	12.2%	35.7%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. DSCR, debt yield and LTV information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) or mezzanine loan(s). For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the pooled mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining pooled available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of pooled certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of pooled mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the pooled mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the pooled mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

(iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the pooled mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the pooled mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

The holders of the loan-specific certificates will only be entitled to receive distributions at the related pass-through rate in respect of, and will only incur losses with respect to, the trust subordinate companion loan, which is included as an asset of the issuing entity, but is not part of the pool of mortgage loans (referred to herein as the “pooled mortgage loans”) backing the other classes of certificates, as described under “—Realized Losses” below.

For more detailed information regarding the distributions on the pooled certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:

The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the pooled mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the pooled mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the pooled mortgage loans.  The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the pooled mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Realized Losses (continued):

loans. The certificate balances of the privately offered loan-specific certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the related trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write offs with respect to the trust subordinate companion loan will be applied to such classes of certificates: first, to the Class QP-E certificates, second, to the Class QP-D certificates, third, to the Class QP-C certificates, fourth, to the Class QP-B certificates and, then, to the Class QP-A certificates, in each case until the related certificate balance is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the pooled mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the holders of the Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class R certificates and the loan-specific certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of pooled principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of pooled principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of pooled principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of pooled principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of pooled principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of pooled principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date to the Class X-B and Class X-D certificates.

Any yield maintenance charges payable in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the other classes of certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any poled mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):

If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E-RR, Class F-RR, Class G-RR, Class NR-RR or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the pooled mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.

Advances:

The master servicer and, if it fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan and the trust subordinate companion loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first to the Class NR-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the 20 Times Square whole loan, the Aventura Mall whole loan and the Queens Place whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to pro rata allocation to the related mortgage loan and any related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a pooled mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:

On any distribution date on which the aggregate unpaid principal balance of the pooled mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pooled mortgage loans as of the cut-off date, certain entities specified in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cleanup Call (continued):

Preliminary Prospectus will have the option to purchase all of the remaining pooled mortgage loans (and all property acquired through exercise of remedies in respect of any pooled mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (excluding the loan-specific certificates and the Class R and Class X Certificates) senior to the Class E-RR certificates, and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, and if the master servicer has consented, the pooled portion of the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the loan-specific certificates and the Class R certificates), for the pooled mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the loan-specific certificates and the Class R certificates) would have to voluntarily participate in the exchange.

Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class NR-RR certificates. At any time when Class E-RR is the controlling class, the majority Class E-RR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

Argentic Securities Holdings Cayman Limited (or its affiliate) is expected to purchase the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates and, on the Closing Date, is expected to appoint Argentic Securities Income USA LLC as the initial Directing Certificateholder.

The “Directing Holder” will initially be:

(a) with respect to any mortgage loan (other than any non-serviced mortgage loan or the Queens Place mortgage loan) or serviced whole loan (other than the Queens Place whole loan), the Directing Certificateholder; and

(b) with respect to the Queens Place whole loan, (i) for so long as no trust subordinate companion loan control termination event exists, the Queens Place Directing Holder and (ii) for so long as a trust subordinate companion loan control termination event exists, the Directing Certificateholder.

The “Queens Place Directing Holder” will be:

■    initially, the holder of the Queens Place non-trust subordinate companion loan; and

■    if a Queens Place non-trust subordinate companion loan control termination event is continuing, but a trust subordinate companion loan control termination event is not continuing, the Queens Place Directing Certificateholder (or its representative).

The “Queens Place Directing Certificateholder” will be the Queens Place controlling class certificateholder selected by a majority of the Queens Place controlling class (by certificate balance, as certified by the certificate registrar from time to time as provided for in the PSA). During a trust subordinate companion loan control termination event, there will be no Queens Place Directing Certificateholder.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

A “Control Termination Event” will occur when (a) with respect to any mortgage loan (other than the Queens Place mortgage loan) or serviced whole loan (other than the Queens Place whole loan) (i) no Class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; or (ii) such mortgage loan or whole loan is an excluded loan; and (b) with respect to the Queens Place whole loan, at any date on which (i)(A) such whole loan is an excluded loan and (B) a trust subordinate companion loan control termination event exists, or (ii)(A) a trust subordinate companion loan control termination event exists and (B) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of such Class; provided that no Control Termination Event may occur with respect to the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement related to a Servicing Shift Whole Loan and the term “Control Termination Event” is not be applicable to the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement related to such Servicing Shift Whole Loan; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts.

A “Consultation Termination Event” will occur when (a) with respect to any mortgage loan (other than the Queens Place mortgage loan) or serviced whole loan (other than the Queens Place whole loan) (i) no class of Control Eligible Certificates exists where such class’s aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, further, that a Consultation Termination Event shall not be deemed to be continuing in the event the certificate balances of all classes of certificates (other than the Class X certificates and the Control Eligible Certificates) have been reduced to zero; and (b) with respect to the Queens Place whole loan, at any date on which (A) a trust subordinate companion loan control termination event exists and (B) no class of Control Eligible Certificates exists where such class’s aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender; provided that with respect to the loan-specific certificates and any matter relating thereto, including rights and obligations of the holders thereof or any servicing matters relating thereto, the term “Borrower Party” means such parties with respect to the Queens Place whole loan..

Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event (other than with respect to the Queens Place whole loan prior to a trust subordinate companion loan control termination event), the holders of at least 25% of the pooled voting rights of the pooled principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer (other than with respect to the Queens Place whole loan unless a trust subordinate companion loan control termination event is continuing) if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “pooled certificateholder quorum” (holders of pooled certificates evidencing at least 75% of the aggregate pooled voting rights (taking into account the application of realized losses) of the certificates (other than the Class X and Class R certificates)), or (b) more than 50% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Termination of Special Servicer (continued):

pooled voting rights of each class of pooled non-reduced certificates other than any Class X and Class R certificates (but in the case of this clause (b) only such classes of pooled principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan (other than any non-serviced mortgage loan), the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the Mortgage Loan Seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect of the asset status reports and certain major decisions processed by the special servicer on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). During a Consultation Termination Event, the operating advisor may be removed without cause if the holders of at least 25% of the voting rights request a vote to replace the operating advisor and such vote is approved by the holders of at least 75% of the voting rights.

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts allocable to any class of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of pooled certificateholders evidencing not less than 25% of the pooled voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all pooled certificateholders and the asset representations reviewer of such request. Upon the written direction of pooled certificateholders evidencing at least 75% of a pooled certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan or trust subordinate companion loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan or trust subordinate companion loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

–    all special notices delivered

–    summaries of final asset status reports

–    all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

–    an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

* Stacking plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$64,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$64,000,000	Property Type – Subtype(5):	Other – Leased Fee
% of Pool by IPB:	9.5%	Net Rentable Area (SF):	16,066
Credit Assessment (Moody’s/Fitch/DBRS)(2):	AAA / A / AAA	Location:	New York, NY
Loan Purpose:	Acquisition	Year Built / Renovated:	N/A
Borrower:	20 TSQ GROUNDCO LLC	Occupancy(6):	N/A
Sponsor:	Mark Siffin	Occupancy Date:	N/A
Interest Rate:	3.1080%	Number of Tenants:	N/A
Note Date:	4/27/2018	2015 NOI(6):	N/A
Maturity Date:	5/5/2023	2016 NOI(6):	N/A
Interest-only Period:	60 months	2017 NOI(6):	N/A
Original Term:	60 months	TTM NOI(6):	N/A
Original Amortization:	None	UW Revenues(7):	$30,443,635
Amortization Type:	Interest Only	UW Expenses(7):	$0
Call Protection(3):	L(27), Def(30), O(3)	UW NOI(7):	$30,443,635
Lockbox(4):	Hard	UW NCF(7):	$30,443,635
Additional Debt(1):	Yes	Appraised Value / Per SF(8):	$1,636,000,000 / $101,830
Additional Debt Balance(1):	$836,000,000	Appraisal Date:	1/31/2018
Additional Debt Type(1):	Pari Passu; Subordinate Debt; Mezzanine
Additional Future Debt Permitted:	No

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$16,494
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$16,494
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	16.2%
Debt Service:	$5,200,000	$0	N/A	Maturity Date LTV(8):	16.2%
				UW NOI DSCR(7):	3.65x
				UW NCF DSCR(7):	3.65x
				UW NOI Debt Yield(7):	11.5%
				UW NCF Debt Yield(7):	11.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$750,000,000	78.2%	Purchase Price:	$900,000,000	93.8%
Mezzanine Loan:	150,000,000	15.6	Closing Costs:	53,899,275	5.6
Borrower Equity:	59,099,275	6.2	Upfront Reserves:	5,200,000	0.5
Total Sources:	$959,099,275	100.0%	Total Uses:	$959,099,275	100.0%

(1)	The 20 Times Square loan is part of a larger split whole loan evidenced by 16 senior pari passu notes and three subordinate notes with an aggregate Cut-off Date balance of $750.0 million (collectively, the “20 Times Square Whole Loan”) originated by Natixis and of which portions were subsequently acquired by Column. The financial information presented in the chart above and herein reflects the A Notes (as defined below) with an aggregate Cut-off Date balance of $265.0 million but excludes the B Notes (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

(2)	Moody’s, Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	Following the lockout period, the 20 Times Square Whole Loan can be defeased at any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 27, 2022.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	The 20 Times Square Whole Loan is secured by the borrower’s fee interest in a 16,066 SF land parcel (the “Fee” or the “20 Times Square Fee”), beneath a newly constructed 42-story mixed-use building (the “Leasehold” or the “Improvement”) located at 701 7th Avenue in Times Square, New York. The Fee is encumbered by a 99-year ground lease with no termination options.

(6)	Historical financial and occupancy information are not available as the ground lease began in August 2018.

(7)	Underwriting and Financial Information is based on the average annual ground lease payment due under the Ground Lease during the loan term. The “look-through” Leasehold (non-collateral) NOI of $111.5 million and NCF of $107.8 million, representing stabilized appraisal cash flow as of June 2023, results in a UW NCF DSCR of 12.91x and UW NOI debt yield of 42.1%.

(8)	The as-complete Fee and Leasehold (non-collateral) appraised value of $2.385 billion, which reflects the value of the newly constructed, non-collateral, 42-story mixed-use building, result in a Cut-off Date LTV and Maturity Date LTV of 11.1%.

(9)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 20 Times Square loan, which is part of a larger split whole loan, is a $750.0 million first mortgage loan secured by a first priority lien on the 20 Times Square Borrower’s (as defined below) fee simple interest in a land parcel totaling 16,066 SF, beneath a newly constructed mixed-use building consisting of hotel, retail and digital signage components located in Times Square, New York. The 20 Times Square Borrower also holds technical legal title to the Improvement, however, since the Improvement has been 100.0% leased to the ground lessee, the 20 Times Square Borrower will only receive the rental income from the Ground Lease and not from the operation of any of the Improvement. Therefore, we refer to the Improvement as not being collateral for the 20 Times Square Whole Loan. The 20 Times Square Whole Loan has a 5-year term and is interest-only for the entire term.

The 20 Times Square Whole Loan is comprised of 16 pari passu senior promissory notes with an aggregate Cut-Off Date balance of $265.0 million (collectively, the “A Notes”) and three subordinate promissory notes with an aggregate Cut-Off Date balance of $485.0 million (collectively, the “B Notes”). For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The 20 Times Square Whole Loan” in the Preliminary Prospectus. Notes A-2-B-1, A-2-B-2, A-2-B-3 and A-2-B-4 are being contributed to the CSAIL 2018-CX12 Trust. The 20 Times Square Whole Loan is being serviced pursuant to the TSQ 2018-20TS trust and servicing agreement. As the holder of the B Notes (the “Controlling Noteholder”), the trustee of the TSQ 2018-20TS Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the 20 Times Square Whole Loan, however, the holder of the remaining A Notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A, A-2-A-2, A-1-B, A-1-C, A-2-C-2-B	$115,000,000	$115,000,000	TSQ 2018-20TS	Y	N
Note A-2-A-1, A-2-A-3	50,000,000	50,000,000	UBS 2018-C11	N	N
Note A-2-A-4, A-2-A-5, A-2-A-6	25,000,000	25,000,000	UBS 2018-C12(1)	N	N
Note A-2-B-1, A-2-B-2, A-2-B-3, A-2-B-4	64,000,000	64,000,000	CSAIL 2018-CX12	N	N
Note A-2-C-1, A-2-C-2-A(2)	11,000,000	11,000,000	Column	N	N
Note A-B-1, A-B-2, A-B-3	485,000,000	485,000,000	TSQ 2018-20TS	Y	Y
Total	$750,000,000	$750,000,000

(1)	The UBS 2018-C12 transaction is expected to close on August 28, 2018.

(2)	Notes are expected to be contributed to one or more future securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

20 Times Square Total Debt Capital Structure

(1)	Based on (a) the as-is Fee appraised value of $1,636,000,000 as of January 31, 2018 and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of the newly constructed mixed-use building plus the value of the Fee (collateral).

(2)	Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NOI of $111,452,732, representing the stabilized appraisal cash flow as of June 2023.

(3)	Based on an interest rate of 3.1080% on the A Notes and B Notes and 5.1000% on the 20 Times Square Mezzanine Loan (as defined below) and (a) UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NCF of $107,777,732, representing the stabilized appraisal cash flow as of June 2023.

(4)	Based on the year five contractual ground rent of $31,661,141, the Cumulative UW NCF DSCR is 1.01x. At origination $5,200,000 was reserved for debt service shortfalls.

(5)	Implied Equity is based on the as-is Fee appraised value of $1.636 billion, less total debt of $900.0 million.

The Borrower. The borrower is 20 TSQ GroundCo LLC (the “20 Times Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. The 20 Times Square Borrower is indirectly owned by Mark Siffin.

The Sponsor. The non-recourse carveout guarantor and borrower sponsor of the 20 Times Square Whole Loan is Mark Siffin (“Borrower Sponsor”), who is the chairman and CEO of Maefield Development. Maefield Development is a privately owned real estate company formed in 1991. The company has successfully acquired, entitled, developed or sold in excess of 6 million SF of retail, office, single-family and multi-family residences. The company has interests in over $9.0 billion of properties (including the 20 Times Square Fee and the Improvement) currently under development or in operation. Information available from various public sources indicates that between 1971 and 1986 the Borrower Sponsor was investigated, arrested, charged or indicted in connection with certain alleged offenses. In particular, court records indicate that the Borrower Sponsor was charged in 1973 with unlawful possession of heroin with intent to distribute and served approximately 18 months’ probation. In addition, the Borrower Sponsor was indicted in 1982 by a federal grand jury as part of a conspiracy to distribute marijuana and in 1986 for felony possession of a firearm; both indictments were dismissed before commencement of trial. In addition, according to news sources, in 2002 the Borrower Sponsor was the managing member of the Sunset Millennium multi-use development project in West Hollywood, California, which was subject to local opposition, including accusations that contributions to a charitable project closely associated with a city councilman were connected to the city council’s approval of certain billboard signage rights. The Borrower Sponsor’s role as managing member was subsequently terminated. See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in the Preliminary Prospectus.

The Ground Lease. At origination, the 20 Times Square Fee was encumbered by a 99-year ground lease which expires on April 26, 2117 (the “Ground Lease”), with no termination option, to an affiliate of the 20 Times Square Borrower. Initial ground rent is $29.25 million per annum, subject to 2.0% annual increases in years two through five, and 2.75% annual increases thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

The Improvement. The 20 Times Square Fee consists of a rectangular-shaped parcel of land totaling 16,066 SF situated along the northeast corner of Seventh Avenue and West 47th Street in Times Square, New York. The Improvement consists of a newly constructed 42-story mixed-use building containing three components: 74,820 SF of retail space (the “Retail Component”), 18,000 SF of digital signage facing directly into Duffy Square (the “Signage Component”) and a 452-room luxury hotel (the “Hotel Component”) with multiple food and beverage venues branded as an Edition Hotel by Marriott. The Retail Component and Signage Component are both complete with two retail tenants open for business. The Borrower Sponsor anticipates the Improvement will be completed at a total project cost of $1.2 billion ($3,359 SF). The Leasehold mortgage loan documents require that the Improvement be completed by December 31, 2018 and the failure to complete the Improvement by such date will be an event of default under the Leasehold mortgage loan. The Improvement is not collateral for the 20 Times Square Whole Loan.

The Retail Component. The Retail Component is comprised of three Times Square-facing storefronts and is 68.9% occupied as of April 25, 2018. The Retail Component includes the first four floors plus two below-grade levels and 250 linear feet of Times Square frontage. Two storefronts are leased, one to the NFL Experience, a joint-venture between Cirque du Soleil and the National Football League (43,130 SF spread across six levels), and one to Hershey’s Chocolate World (8,440 SF). The remaining corner storefront is currently being marketed for leasing (23,250 SF across three levels). The Hershey Company (Moody’s: A1 / S&P: A) is replacing their longtime Times Square location at 1593 Broadway at the southwest intersection of 48th Street and Broadway. The NFL Experience spans four floors and includes a 350-seat state-of-the-art theater with show production by NFL Films.

The Signage Component. The LED signage component comprises a total surface area of 18,000 SF. The Improvement has five signs, of which three are allocated to the retail tenants. Both the NFL Experience and Hershey’s Chocolate Word retail tenants have LED signage panels as part of their leases. It is assumed that an additional available LED panel will be included as part of the lease for the presently vacant retail space. The remaining signage is currently managed by Clear Channel Outdoor, Inc., under an interim marketing agreement until completion of the project. Under the interim marketing agreement, Clear Channel Outdoor, Inc. will manage the sourcing, scheduling, selling and display of all third-party advertising on the sign splitting the revenue from this activity according to a 20/80 ownership split between itself and the Borrower Sponsor.

The Hotel Component. The Hotel Component will operate as an Edition, a luxury, lifestyle hotel brand that is part of Marriott Hotel Corporation. Edition is a joint-venture between Marriott Hotel Corporation and Ian Schrager, whereby Marriott provides operational and distribution expertise and Ian Schrager provides conceptual and design expertise. The Edition brand currently comprises six properties with 1,470 rooms in London, New York, Miami Beach, Bodrum, Sanya, and Barcelona; 16 hotels with 3,625 rooms are in the development pipeline with Abu Dhabi, Bangkok, Times Square, Shanghai, and West Hollywood projected for 2018 openings. Edition properties are positioned in the luxury tier of a third party market research report’s chain scale. The Edition will be the centerpiece of the Improvement and occupy floors seven through 42. The hotel will have an elevator lobby off West 47th Street, which will provide direct access to the hotel lobby on level ten and to the cabaret, restaurants and bars located on levels seven, nine and eleven. The hotel’s public space interiors will be in classic modern style, conceptualized by Ian Schrager and executed by Yabu Pushelberg. The hotel’s entertainment venues will include two restaurants, three bars, and a cabaret room. In addition, floors seven, nine, ten and eleven will have outdoor terraces which will include a seasonal enclosed restaurant/event space, beer garden, and cocktail terraces. The terraces are situated to offer views of Times Square. According to the Borrower Sponsor, the food and beverage operation is expected to be managed by Starr Restaurant Organization, LP (the agreement between the 20 Times Square Borrower and Starr Restaurants has not been finalized). Starr Restaurants, L.P. is a group of restaurants located in Philadelphia, New York, New Jersey, Washington D.C., Florida, and Paris. The organization is headed by founder and CEO Stephen Starr, an American restaurateur and former entertainment promoter. The Hotel Component is anticipated to open in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

Improvement Tenant Summary(1)

Tenant Name	Ratings (Fitch/Moody’s/S&P)	NRA (SF)	% of Total NRA	Lease Expiration Date	Annual Rent	Breakpoint		% Over Breakpoint
NFL Experience (Ground)	NR / NR / NR	1,030	1.4%	2/28/2028	$2,163,000	$100,000,000	(2)	5.0	%(2)
NFL Experience (2nd Floor)	NR / NR / NR	13,100	17.5	2/28/2028	3,275,000	$100,000,000	(2)	5.0	%(2)
NFL Experience (3rd Floor)	NR / NR / NR	12,500	16.7	2/28/2028	1,562,000	$100,000,000	(2)	5.0	%(2)
NFL Experience (4th Floor)	NR / NR / NR	12,500	16.7	2/28/2028	1,250,000	$100,000,000	(2)	5.0	%(2)
NFL Experience (Storage)	NR / NR / NR	4,000	5.3	2/28/2028	0	$100,000,000	(2)	5.0	%(2)
Hershey’s Chocolate World (Ground)	NR / A1 / A	6,940	9.3	3/31/2037	9,100,000	$40,000,000	(3)	8.0%
Hershey’s Chocolate World (Storage)	NR / A1 / A	1,500	2.0	3/31/2037	0	$40,000,000	(3)	8.0%
Occupied Total		51,570	68.9%		$17,350,000
Vacant - Lower Level 2(4)		8,920	11.9%		$1,784,000
Vacant - Lower Level 1(4)		11,370	15.2		$2,842,500
Vacant - Ground Floor(4)		2,960	4.0		$7,400,000
Total Vacant Space		23,250	31.1%		$12,026,500
Improvement Total		74,820	100.0%		$29,376,500

(1)	Information is based on the underwritten rent roll and reflects the Retail Component tenants at the non-collateral Improvements.

(2)	Breakpoint reflects aggregate sales. Breakpoint means an amount equal to $50.0 million for each lease year until the date on which landlord has been paid $10.0 million in the aggregate of percentage rent (the “Initial Percentage Rent Period”) and thereafter $100.0 million for each lease year. The percentage rent rate means 10.0% during the Initial Percentage Rent Period and thereafter 5.0%.

(3)	Breakpoint reflects aggregate sales.

(4)	Vacant space is grossed up to the appraisal market rent assumptions.

The Market. 20 Times Square is located within the Times Square section of the Midtown section of Manhattan, proximate the Theater District in what is commonly known as the “bowtie” section. The bowtie forms the heart of the Times Square neighborhood and is defined as the area bounded by Broadway and 7th Avenue between West 42nd and West 47th Streets. Per the appraisal, though Times Square comprises only 0.1% of New York City’s land area, it supports 10% of the city’s jobs and generates 11% of its economic output. With over 170,000 workers, over 17,000 hotel rooms, and approximately 29 million SF of office space, the district is a major commercial, retail and entertainment center.

Times Square is a Metropolitan Transit Authority subway hub with five subway stations within the district boundaries. There are local and express service subway stations across nine subway lines. The No. 7 train links Midtown Manhattan to the 26-acre Hudson Yards, where plans are underway to construct a 12.9 million SF mixed-use office, residential and hotel district. The PATH train provides access from West 33rd Street and south along 6th Avenue to Newark, Hoboken and Jersey City.

New York City is one of the nation’s premier tourist destinations. According to NYC & Company, New York City has been breaking records of visitors for the past five years with 60.3 million visitors in 2016. According to the Times Square Alliance, the Times Square district had approximately 334,039 daily visitors in December 2017. On its busiest days, daily traffic in this neighborhood can exceed 480,000 persons. In the Duffy Square area of the bowtie, average daily pedestrian traffic past the 20 Times Square site averages 177,929 per day (as of August 2017), an over 40.0% increase in daily traffic since June 2014. A true “24/7” neighborhood, statistics indicate average daily pedestrian traffic in the bowtie at 66,000 persons between 7pm and 1am. On an average weekday, at least half a million people commute to the Times Square area via various forms of public transportation. Per the appraisal, annual visitors to the Times Square area are estimated to be in excess of 2 million people.

According to a third party research report, as of the 4th quarter of 2017, the average asking rent in the Times Square “bowtie” spanning Broadway and 7th Avenue, from West 42nd to West 47th Street, was $2,020, up from $1,977 PSF in the previous quarter, and down 1.9% from one year ago. However, current asking rents are up over 220.0% from five years ago when rents registered $691 PSF. According to the appraisal, this corridor experienced the greatest five-year growth in asking rents compared to all other submarkets tracked.

According to the appraisal, the Hotel Component’s defined primary competitive marketplace includes eleven properties, including The Muse by Kimpton, Hyatt Centric Times Square, InterContinental Times Square, Westin Times Square, Andaz Fifth Avenue, The Chatwal, Langham Place Fifth Avenue, the Renaissance Times Square, The London NYC, the W Times Square, and The NoMad Hotel. The eleven primary competitors range in size from 76 to 873 rooms and collectively contain an aggregate of 4,197 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

Ground Rent and Underwritten Net Cash Flow

	In Place Contractual Ground Rent	Year Five Contractual Ground Rent	UW Ground Rent(1)
Ground Lease Payment	$29,250,000	$31,661,141	$30,443,635
(Vacancy/Collection Loss)	0	0	0
Effective Gross Income	$29,250,000	$31,661,141	$30,443,635
Total Expenses	0	0	0
Net Operating Income	$29,250,000	$31,661,141	$30,443,635
Net Cash Flow	$29,250,000	$31,661,141	$30,443,635

(1)	The underwritten ground lease payment reflects average ground rent payment over the 5-year loan term.

Look-Through of the Leasehold Interest (Non-Collateral)(1)

Stabilized Appraised NCF
Retail Component
Gross Potential Rent	$37,204,749
Percentage Rent	10,328,715
Expense Reimbursement	742,314
Total Gross Potential Income	$48,275,778
Less: Vacancy	(103,287)
Effective Gross Income	48,172,491
Total Operating Expenses	$4,979,225
Net Operating Income	$43,193,266
Replacement Reserves	0
TI/LC	0
Net Cash Flow	$43,193,266

Signage Component
Gross Potential Rent	$18,977,424
Signage Reserve	(113,958)
Net Cash Flow	$18,863,466

Hotel Component
Occupancy	88.0%
ADR	$529.00
RevPAR	$465.96
Room Revenue	$76,874,000
F&B Revenue	44,602,000
Other Departmental Revenue	1,008,000
Total Revenue	$122,484,000
Operating Expenses	44,713,000
Undistributed Expenses	22,780,000
Gross Operating Profit	$54,991,000
Total Fixed Charges	$5,595,000
Net Operating Income	$49,396,000
FF&E	3,675,000
Net Cash Flow	$45,721,000
Total Net Cash Flow	$107,777,732

(1)	Look-through analysis reflects stabilized appraised cash flow in June 2023. Prior historical operating information is unavailable as the Improvement is expected to be completed in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 20 Times Square

Escrows and Reserves. At origination, the 20 Times Square Borrower deposited $5,200,000 for the 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan debt service shortfalls.

Tax and Insurance Escrows – The 20 Times Square loan documents do not require ongoing monthly escrows for property taxes and insurance reserves as long as (i) no event of default under the 20 Times Square Whole Loan documents has occurred and is continuing, (ii) no Ground Lease Trigger (as defined below) has occurred and is continuing, (iii) the ground lessee is responsible, pursuant to the terms of the Ground Lease, for the direct payment or reimbursement of all taxes and insurance premiums and no default has occurred under the Ground Lease, (iv) the Ground Lease has not been terminated nor has the 20 Times Square Borrower accepted a surrender thereof, and (v) the lender receives evidence satisfactory to the lender that all taxes and insurance premiums have been timely paid no later than fifteen days prior to the date the taxes and/or insurance premiums, as applicable, would become delinquent.

Lockbox / Cash Management. The 20 Times Square Whole Loan provides for a hard lockbox with in-place cash management. The 20 Times Square Borrower will be required to cause all rents and other revenues to be paid directly into a clearing account. Funds deposited into the clearing account are required to be swept on a daily basis into deposit account, and applied and disbursed in accordance with the 20 Times Square Whole Loan documents. During a Cash Sweep Period (as defined below), all the excess cash flow from the 20 Times Square Fee (after debt service, required escrows and reserves, approved operating expenses and debt service on the 20 Times Square Mezzanine Loan) will be swept into an account controlled by the lender and held as cash collateral for the 20 Times Square Whole Loan. The clearing account and the deposit account will be under the sole control and dominion of the lender and the 20 Times Square Borrower will have no right of withdrawal therefrom.

A “Cash Sweep Period” will commence on the occurrence of any of the following: (i) an event of default under 20 Times Square Whole Loan documents or (ii) (A) an event of default under the Ground Lease with respect to the 20 Times Square Fee, (B) the giving of written notice by ground lessee of its intention to terminate the Ground Lease, (C) the termination or cancellation of the Ground Lease by either the 20 Times Square Borrower or ground lessee through the institution of legal action without lender’s consent, (D) the Ground Lease is otherwise terminated or cancelled or otherwise is not in full force or effect, or (E) the occurrence of a bankruptcy action with respect to the ground lessee which is not discharged within 90 days (each of (ii)(A) through (ii)(E), a “Ground Lease Trigger”). A Cash Sweep Period will end if (1) the 20 Times Square Whole Loan, and all other obligations under the 20 Times Square Whole Loan documents have been repaid in full or (2) in the case of a Cash Sweep Period triggered by an event described in clauses (i) or (ii) above, for six consecutive months since the commencement of the most recent Cash Sweep Period (A) the lender accepts the cure of the event of default and no default or event of default under the 20 Times Square Whole Loan or the Ground Lease has occurred and is continuing, (B) the Ground Lease Trigger has been cured and no other Ground Lease Trigger has occurred and is continuing, and (C) no event that could trigger another Cash Sweep Period has occurred.

Additional Debt. In addition to the A Notes, the Fee is also security for the B Notes, with an aggregate Cut-off Date balance of $485,000,000. The B Notes accrue interest at a rate of 3.1080% and are entitled to payments of interest on a subordinate basis to the A Notes. There is also a mezzanine loan (the “20 Times Square Mezzanine Loan”) secured by the equity in the 20 Times Square Borrower, has an original principal balance $150,000,000 and accrues interest at a rate of 5.1000% per annum and is coterminous with the 20 Times Square Whole Loan. In addition to the 20 Times Square Mezzanine Loan, according to information provided by the Borrower Sponsor, various affiliates of the 20 Times Square Borrower have pledged their respective equity interests in certain parent entities of the 20 Times Square Borrower to secure their various obligations related to (i) certain notes secured by the Leasehold (non-collateral) and (ii) certain obligations that are unrelated to the 20 Times Square Fee. See “Description of the Mortgage Pool—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$63,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$62,654,453	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	9.3%	Net Rentable Area (Rooms):	416
Loan Purpose:	Refinance	Location:	Clearwater Beach, FL
Borrower:	CP Clearwater, LLC	Year Built / Renovated:	1981 / 2015-2018
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC	Occupancy / ADR / RevPAR:	72.0% / $217.29 / $156.53
Interest Rate:	5.1300%	Occupancy / ADR / RevPAR Date:	3/31/2018
Note Date:	2/9/2018	Number of Tenants:	NAP
Maturity Date:	3/6/2028	2015 NOI:	$13,713,221
Interest-only Period:	None	2016 NOI(3):	$13,109,292
Original Term:	120 months	2017 NOI(3):	$15,880,257
Original Amortization:	360 months	TTM NOI(4):	$16,224,339
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	72.0% / $217.29 / $156.53
Call Protection:	L(29), Def(86), O(5)	UW Revenues:	$40,841,352
Lockbox(2):	Hard	UW Expenses:	$24,688,298
Additional Debt(1):	Yes	UW NOI:	$16,153,055
Additional Debt Balance(1):	$69,616,059	UW NCF:	$14,519,401
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room:	$199,000,000 / $478,365
Additional Future Debt Permitted:	No	Appraisal Date:	12/21/2017

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$317,958
Taxes:	$676,903	$142,506	N/A	Maturity Date Loan / Room:	$264,024
Insurance:	$339,017	$37,388	N/A	Cut-off Date LTV:	66.5%
FF&E:	$269,015	$136,138	N/A	Maturity Date LTV:	55.2%
Ground Lease:	$0	Springing	(6)	UW NOI DSCR:	1.86x
Seasonality:	$0	Springing	$1,375,000	UW NCF DSCR:	1.67x
				UW NOI Debt Yield:	12.2%
				UW NCF Debt Yield:	11.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$133,000,000	100.0%	Payoff Existing Debt:	$110,555,564	83.1%
			Return of Equity:	19,289,899	14.5
			Closing Costs:	1,869,602	1.4
			Upfront Reserves:	1,284,935	1.0
Total Sources:	$133,000,000	100.0%	Total Uses:	$133,000,000	100.0%

(1)	The Hilton Clearwater Beach Resort & Spa loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of approximately $132.3 million (collectively, the “Hilton Clearwater Beach Resort & Spa Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Hilton Clearwater Beach Resort & Spa Whole Loan.

(2)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The increase from 2016 NOI to 2017 NOI was driven primarily by an 8% increase in RevPAR, the addition of a Starbucks (approximately $1.2 million in additional revenue, opened in August 2016), the Spotted Donkey Cantina (approximately $1.2 million in additional revenue, opened in December 2016) and the Hibiscus Spa ($523,310 in additional revenue, opened in July 2016). For a more detailed description of the property’s operating history, please refer to “The Property” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

(4)	Represents the trailing twelve month period ending March 31, 2018.

(5)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(6)	The ground lease reserve is capped at the applicable current monthly amount to be paid by the borrower as ground rent pursuant to the ground lease.

The Loan. The Hilton Clearwater Beach Resort & Spa loan, which is part of a larger split whole loan, is secured by the leasehold interest in a 416-room, full-service hotel property located in Clearwater Beach, Florida. The loan has a 10-year term and amortizes on a 30-year schedule.

The Hilton Clearwater Beach Resort & Spa Whole Loan has a Cut-off Date balance of approximately $132.3 million, which is evidenced by four pari passu notes. Note A-2 and A-3-1 are being contributed to the CSAIL 2018-CX12 Commercial Mortgage Trust. The Hilton Clearwater Beach Resort & Spa Whole Loan is being serviced pursuant to the CSAIL 2018-CX11 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-CX11 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Hilton Clearwater Beach Resort & Spa Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$60,000,000	$59,670,908	CSAIL 2018-CX11	Y	Y
Note A-2, A-3-1	63,000,000	62,654,453	CSAIL 2018-CX12	N	N
Note A-3-2(1)	10,000,000	9,945,151	Column	N	N
Total	$133,000,000	$132,270,513

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is CP Clearwater, LLC, a single-purpose, bankruptcy remote entity formed for the purpose of owning and operating the property.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Columbia Sussex Corporation and its affiliate CSC Holdings, LLC. The Columbia Sussex Corporation was founded in 1972 by William J. Yung III with one hotel, and currently owns a portfolio of 40 Hilton, Marriott and Starwood branded hotels in 21 states. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is an AAA Three Diamond, 416-room, full-service resort situated on 10.1 beachfront acres in the heart of Clearwater Beach, Florida and has approximately 740 feet of direct beach access frontage along the Gulf of Mexico. The acreage includes the beach to the high watermark and is subject to a public beach access easement. The property was developed in 1981 and features 416 guestrooms in a nine-story, L-shaped building. The guestrooms, 12 of which are suites, have been renovated by the sponsors and offer a variety of water and beach views along with modern décor, custom-designed beds, mini-fridges, flat-screen TVs and complimentary WiFi. Most of the rooms feature private balconies with harbor or beach views. The 12 suites each feature private balconies with unobstructed views of the Gulf of Mexico.

Columbia Sussex Corporation and CSC Holdings, LLC acquired the property in 2015 for $134.0 million ($322,115/room). Since acquiring the property, the sponsors invested approximately $19.3 million ($46,481/room) to complete a brand mandated PIP to renovate all guestrooms, bathrooms and upgrade all public areas, a comprehensive redesign of the pool area ($1.8 million), the creation of the Hibiscus Spa ($1.2 million), the addition of a Starbucks ($0.9 million), the creation of a new restaurant called the Spotted Donkey Cantina ($1.1 million) and a complete meeting space renovation ($363,095). The sponsors are investing an additional approximately $1.5 million through the end of Q3 2018 to complete renovations to the lobby entrance and porte cochere, which brings the total investment to more than $20.8 million ($50,087/room) in the property since 2015. As of TTM March 2018, the Hibiscus Spa, Starbucks and Spotted Donkey generated approximately $0.6 million, $1.4 million, and $1.4 million of revenue, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

The Hilton Clearwater Beach Resort & Spa has 19,442 SF of indoor meeting space across 14 meeting rooms, including a 9,821 SF Grand Ballroom that can accommodate up to 1,200 guests. The property offers six food & beverage facilities including the Coasters Lounge lobby bar, the Carambola restaurant, the poolside Sand Bar & Grill, the Spotted Donkey Cantina, Starbucks (sole Starbucks location in Clearwater Beach) and Tommy’s Tiki (sole on-beach restaurant/bar on Clearwater Beach). Additionally, the resort amenities include two outdoor swimming pools, an outdoor whirlpool, a new full service Hibiscus Spa (opened in July 2016), fitness and business centers, a gift shop, guest laundry room, beach concessions and kids activity programs. Other amenities include outdoor water sport rentals such as parasailing, snorkeling, wave runners and paddle boarding.

The Market. The property is located in the city of Clearwater Beach, in Pinellas County along the Gulf Coast of Florida, within the Tampa-St. Petersburg-Clearwater metropolitan statistical area, which includes two counties. The area includes several beaches and sits along the Port of Tampa which is a starting point for numerous cruise lines. Clearwater Beach is situated on a barrier island with coastline along the Gulf of Mexico to the west. Across Clearwater Harbor to the east is downtown Clearwater, connected by the Clearwater Memorial Causeway (SR 60). Clearwater Beach is linked on the south to another barrier island, Sand Key, which contains Sand Key Park, and extends southward approximately 20 miles to St. Petersburg Beach. The property is located approximately 2.5 miles west of downtown Clearwater, 22 miles northwest of the St. Petersburg, FL central business district and 25 miles west of the Tampa, FL central business district. The Tampa International Airport is approximately 21 miles to the east and the St. Petersburg-Clearwater International Airport is approximately 8 miles south of the property. Regional access to the property is from Interstates 75 (north/south) and 4 (east/west).

Clearwater Beach consists primarily of resorts and residences and is considered one of the top beach destinations in the United States by various third party data providers. Clearwater Beach has transformed from a traditional beach town of independent motels/hotels to a tourist destination with nationally recognized branded hotels. Clearwater Beach was ranked Number 1 on a third party data provider’s list of Top 25 Beaches in the United States for 2018 and 2016. In 2016, Clearwater Beach was the only beach in America to make a third party data provider’s list of Top 25 Beaches in the World. Primary attractions and generators of demand for the property include Pier 60 (0.1 miles south), Clearwater Marine Aquarium (one mile east), Clearwater Marina (0.2 miles east), Raymond James Stadium (21 miles southeast) home of the NFL Tampa Bay Buccaneers, Major League Baseball Spring Training for the Toronto Blue Jays, Philadelphia Phillies and New York Yankees as well as educational institutions including the University of South Florida with a 50,000+ student enrollment.

According to a third party data provider, as of November 2017, the Tampa/St. Petersburg, Florida lodging market contains 463 hotels with a total of 46,093 guestrooms. A total of nine hotels with 1,102 guestrooms are undergoing construction with the potential to increase total inventory by 2.4% upon opening. Another 36 properties with 4,845 guestrooms are also being planned.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hilton Clearwater Beach Resort(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	78.5%	$160.44	$125.98	79.7%	$191.17	$152.32	101.5%	119.2%	120.9%
2016	77.7%	$166.02	$129.03	73.5%	$195.94	$144.00	94.6%	118.0%	111.6%
2017	75.6%	$169.57	$128.27	73.8%	$211.53	$156.06	97.5%	124.7%	121.7%
TTM(3)	74.1%	$170.14	$126.10	72.0%	$217.29	$156.53	97.2%	127.7%	124.1%

(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Sheraton Hotel Sand Key Resort, Trademark Hotel Collection Safety Harbor Resort & Spa, Hilton St Petersburg Bayfront, Sirata Beach & Conference Center, and Marriott Suites Clearwater Beach On Sand Key.

(2)	Source: Borrower provided financials.

(3)	Represents the trailing-twelve month period ending March 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

Competitive Hotels Profile(1)

				Estimated Market Mix		2017 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Occupancy	ADR	RevPAR
Hilton Clearwater Beach Resort & Spa	416	1981	19,442	70%	30%	74.0%	$208.96	$154.63
Opal Sands Resort	230	2016	13,634	70%	30%	70% - 75%	$290 - $300	$210 - $220
Sheraton Hotel Sand Key Resort	390	1975	24,000	70%	30%	75% - 80%	$180 - $190	$140 - $150
Wyndham Grand Clearwater Beach Resort	343	2017	22,000	70%	30%	55% - 60%	$220 - $230	$130 - $140
Total (2):	963

(1)	Source: Appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy(5)	79.7%	73.5%	73.8%	72.0%	72.0%
ADR	$191.17	$195.94	$211.53	$217.29	$217.29
RevPAR	$152.32	$144.00	$156.06	$156.53	$156.53
Room Revenue	$23,128,905	$21,925,078	$23,696,000	$23,767,279	$23,767,279	$57,133	58.2%
Food and Beverage	9,308,900	9,352,351	12,148,474	12,004,287	12,004,287	$28,856	29.4%
Other Departmental Revenues	3,143,693	3,459,703	4,648,340	5,069,787	5,069,787	$12,187	12.4%
Total Revenue	$35,581,498	$34,737,132	$40,492,814	$40,841,352	$40,841,352	$98,176	100.0%
Room Expense	4,460,959	4,508,524	4,436,751	4,418,752	4,418,752	$10,622	18.6%
Food and Beverage Expense	5,215,035	5,120,213	6,930,833	6,718,168	6,718,168	$16,149	56.0%
Other Departmental Expenses	291,896	494,028	881,527	1,038,852	1,038,852	$2,497	20.5%
Departmental Expenses	$9,967,889	$10,122,765	$12,249,110	$12,175,772	$12,175,772	$29,269	29.8%
Departmental Profit	$25,613,608	$24,614,367	$28,243,704	$28,665,581	$28,665,581	$68,908	70.2%
Operating Expenses	8,921,189	8,694,243	9,321,639	9,363,774	9,408,675	$22,617	23.0%
Gross Operating Profit	$16,692,419	$15,920,124	$18,922,065	$19,301,807	$19,256,905	$46,291	47.2%
Fixed Expenses(6)	2,979,198	2,810,832	3,041,808	3,077,468	3,103,851	$7,461	7.6%
Net Operating Income	$13,713,221	$13,109,292	$15,880,257	$16,224,339	$16,153,055	$38,829	39.6%
FF&E	1,423,260	1,389,485	1,619,713	1,633,654	1,633,654	$3,927	4.0%
Net Cash Flow	$12,289,961	$11,719,807	$14,260,544	$14,590,685	$14,519,401	$34,902	35.6%

(1)	The increase from 2016 Net Operating Income to 2017 Net Operating Income was driven primarily by an 8% increase in RevPAR, the addition of a Starbucks (approximately $1.2 million in additional revenue, opened in August 2016), the Spotted Donkey Cantina (approximately $1.2 million in additional revenue, opened in December 2016) and the Hibiscus Spa ($523,310 in additional revenue, opened in July 2016).

(2)	TTM represents the trailing twelve month period ending March 31, 2018.

(3)	Per room values are based on 416 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which is based on their corresponding revenue line items.

(5)	In 2015, occupancy declined as the hotel began a comprehensive renovation to the guestrooms and public spaces. The majority of guestroom renovations were completed by mid-year 2017.

(6)	Ground rent was $870,341, $865,958, $958,214, $971,195 and $985,155 for 2015, 2016, 2017, TTM and Underwritten, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Hilton Clearwater Beach Resort & Spa

Property Management. The property is managed by sponsor affiliate, Columbia Sussex Management, LLC.

Franchise Agreement. The property operates as a Hilton hotel under a franchise agreement with the owner that expires on January 31, 2030. The Hilton brand operates 540 hotels worldwide in 78 countries and territories.

Escrows and Reserves. At origination, the borrower deposited into escrow $676,903 into the tax reserve, $339,017 into the insurance reserve and $269,015 for FF&E.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $142,506.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $37,388.

FF&E Reserve – On a monthly basis, the borrower is required to escrow the greater of (a) 1/12th of 4.0% of gross revenues over the trailing twelve month period, which equates to $136,138 based on the March 2018 TTM financials or (b) the amount required under the franchise agreement, to be funded monthly.

Ground Lease Reserve – The borrower escrowed $88,500 on the payment date in April 2018 and on a monthly basis is required to escrow an amount equal to the difference between (i) the amount then on deposit in the ground lease reserve account and (ii) the current monthly amount to be paid as ground rent pursuant to the ground lease. The ground lease reserve is capped at the applicable current monthly amount to be paid by the borrower as ground rent pursuant to the ground lease.

Seasonality Reserve – The borrower is required to escrow all excess cashflows during a Seasonality Deposit Trigger (as defined below) for anticipated payments of shortfalls in debt service due to lender under the loan documents. The seasonality reserve is capped at $1,375,000.

A “Seasonality Deposit Trigger” commences on the payment date occurring in April 2018 and March of each succeeding calendar year and expiring upon the date on which the amount of seasonality reserve funds accumulated on deposit in the seasonality reserve account equals or exceeds $1,375,000.

Lockbox / Cash Management. The loan is structured with a hard lockbox with in place cash management. The property manager will send direction letters to instruct credit card companies to deposit all credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event (as defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Event” means: (i) the occurrence of an event of default (ii) any bankruptcy action of the borrower or property manager, or (iii) the debt yield is less than 8.25% for the preceding calendar quarter. A Cash Sweep Event expires upon, with regard to clause (i) above, the cure of such event of default, with regards to clause (ii) above, the replacement of such property manager with another qualified manager under a replacement management agreement, and with regard to clause (iii) above, the date that the debt yield has been at least 8.25% for one calendar quarter.

Ground Lease. The property is subject to a ground lease with an initial 99 year term that extends through February 2079, which is 51 years beyond loan maturity. The ground lessor is John S. Taylor Properties, LLC. Ground rent is the greater of (i) 3.0% of room sales and 1.0% of food and beverage sales and (ii) the minimum current annual ground rent of $701,912 until December 31, 2019. Thereafter, the minimum rental amount will be reset every 5 years to an amount equal to the average rental paid by the lessee over the immediately preceding 5 year period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	7.4%	Net Rentable Area (SF):	1,217,508
Credit Assessment (Moody’s/Fitch/DBRS)(2):	Aa3 / A / BBB(high)	Location:	Aventura, FL
Loan Purpose:	Refinance	Year Built / Renovated:	1983 / 2017
Borrowers:	Aventura Mall Venture	Occupancy(6):	92.8%
Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer	Occupancy Date:	2/14/2018
Interest Rate:	4.12125%	Number of Tenants:	288
Note Date:	6/7/2018	2015 NOI:	$109,025,339
Maturity Date:	7/1/2028	2016 NOI:	$110,653,403
Interest-only Period:	120 months	2017 NOI:	$115,240,562
Original Term:	120 months	TTM NOI(7)(8):	$118,291,397
Original Amortization:	None	UW Economic Occupancy:	92.9%
Amortization Type:	Interest Only	UW Revenues:	$185,479,647
Call Protection(3):	L(25), Def(88), O(7)	UW Expenses:	$30,620,668
Lockbox(4):	Hard	UW NOI(7)(8):	$154,858,979
Additional Debt:	Yes	UW NCF(8):	$151,571,708
Additional Debt Balance(1):	$1,700,000,000	Appraised Value / Per SF:	$3,450,000,000 / $2,834
Additional Debt Type(1):	Pari Passu, B-Note	Appraisal Date:	4/16/2018
Additional Future Debt Permitted(5):	Yes

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,155
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,155
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.8%
Replacement Reserves:	$0	Springing	$487,003	Maturity Date LTV:	40.8%
TI/LC:	$0	Springing	$6,087,540	UW NOI DSCR:	2.63x
Outstanding Rollover:	$19,392,145	$0	N/A	UW NCF DSCR:	2.58x
Free Rent:	$6,776,765	$0	N/A	UW NOI Debt Yield:	11.0%
				UW NCF Debt Yield:	10.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$1,750,000,000	100.0%	Payoff Existing Debt(10):	$1,431,548,742	81.8%
			Return of Equity:	278,314,718	15.9
			Upfront Reserves:	26,168,910	1.5
			Closing Costs:	13,967,630	0.8
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall loan is part of a larger split whole loan evidenced by 24 senior pari passu notes and four subordinate notes with an aggregate Cut-off Date balance of $1.75 billion (collectively, the “Aventura Mall Whole Loan”) co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association (“WFB”), Deutsche Bank AG, New York Branch (“DBNY”) and Morgan Stanley Bank, N.A. (“MSBNA”) and subsequently Note A-2-D-2 was acquired by Column. The financial information presented in the chart above and herein reflects the A Notes (as defined below) but excludes the B Notes (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

(2)	Moody’s, Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	Following the lockout period, the Aventura Mall Whole Loan can be defeased at any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2021.

(4)	The Aventura Mall Whole Loan is characterized as having a soft springing hard lockbox for rents from the master lease and a Hard Lockbox for the remaining tenants at the property. For a more detailed description of lockbox, please refer to “Lockbox / Cash Management ” below.

(5)	The borrower is permitted to enter into a Property Assessed Clean Energy (PACE) loan for an amount not to exceed $5,000,000, subject to (a) the lender’s approval and (b) delivery of a rating agency confirmation.

(6)	Occupancy includes square footage to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease ” below

(7)	The increase in UW NOI from TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel (as defined below) which opened in November 2017 and is based on the February 2018 annualized rent roll. See “Operating History and Underwritten Net Cash Flow ” below.

(8)	Represents the trailing twelve month period ending March 31, 2018. Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Operating History and Underwritten Net Cash Flow ” below.

(9)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(10)	Payoff Existing Debt represents a loan previously securitized in AVMT 2013-AVM ($1,230,695,723) and expansion construction debt ($200,853,019).

The Loan. The Aventura Mall loan, which is part of a larger split whole loan, is a $1.75 billion first mortgage loan secured by a first mortgage lien on the borrower’s fee interest in an approximately 1.2 million SF super regional mall in Aventura, Florida. The Aventura Mall Whole Loan has a 10-year term and is interest-only for the entire term.

The Aventura Mall Whole Loan is comprised of 24 pari passu senior promissory notes with an aggregate Cut-Off Date balance of $1.407 billion (collectively, the “A Notes”) and four subordinate promissory notes with an aggregate Cut-Off Date balance of $343.3 million (collectively, the “B Notes”). For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The Aventura Mall Whole Loan” in the Preliminary Prospectus. Note A-2-D-2 is being contributed to the CSAIL 2018-CX12 Trust. The Aventura Mall Whole Loan is being serviced pursuant to the Aventura Mall Trust 2018-AVM trust and servicing agreement. As the holder of Note A-1-A (the “Controlling Noteholder”), the trustee of the Aventura Mall Trust 2018-AVM Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Aventura Mall Whole Loan, however, the holder of the remaining A Notes is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Y	Y
Note A-2-A-2, A-2-A-3, A-2-A-4, A-2-A-5(1)	265,000,000	265,000,000	JPMCB	N	N
Note A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5(1)	220,000,000	220,000,000	MSBNA	N	N
Note A-2-B-1, A-2-B-2, A-2-B-4, A-2-B-5(1)	180,000,000	180,000,000	DBNY	N	N
Note A-2-D-1, A-2-D-3, A-2-D-4, A-2-D-5(1)	170,000,000	170,000,000	WFB	N	N
Note A-2-A-1, A-2-B-3	115,000,000	115,000,000	Benchmark 2018-B4	N	N
Note A-2-D-2	50,000,000	50,000,000	CSAIL 2018-CX12	N	N
Note B-1, B-2, B-3, B-4	343,300,000	343,300,000	Aventura Mall Trust 2018-AVM	Y	N
Total	$1,750,000,000	$1,750,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

Aventura Mall Total Debt Capital Structure

(1)	Based on an as-is appraised value of $3.45 billion as of April 16, 2018 per the appraisal.

(2)	Based on the UW NOI of $154,858,979.

(3)	Based on the UW NCF of $151,571,708 and the coupon of 4.12125% on the Aventura Mall Whole Loan.

(4)	Implied Equity is based on the as-is appraised value of $3.45 billion, less total debt of $1.75 billion.

The Borrower. The borrowing entity for the loan is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity (the “Aventura Mall Borrower”).

The Sponsors. The loan sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty.

Turnberry, which is under the control of the Turnberry Guarantors, is a privately held group of companies which engage in real estate development, property management and various investments in retail, residential, hotel, resort and office properties. Simon Property Group, L.P. is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and part of an S&P 100 company (Simon Property Group, NYSE:SPG).

The Property. Aventura Mall is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites.

The property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the property is the second most-visited shopping center in the United States with more than 28 million annual visitors. The property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall property has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

The Aventura Mall property is 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is currently 72.2% leased.

Top Tenant Summary (Based on UW Base Rent)(1)

Tenant	Ratings(2) (Fitch/Moody’s/S&P)	NRA (SF)	% of Total NRA	UW Base Rent PSF(3)	% of Total UW Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date(4)
Zara(5)(6)	NR / NR / NR	34,454	2.8%	$119.58	2.9%	$971	16.3%	10/31/2029
Apple (2 Levels)(5)(7)	NR / Aa1 / AA+	20,218	1.7	$173.11	2.5	$31,124	0.5%	1/31/2030
H & M	NR / NR / NR	28,830	2.4	$117.09	2.4	$666	18.4%	1/31/2027
Abercrombie & Fitch	NR / NR / BB-	11,246	0.9	$281.38	2.2	$1,555	20.9%	1/31/2020
Victoria’s Secret	BB+ / Ba1 / BB+	18,387	1.5	$165.00	2.1	$1,041	12.7%	7/31/2026
Banana Republic	NR / Baa2 / BB+	16,857	1.4	$175.05	2.1	$580	37.8%	2/29/2020
Topshop(5)	NR / NR / NR	23,296	1.9	$122.00	2.0	NAV	NAV	10/31/2029
XXI Forever	NR / NR / NR	32,504	2.7	$75.82	1.7	$381	22.6%	MTM(8)
Restoration Hardware	NR / NR / NR	11,988	1.0	$200.17	1.7	$2,150	11.4%	2/28/2019
Champs Sports	NR / NR / NR	7,331	0.6	$323.94	1.7	$1,555	22.8%	5/31/2023
Louis Vuitton	NR / NR / A+	18,180	1.5	$110.00	1.4	$1,989	7.8%	11/30/2022
AMC Theatres(9)	B / B2 / B+	78,738	6.5	$23.50	1.3	$703,921	10.6%	8/31/2023
The Gap	NR / Baa2 / BB+	11,065	0.9	$165.00	1.3	NAV	NAV	7/31/2024
Gucci(10)	NR / NR / BBB-	8,383	0.7	$201.57	1.2	$2,257	10.9%	12/31/2026
Express	NR / NR / NR	11,320	0.9	$145.75	1.2	$641	28.7%	1/31/2022
Footlocker	NR / Ba1 / BB+	5,024	0.4	$319.30	1.1	$1,238	29.3%	2/28/2025
Mayor’s Jewelers	NR / NR / NR	3,447	0.3	$443.46	1.1	$6,052	7.9%	1/31/2024
J. Crew	NR / NR / NR	7,750	0.6	$191.28	1.0	$806	28.6%	6/30/2020
Armani Exchange	NR / NR / NR	8,675	0.7	$168.16	1.0	$924	23.0%	1/31/2021
Michael Kors	BBB- / NR / BBB-	3,678	0.3	$393.93	1.0	$1,013	46.7%	9/30/2021
Subtotal/Wtd. Avg.:		361,371	29.7%	$129.41	33.0%
Remaining Tenants		767,910	63.1	$123.55	67.0
Vacant Space		88,227	7.2	N/A	N/A
Total/Wtd. Avg.:		1,217,508	100.0%	$125.42	100.0%

(1)	Based on the underwritten rent roll dated February 14, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(5)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(6)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the property and opened in the Expansion Parcel in November 2017. The sales PSF reflect the sponsor’s projection.

(7)	Sales and Sales PSF for Apple are based on the tenant’s 6,303 SF space before construction of the Expansion Parcel. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

(8)	As of the February 14, 2018 Rent Roll, the XXI Forever lease was scheduled to expire in June 2018. As of the Cut-off date, the tenant is still in occupancy.

(9)	AMC Theatres Sales PSF number reflects sales per screen (24 screens).

(10)	Gucci sales PSF are based on only accessories and children’s inventory. There are no clothing sales at the subject store.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

Non-Owned Anchors

Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)(2)	Gross Sales TTM February 2018	Sales PSF TTM February 2018
Macy’s (Ground Lease)	Baa3 / BBB- / BBB	299,011	$81,164,209	$271
Bloomingdales (Ground Lease)	Baa3 / BBB- / BBB	251,831	$105,328,660	$418
Macy’s (Men & Home) (Ground Lease)	Baa3 / BBB- / BBB	225,000	$41,967,714	$187
Nordstrom (Ground Lease)	Baa1 / BBB+ / BBB+	167,000	$53,536,758	$321

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Based on the underwritten rent roll dated February 14, 2018.

Historical and Current Occupancy(1)

	2014	2015	2016	2017	Current(2)
Occupancy - Excluding Anchors	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy - Including Anchors	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the February 14, 2018 underwritten rent roll, including recently executed leases and master leased tenants.

Historical In-line Sales and Occupancy Costs(1)(2)

	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF with Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF without Apple	$1,229	$1,114	$1,147	$1,162	18.9%
(1)	Not all tenants are required to report sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space in the mall before construction of the Expansion Parcel.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring(3)(4)	NRA Expiring	% of NRA Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Annual UW Base Rent PSF Expiring(5)	% of UW Base Rent PSF Expiring	Cum. % of UW Base Rent PSF Expiring
MTM & 2018(6)	49	94,330	7.7%	94,330	7.7%	$116.09	7.7%	7.7%
2019	31	91,803	7.5	186,133	15.3%	$134.82	8.7	16.5%
2020	36	96,193	7.9	282,326	23.2%	$191.02	13.0	29.4%
2021	24	54,397	4.5	336,723	27.7%	$251.59	9.7	39.1%
2022	24	76,594	6.3	413,317	33.9%	$169.31	9.2	48.3%
2023	29	352,941	29.0	766,258	62.9%	$47.98	12.0	60.2%
2024	27	79,905	6.6	846,163	69.5%	$166.60	9.4	69.6%
2025	13	19,020	1.6	865,183	71.1%	$271.45	3.6	73.3%
2026	9	46,368	3.8	911,551	74.9%	$169.47	5.5	78.8%
2027	20	78,035	6.4	989,586	81.3%	$136.36	7.5	86.3%
2028	13	41,146	3.4	1,030,732	84.7%	$148.89	4.3	90.6%
Thereafter(7)	13	98,549	8.1	1,129,281	92.8%	$134.43	9.4	100.0%
Vacant	NAP	88,227	7.2	1,217,508	100.0%	NAP	NAP	NAP
Total	288	1,217,508	100.0%			$125.42	100.0%

(1)	Based on the underwritten rent roll dated February 14, 2018.

(2)	A number of tenants, including certain anchor tenants, have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

(3)	Number of leases expiring excludes approximately 30 temporary/storage tenants who operate under short term leases.

(4)	Tenants with ground leases, Kiosks, Carwash, ATM & Antenna are counted as leases but do not have any allocated SF.

(5)	Annual UW Base Rent expiring reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(6)	MTM includes temporary tenants.

(7)	Thereafter includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

The Market. Regional access to Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average household income of $66,306.

As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

	Trade Area(1)	Florida(1)	USA(1)
Population
2017 Population	6,064,172	20,484,696	325,227,741
Households
2017 Estimated # of Households	2,270,759	8,032,734	122,737,174
2017 Average Household Income	$76,440	$71,422	$81,217
(1)	Source: Appraisal

The appraiser considered six retail centers in the Miami metropolitan statistical area as the competitive set for the Aventura Mall property. Three of the properties, Bal Harbour Shops, Sawgrass Mills and Dadeland Mall, are considered primary competition. The primary competition ranges from 460,000 SF to approximately 2.4 million SF and is located between 4.7 and 22.0 miles from the Aventura Mall property. Pembroke Lakes Mall, Galleria Mall and Dolphin Mall are considered secondary competition. The secondary competition ranges from 955,000 SF to approximately 1.4 million SF and is located between 11.0 and 16.0 miles from the Aventura Mall property.

Competitive Set Summary(1)

Property	Location	Est. Occupancy	NRA (SF)	Year Built / Renovated	Anchor Tenants	Proximity (miles)
Aventura Mall	Aventura, FL	92.8%(2)	2,156,203	1983 / 2017	Nordstrom, Bloomingdales, Macy’s, J. C. Penney Co.(2)	N/A
Bal Harbour Shops	Bal Harbour, FL	99.0%	460,000	1965 / 2008	Neiman Marcus and Saks Fifth Avenue	4.7
Sawgrass Mills	Sunrise, FL	89.0%	2,384,000	1990 / 2016	Target, Bloomingdale’s, Neiman Last Call	19.0
Dadeland Mall	Kendall, FL	95.0%	1,488,000	1962 / 2013	J. C. Penney Co., Macy’s, Nordstrom and Saks Fifth Avenue	22.0
Pembroke Lakes Mall	Pembroke Pines, FL	96.0%	1,136,000	1992 / 1998	Dillard’s, J. C. Penney Co., Macy’s, and Sears	11.0
Galleria Mall	Fort Lauderdale, FL	80.0%	955,000	1980 / 2005	Dillard’s, Macy’s and Neiman Marcus	13.0
Dolphin Mall	Miami, FL	97.0%	1,403,000	2001 / 2010	Burlington, Bass Pro, Bloomingdale’s	16.0

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 14, 2018

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF(3)	%(4)
Rents in Place	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33	76.4%
Vacant Income	0	0	0	0	13,640,745	$11.20	7.4%
Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	$2.98	2.0%
Total Reimbursements	26,727,546	26,287,600	27,329,454	28,195,516	32,253,113	$26.49	17.4%
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	$3.13	2.1%
Other Income(5)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	$3.41	2.2%
(Vacancy/Collection Loss)	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)	(7.4%)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34	100.0%
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15	16.5%
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19	83.5%
Total TI/LC	0	0	0	0	3,043,770	$2.50	1.6%
Capital Expenditures	0	0	0	0	243,502	$0.20	0.1%
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49	81.7%

(1)	TTM represents the trailing twelve-month period ending March 31, 2018.

(2)	The increase in Underwritten Rents in Place from TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Underwritten Rents in Place also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the free rent reserve).

(3)	PSF is based on collateral tenants’ SF of 1,217,508.

(4)	Percentage column represents percent of Effective Gross Income.

(5)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

Property Management. The Aventura Mall property is currently managed by TB All Fees Operating LP, which is an affiliate of the Turnberry Guarantors. In addition, the property manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors, and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall property.

Escrows and Reserves. At origination, the borrower deposited into escrow $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions and $6,776,765 for certain free rent credits remaining in connection with certain leases.

Tax & Insurance Reserves – The requirement of the borrowers to make monthly deposits into a tax & insurance reserve account is waived so long as a DSCR Reserve Trigger Period (as defined below) is not continuing. During a DSCR Reserve Trigger Period, 1/12th of the estimated annual taxes and insurance premiums are required to be deposited into the tax & insurance reserve accounts on a monthly basis. If insurance is provided through a blanket insurance policy acceptable to the lender and an event of default has not occurred, the borrower will not be required to fund the insurance reserve.

TI/LC Reserves – The requirement of the borrowers to make monthly deposits to the TI/LC reserve account is waived so long as a DSCR Reserve Trigger Period is not continuing. During a DSCR Reserve Trigger Period, $253,648 (or $2.50 PSF annually) is required to be deposited monthly subject to a cap of $6,087,540.

Replacement Reserve – The requirement of the borrowers to make monthly deposits to the replacement reserve account is waived so long as a DSCR Reserve Trigger Period is not continuing. During a DSCR Reserve Trigger Period, $20,292 (or $0.20 PSF annually) is required to be deposited monthly subject to a cap of $487,003.

A “DSCR Reserve Trigger Period” will commence If the DSCR based on the trailing four quarters falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

Lockbox / Cash Management. The Aventura Mall Whole Loan is structured with a soft springing hard lockbox for rents from the Master Lease (as defined below) and a hard lockbox for the remaining tenants and springing cash management. Tenants (other than tenants under the master lease) have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. Following the occurrence and during the continuance of a Lockbox Event or a DSCR Reserve Trigger Event (as defined below), all master lease rents are also required to be deposited into the lockbox account.

In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, all funds in the cash management account will be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall property or the value or security of the lender’s lien, or (d) if the DSCR (based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

A “DSCR Reserve Trigger Event” will occur if the DSCR (based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.50x for two consecutive quarters.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the property that is currently not occupied. Executed letters of intent with tenants are in place but executed leases are not yet in place. The master lessees are required to pay an annual rent of $3,426,159 in equal monthly installments of approximately $285,513 each, only during a Lockbox Event or DSCR Reserve Trigger Event. The rent payable under the Master Lease is required to be reduced in connection with the leasing to retail tenants of space within the portions of the mortgaged property covered by the Master Lease (so long as the tenant under any such lease has taken occupancy and has commenced the payment of rent and the rent payable is above certain thresholds set forth in the Master Lease). The Master Lease will terminate on the earliest to occur of (i) the earlier to occur of (A) the date on which the annual rent under the Master Lease is reduced to $0 or (B) the date on which the annualized lease payments under all leases (not including percentage rent) at the mortgaged property exceeds $181,850,000; (ii) July 1, 2038; or (iii) the date on which the cancellation fee made by the master lessee to the lender in connection with cancelling the Master Lease at the master lessee’s election after the lender has provided notice that the lender has succeeded to the interest of the master lessor under the Master Lease by foreclosure, deed in lieu thereof or otherwise. The Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Aventura Mall

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

The borrower is also permitted to (a) release (i) immaterial or non-income producing portions of the Aventura Mall property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall property for dedication or public use and (ii) non-income producing portions of the Aventura Mall property (including, without limitation, certain outparcels containing parking areas (the “Parking Lot Outparcels”) and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Additional Debt. In addition to the A Notes, the property is also security for the B Notes, with an aggregate Cut-off Date balance of $343.3 million. The B Notes accrue interest at a rate of 4.12125% and are entitled to payments of interest on a subordinate basis to the A Notes. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The Aventura Mall Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

* Stacking plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$46,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,873,257	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	949,875
Loan Purpose:	Refinance	Location:	Richmond, VA
Borrower:	Richmond Riverfront Plaza, LP	Year Built / Renovated:	1990 / 2014
Sponsor:	Hertz Investment Group	Occupancy(3):	83.4%
Interest Rate:	5.065948%	Occupancy Date:	3/28/2018
Note Date:	5/4/2018	Number of Tenants:	32
Maturity Date:	5/5/2028	2015 NOI:	$5,597,790
Interest-only Period:	None	2016 NOI:	$10,372,633
Original Term:	120 months	2017 NOI:	$10,121,502
Original Amortization(6):	360 months	TTM NOI(4):	$10,393,640
Amortization Type:	Balloon	UW Economic Occupancy:	86.2%
Call Protection(2):	L(27), Def or YM1(89), O(4)	UW Revenues:	$22,503,174
Lockbox:	Hard	UW Expenses:	$7,997,506
Additional Debt(1):	Yes	UW NOI(4):	$14,505,668
Additional Debt Balance(1):	$124,655,589	UW NCF:	$13,713,312
Additional Debt Type(1):	Pari Passu, Mezzanine	Appraised Value / Per SF:	$200,800,000 / $211
Additional Future Debt Permitted:	No	Appraisal Date:	2/13/2018

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$1,083,451	$180,575	N/A	Maturity Date Loan / SF:	$130
Insurance:	$29,174	Springing	N/A	Cut-off Date LTV:	72.5%
Deferred Maintenance	$14,300	$0	N/A	Maturity Date LTV:	61.4%
Replacement Reserves:	$0	$11,873	N/A	UW NOI DSCR(6):	1.58x
TI/LC:	$3,000,000	Springing	(5)	UW NCF DSCR(6):	1.49x
Free Rent Reserve:	$55,264	$0	N/A	UW NOI Debt Yield:	10.0%
Initial TI/LC:	$7,548,734	$0	N/A	UW NCF Debt Yield:	9.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$146,000,000	85.4%	Payoff Existing Debt:	$132,601,866	77.5%
Mezzanine Loan:	25,000,000	14.6	Upfront Reserves:	11,730,923	6.9
			Closing Costs:	1,693,691	1.0
			Return of Equity:	24,973,519	14.6
Total Sources:	$171,000,000	100.0%	Total Uses:	$171,000,000	100.0%

(1)	The Riverfront Plaza loan is part of a larger split whole loan evidenced by eight pari passu notes with an aggregate Cut-off Date balance of approximately $145.6 million (collectively, “Riverfront Plaza Whole Loan”). The Riverfront Plaza Whole Loan was originated concurrently with a mezzanine loan with an original principal balance of $25.0 million (“Riverfront Plaza Mezzanine Loan”). The financial information presented in the chart above reflects the balance of the Riverfront Plaza Whole Loan.

(2)	The lockout period will be at least 27 payments beginning with and including the first payment date of June 5, 2018. Defeasance of the Riverfront Plaza Whole Loan in whole or in part is permitted at any time after the earlier to occur of (i) May 4, 2022 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized. In addition, after the lockout period and prior to the open prepayment date, the Riverfront Plaza Whole Loan can be prepaid in whole, or in part, with yield maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

(3)	Occupancy excludes Hilb Group Operating Co LLC (9,136 SF) as the tenant is currently dark and has a lease expiration date of May 31, 2026.

(4)	TTM represents the trailing twelve month period ending January 31, 2018. The increase in UW NOI over historical NOI is due to (i) increased occupancy, (ii) expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, totaling approximately $1.1 million, (iii) contractual rent steps through April 2019 for Hunton Andrews Kurth LLP (“Hunton”), Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iv) assuming straight line rent for investment grade tenants, Branch Banking & Trust Company (“BB&T”), Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, and Raymond James & Associates Inc, accounting for $487,822 and (v) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The Riverfront Plaza Whole Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR and UW NOI DSCR for the Riverfront Plaza Whole Loan is calculated based on the aggregate 12 month debt service payments commencing September 5, 2018. See “Annex F Riverfront Plaza Amortization Schedule” in the Preliminary Prospectus.

The Loan. The Riverfront Plaza loan is part of the Riverfront Plaza Whole Loan evidenced by eight pari passu promissory notes with an aggregate Cut-off Date balance of approximately $145.6 million. The Riverfront Plaza Whole Loan is secured by a first priority fee mortgage encumbering two 21-story Class A office buildings totaling 949,875 SF located in Richmond, Virginia. The Riverfront Plaza Whole Loan has a ten year term and amortizes on a non-standard 30-year schedule.

The Riverfront Plaza Whole Loan has an aggregate Cut-off Date balance of approximately $145.6 million, which is evidenced by eight pari passu notes. Note A-5, A-6, A-7 and A-8 are being contributed to the CSAIL 2018-CX12 Commercial Mortgage Trust. The Riverfront Plaza Whole Loan will be serviced pursuant to the UBS 2018-C11 pooling and servicing agreement until the controlling Note A-1 is contributed to a future securitization. The related controlling pari passu companion loan is expected to be contributed to the UBS 2018-C12 securitization transaction scheduled to close on or about August 28, 2018.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1, A-4	$50,000,000	$49,862,236	UBS 2018-C12(1)	Y	Y
Note A-2, A-3	50,000,000	49,862,236	UBS 2018-C11	N	N
Note A-5, A-6, A-7, A-8	46,000,000	45,873,257	CSAIL 2018-CX12	N	N
Total	$146,000,000	$145,597,728

(1)	The UBS 2018-C12 transaction is expected to close on August 28, 2018.

The Borrower. The borrower is Richmond Riverfront Plaza, LP (the “Riverfront Plaza Borrower”), a single purpose Delaware limited partnership with a single purpose general partner, Hertz Richmond Riverfront Plaza, LLC, a Delaware limited liability company that has two independent directors.

The Sponsor. Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz are the guarantors of certain nonrecourse carveouts under the Riverfront Plaza Whole Loan. The guarantors are heirs of Judah Hertz, the founder of the borrower sponsor, Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the United States. Its investment model is to acquire best-in-class high-rise office buildings in the central business district of mid-sized cities throughout the U.S. that are positioned for growth. Currently, Hertz owns 65 buildings containing a total of approximately 20.0 million SF across 23 cities in 17 states, along with six parking facilities containing 5,518 spaces.

The Property. The property is comprised of two 21-story Class A office buildings totaling 949,875 SF situated on 3.79 acres in Richmond, Virginia. The property was constructed in 1990, renovated in 2014 and includes a five-level subterranean parking garage with 2,172 parking spaces resulting in a parking ratio of 2.3 spaces per 1,000 SF. Amenities at the property include a full-time concierge, 24-hour manned security, a complimentary tenant-only fitness center, a sundry shop, an onsite optician and optical center, bicycle parking, auto detailing shop, and a one-acre outdoor landscaped sculpture garden that is available to tenants for private functions. The property includes two lobby areas in each tower that are adjoined by a three-story atrium featuring a 42-foot lighted barrel vaulted ceiling, providing a cross-over between the buildings via a breezeway. The lobbies are appointed with marble and granite finishes. Since acquiring the property in January 2016, the borrower sponsor has invested approximately $2.0 million in capital expenditures including elevator modernization, improvements to the conference center and restrooms, and roof replacements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

The property was 83.4% leased as of March 28, 2018 to 32 unique tenants, including financial institutions, national consulting firms and various law firms. The top three tenants at the property are Hunton (25.1% of NRA), BB&T (14.9% of NRA) and Owens & Minor Medical Inc. (9.0% of NRA). No other tenant represents more than 5.8% of NRA. Investment grade tenants represent approximately 31.9% of the property’s NRA and include BB&T (Fitch/Moody’s/S&P: A+/A2/A-), Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB), Merrill Lynch Pierce Fenner (Fitch/S&P: A+/A+), Morgan Stanley Smith Barney (Fitch/Moody’s/S&P: A/A3/BBB+), UBS Financial Services Inc. (Fitch/Moody’s/S&P: AA-/Aa3/A+) and Raymond James & Associates Inc (Moody’s/S&P: Baa1/BBB+).

The largest tenant at the property, Hunton, leases 238,176 SF (25.1% of NRA) through June, 2025. In April 2018, Hunton & Williams merged with Andrews Kurth Kenyon to become Hunton Andrews Kurth LLP. Hunton is a global law firm of more than 1,000 lawyers handling transactional, litigation and regulatory matters for clients in industries including energy, financial services, real estate, retail and consumer products and technology. Hunton has 15 offices across the United States and five offices across Europe, the Middle East and Asia. Hunton occupies 238,176 SF at the property on a lease that commenced in 1990 and expires in June 2025 at a current base rent of $16.91 PSF, which increases 2.5% annually on July 1. Hunton has two, five-year renewal options remaining. Hunton has the right to terminate its lease with respect to approximately 5,115 SF on the plaza level of building I (the “Plaza Level Premises”) effective on the Plaza Level Termination Date (as defined below) by (i) delivering written notice to the landlord no later than 12 months prior to the intended termination date (the “Plaza Level Termination Date”) and (ii) paying a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum.

The second largest tenant at the property, BB&T, leases 141,167 SF (14.9% of NRA) through August 2025. BB&T (NYSE: BBT) (Fitch/Moody’s/S&P: A+/A2/A-) operates banking offices in more than 2,049 branches across 15 states and Washington D.C. as of December 31, 2017. BB&T, together with its subsidiaries, offers financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. BB&T has assets of approximately $220.7 billion. BB&T occupies 141,167 SF on a lease that commenced in 2010 and expires in August 2025. Excluding the ATM space, BB&T has a current base rent of $15.51 PSF, which increases 2.0% annually on September 1 of each year. If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

The third largest tenant at the property, Owens & Minor Medical Inc., leases 85,746 SF (9.0% of NRA) through June, 2028. Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB) (NYSE: OMI) operates as a subsidiary of Owens & Minor, Inc. Owens & Minor, Inc., a Fortune 500 company, provides supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices. With networks in the United States and Europe, it serves a customer base, ranging from independent hospitals to large integrated healthcare systems, in addition to, group-purchasing organizations, healthcare products manufacturers, and the United States federal government. Owens & Minor, Inc.’s 2017 revenue was approximately $9.3 billion. Owens & Minor Medical Inc. occupies a total of 85,746 SF with 74,321 SF having commenced in December 2017 and 11,425 SF commencing in August 2018 at a current base rent of $21.00 PSF, which increases 2.5% annually on January 1. Owens & Minor Medical Inc. has two, five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

The Market. The property is located in the Richmond metropolitan statistical area (“Richmond MSA”). According to a third party market research report, the Richmond MSA has a 2018 estimated population of 1,293,241, which represents an average annual increase of 0.9% since 2010. The Richmond MSA benefits from a diverse economic base driven by the government, financial and professional services, education, and healthcare sectors. As home to Virginia’s state capital, the Richmond MSA contains the United States Court of Appeals for the Fourth Circuit, the Federal Reserve Bank of Richmond, the Fifth District of the Federal Reserve, the Supreme Court of Virginia, the Virginia General Assembly, and state and local courts. In addition, the Richmond MSA is home to colleges and universities, including Virginia Commonwealth University, the University of Richmond, Virginia Union University, and J. Sergeant Reynolds Community College. The Richmond MSA’s largest employers include Capital One Financial Corporation, VCU Health System, Hospital Corporation of America, Bon Secours Health System, Inc., Wal-Mart Stores, Inc., Dominion Resources, Inc., Food Lion, SunTrust Banks, Inc., Altria Group and Amazon.

The property is located on East Byrd Street in downtown Richmond, Virginia, adjacent to the northeast of the James River. The property has frontage along East Byrd Street to the northeast, South 9th Street to the northwest, and South 10th Street to the southwest and southeast. The property is located adjacent to the Federal Reserve Bank of Richmond and four blocks from the Supreme Court of Virginia and US Court of Appeals. The property is located in close proximity to numerous parks including Brown’s Island, Belle Island, Gambles Hill Park and Kanawha Plaza.

According to a third party market research report, the property is located in the central business district office submarket, which contains approximately 10.5 million SF of office space with a vacancy rate of 8.8% and average asking rental rate of $21.84 PSF as of the fourth quarter of 2017. The Class A submarket contained approximately 5.4 million SF of office space with a vacancy rate of 10.7% and an average asking rental rate of $24.25 PSF as of the fourth quarter of 2017. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the property was 19,190, 132,053 and 255,421, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $54,573, $59,106 and $65,231, respectively.

The appraisal identified seven competitive properties built between 1973 and 2010 ranging in size from approximately 207,000 SF to 509,229 SF. The appraisal’s competitive set reported rent from $20.25 PSF to $25.50 PSF with an average rent of $22.01 PSF. The appraisal concluded a market rent of $23.50 PSF for the office space and $16.00 PSF for the 1,461 SF ground floor retail space currently leased to Riverfront Optical.

Office Leasing Competitive Set Summary(1)

Property Name/Address	Year Built / Renovated	NRA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
Riverfront Plaza 901-951 East Byrd Street Richmond, VA	1990 / 2014	949,875(2)	ICMA Retirement Corporation(2)	55,491(2)	June 2017(2)	16.0(2)	$19.48(2)	Modified
Riverside 1101 Haxall Point, Richmond, VA	2005 / N/A	263,752	Envera	26,632	October 2017	10.0	$24.52	Modified
James Center 1 901 E. Cary Street, Richmond, VA	1985 / 2001	426,096	Xenith Bank	21,039	October 2017	8.0	$20.25	Modified
James Center 2 1021 E. Cary Street, Richmond, VA	1987 / N/A	340,979	Wealthcare Capital	5,825	March 2017	5.0	$21.00	Full Service Gross
Westrock 501 S. 5th Street, Richmond, VA	2008 / N/A	310,950	CoStar	65,163	October 2016	10.0	$25.50	Gross
SunTrust 900 E. Cary Street, Richmond, VA	1983 / N/A	458,229	Virginia Poverty Law Center	2,938	October 2017	5.0	$21.07	Modified
Bank of America 1111 E. Main Street, Richmond, VA	1973 / 2016	509,229	Virginia Resources Authority	5,467	June 2017	7.1	$20.75	Modified
Williams Mullen Center 200 S. 10th Street, Richmond, VA	2010 / N/A	207,000	Capital One	13,063	July 2017	5.0	$21.00	Modified

(1)	Source: Appraisal.

(2)	Based on the March 28, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
72.0%	67.8%	76.7%	83.4%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the March 28, 2018 underwritten rent roll. The increase in current occupancy is due to following new tenants ICF Consulting Group Inc., Fifth Third Bank, and an 11,425 SF additional lease to Owens & Minor Medical Inc.

Top 10 Tenant Summary(1)

Tenant	Ratings (Moody’s/S&P/Fitch)(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF(3)	% of Total UW Base Rents	Lease Expiration Date
Hunton Andrews Kurth LLP	NR / NR / NR	238,176	25.1%	$16.78	24.0%	6/30/2025(4)
Branch Banking & Trust Company	A2 / A- / A+	141,167	14.9	$16.76	14.2	8/31/2025(5)
Owens & Minor Medical Inc.	B1 / BB / B+	85,746(6)	9.0	$23.72	12.2	6/30/2028(6)
ICMA Retirement Corporation	NR / NR / NR	55,491	5.8	$19.48	6.5	5/31/2033
Private Advisors, LLC	NR / NR / NR	23,626	2.5	$27.22	3.9	2/29/2024(7)
Reed Smith LLP	NR / NR / NR	23,164	2.4	$24.50	3.4	4/30/2030
Merrill Lynch Pierce Fenner	NR / A+ / A+	22,970	2.4	$28.72	4.0	10/31/2024(8)
Morgan Stanley Smith Barney	A3 / BBB+ / A	22,773	2.4	$30.97	4.2	9/30/2022
Raymond James & Associates Inc	Baa1 / BBB+ / NR	17,769	1.9%	$27.05	2.9%	11/30/2020
ICF Consulting Group Inc.	NR / NR / NR	14,110	1.5%	$23.50	2.0%	8/31/2025
Total:		644,992	67.9%		77.4%

(1)	Based on the March 28, 2018 underwritten rent roll. Certain Base Rent PSF includes base rent and rent increases occurring through April 30, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF for investment grade tenants BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, and Raymond James & Associates Inc reflects the respective tenant’s average rent PSF through lease expiration.

(4)	Hunton has the right to terminate its lease with respect to the Plaza Level Premises effective on the Plaza Level Termination Date, subject to the payment of a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum.

(5)	If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and payment of a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs.

(6)	Owens & Minor Medical Inc. includes 11,425 SF of space commencing in August 2018 at a base rent of $21.00 PSF.

(7)	Private Advisors, LLC has a one-time option to terminate its lease on August 31, 2020 with 12 months’ notice and a termination fee of $531,104.

(8)	Merrill Lynch Pierce Fenner has a one-time option to terminate its lease on June 30, 2021 with 12 months’ notice and a termination fee consisting of three months of rent, reimbursements and the then-unamortized transaction costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	157,337	16.6%	NAP	NAP	157,337	16.6%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	157,337	16.6%	$0	0.0%
2018	1	1,461	0.2	19,095	0.1	158,798	16.7%	$19,095	0.1%
2019	4	26,602	2.8	734,964	4.4	185,400	19.5%	$754,060	4.5%
2020	4	23,926	2.5	634,038	3.8	209,326	22.0%	$1,388,098	8.3%
2021	3	10,007	1.1	251,951	1.5	219,333	23.1%	$1,640,049	9.9%
2022	2	30,474	3.2	887,331	5.3	249,807	26.3%	$2,527,380	15.2%
2023	0	0	0.0	0	0.0	249,807	26.3%	$2,527,380	15.2%
2024	8	83,064	8.7	2,289,921	13.8	332,871	35.0%	$4,817,302	29.0%
2025	25	405,037	42.6	7,012,767	42.2	737,908	77.7%	$11,830,068	71.1%
2026	1	9,004	0.9	215,466	1.3	746,912	78.6%	$12,045,534	72.4%
2027	2	15,034	1.6	344,152	2.1	761,946	80.2%	$12,389,686	74.5%
2028	7	99,510	10.5	2,351,227	14.1	861,456	90.7%	$14,740,913	88.6%
2029 & Beyond	5	88,419	9.3	1,889,556	11.4	949,875	100.0%	$16,630,469	100.0%
Total	62	949,875	100.0%	$16,630,469	100.0%

(1)	Based on the March 28, 2018 underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. The Hilb Group Operating Co LLC space is currently dark and the lease has an expiration date of May 31, 2026.

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)(2)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	$13,842,597	$12,506,064	$12,278,011	$12,455,853	$16,630,469	$17.51	64.1%
Vacant Income	0	0	0	0	3,615,355	$3.81	13.9%
Gross Potential Rent	$13,842,597	$12,506,064	$12,278,011	$12,455,853	$20,245,824	$21.31	78.0%
Total Reimbursements	7,120,219	6,398,768	5,954,038	6,040,418	5,707,648	$6.01	22.0%
Net Rental Income	$20,962,816	$18,904,832	$18,232,049	$18,496,271	$25,953,472	$27.32	100.0%
(Vacancy/Collection Loss)	(131,768)	0	0	0	(3,615,355)	($3.81)	(16.1%)
Other Income	(5,025,373)	182,496	165,807	165,057	165,057	$0.17	0.7%
Effective Gross Income	$15,805,675	$19,087,328	$18,397,856	$18,661,328	$22,503,174	$23.69	100.0%
Total Expenses	$10,207,885	$8,714,695	$8,276,354	$8,267,688	$7,997,506	$8.42	35.5%
Net Operating Income	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$14,505,668	$15.27	64.5%
Total TI/LC, Capex/RR	0	0	0	0	792,356	$0.83	3.5%
Net Cash Flow	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$13,713,312	$14.44	60.9%

(1)	TTM represents the trailing twelve month period ending January 31, 2018.

(2)	The increase in Underwritten Net Operating Income over historical Net Operating Income is due to (i) increasing of occupancy, (ii) expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, totaling $1,127,260, (iii) contractual rent steps through April 2019 for Hunton, Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iv) assuming straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, and Raymond James & Associates Inc. accounting for $487,822 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (v) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

(4)	Rents in Place include base rent and rent increases occurring through April 30, 2019. Rents in Place also include straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, and Raymond James & Associates Inc.

Property Management. The property is managed by Hertz Investment Group, LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited $7,548,734 for unfunded obligations with respect to outstanding tenant improvements ($6,220,283) and leasing commissions ($1,328,451), $3,000,000 for tenant improvements and leasing commissions, $1,083,451 for annual real estate taxes, $55,264 for outstanding free rent with respect to the ICF Consulting Group Inc. lease, $29,174 for annual insurance premiums and $14,300 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $180,575.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premiums is waived so long as (i) no event of default is continuing, (ii) a blanket or umbrella insurance policy is in place, (iii) the Riverfront Plaza Borrower provides the lender with evidence of renewal of such policy no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable, and (iv) the Riverfront Plaza Borrower has deposited and at all times maintained, an amount equal to 1/4 of the annual insurance premiums the lender estimates would be payable to maintain all policies covered by the blanket or umbrella policy approved by the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $11,873 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $98,945 for TI/LC reserves in the event the balance of the TI/LC reserve falls below $2,849,625, until such time the balance equals $5,699,250.

Lockbox / Cash Management. The Riverfront Plaza Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to the Riverfront Plaza Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Sweep Trigger Event is continuing, to the Riverfront Plaza Borrower. Provided no Cash Sweep Trigger Event exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Riverfront Plaza Whole Loan documents will be remitted to the Riverfront Plaza Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the whole loan or the mezzanine loan, (ii) commencing with the calendar quarter ending September 30, 2019, the DSCR based on the trailing 12-month period falling below 1.05x at the end of any calendar quarter, or (iii) a Primary Tenant Sweep Period. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, the DSCR based on the trailing 12-month period is not less than 1.05x for one calendar quarter, or in regard to clause (iii) above, a Primary Tenant Sweep Period cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Riverfront Plaza

A “Primary Tenant Sweep Period” will occur upon (i) any Primary Tenant giving written notice of its intent to terminate its lease, (ii) the Primary Tenant becoming insolvent or a debtor in any bankruptcy action, (iii) any Primary Tenant “going dark” with respect to 50% or more of its Primary Tenant space at the property or (iv) a monetary or material non-monetary event of default under the applicable Primary Tenant’s lease. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will also occur upon the earlier of (a) the date Hunton or BB&T gives written notice of its intent to terminate or not renew at least 80% of its respective current space or (b) 18 months prior to the expiration date of Hunton’s lease or 12 months prior to the expiration date of BB&T’s lease. A Primary Tenant Sweep Period will continue until, in regard to clause (i) above, the applicable Primary Tenant has revoked or rescinded its notice of termination or the Riverfront Plaza Borrower enters into one or more new leases with an acceptable replacement tenant or tenants for a term of no less than three years, provided that, such replacement leases result in an occupancy of either (x) 80% of the applicable Primary Tenant space being leased or (y) such portion of the applicable Primary Tenant space results in an occupancy of at least 85% for the entire property (a “Primary Tenant Replacement Event”), in regard to clause (ii) above, the bankruptcy action is dismissed and the applicable Primary Tenant lease is affirmed or a Primary Tenant Replacement Event occurs, in regard to clause (iii) above, the applicable Primary Tenant re-opens for business in the majority of the applicable Primary Tenant premises for a continuous period of no less than three months or a Primary Tenant Replacement Event occurs, or in regard to clause (iv) above, the monetary or material non-monetary event of default is cured or a Primary Tenant Replacement Event occurs. With respect to the events described in the second sentence of this paragraph relating to Hunton or BB&T, a Primary Tenant Sweep Period will continue until either (A) the applicable Primary Tenant’s lease is renewed in accordance with its terms (provided, such renewal need only apply to 80% of it space) for a term of no less than three years or (B) a Primary Tenant Replacement Event occurs.

A “Primary Tenant” means either (i) Hunton (or any acceptable replacement tenant occupying all or substantially all of the Hunton space) or (ii) BB&T (or any acceptable replacement tenant occupying all or substantially all of the BB&T space).

Additional Debt. The Riverfront Plaza Mezzanine Loan is secured by the direct and indirect equity ownership in the Riverfront Plaza Borrower. The Riverfront Plaza Mezzanine Loan has an original principal balance $25,000,000, has a current principal balance as of the cut-off date of $24,931,118, a coupon of 10.5000% and is coterminous with the Riverfront Plaza Whole Loan. Including the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 84.9%, 1.13x and 8.5%, respectively. The Riverfront Plaza Whole Loan lender and Riverfront Plaza Mezzanine Loan lender have entered into an intercreditor agreement. See “Annex F Riverfront Plaza Amortization Schedule” and “Description of the Mortgage Pool—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 5 — Queens Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.2%	Net Rentable Area (SF):	223,068
Credit Assessment (Moody’s/Fitch/DBRS)(2):	Baa1 / BBB+ / A(high)	Location	Elmhurst, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1965 / 1999-2001
Borrower:	MIR Queens Place Associates, LLC	Occupancy(5):	96.8%
Sponsor(3):	Madison NYC Core Retail Partners, LP	Occupancy Date:	6/1/2018
Interest Rate:	4.518703%	Number of Tenants:	15
Note Date:	4/12/2018	2015 NOI:	$7,525,708
Maturity Date:	5/5/2028	2016 NOI:	$7,978,981
Interest-only Period:	120 months	2017 NOI(5):	$7,959,328
Original Term:	120 months	UW Economic Occupancy:	93.7%
Original Amortization:	None	UW Revenues:	$12,404,172
Amortization Type:	Interest Only	UW Expenses:	$5,093,820
Call Protection:	L(27), Def or YM1(90), O(3)	UW NOI:	$7,310,352
Lockbox(4):	Hard	UW NCF:	$6,942,290
Additional Debt(1):	Yes	Appraised Value / Per SF(1):	$180,000,000 / $807
Additional Debt Balance(1):	$68,000,000	Appraisal Date:	12/22/2017
Additional Debt Type(1):	Subordinate; Mezzanine
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$188
Taxes:	$295,779	$59,156	N/A	Maturity Date Loan / SF:	$188
Insurance:	$52,324	Springing	N/A	Cut-off Date LTV:	23.3%
Replacement Reserves:	$0	$2,788	$66,920	Maturity Date LTV:	23.3%
TI/LC:	$0	$27,884	$1,338,408	UW NOI DSCR:	3.80x
Deferred Maintenance:	$4,675	$0	N/A	UW NCF DSCR:	3.61x
				UW NOI Debt Yield:	17.4%
				UW NCF Debt Yield:	16.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Note):	$42,000,000	38.2%	Payoff Existing Debt(7):	$77,132,848	70.1%
Mortgage Loan (B Notes):	58,000,000	52.7	Upfront Reserves:	352,778	0.3
Mezzanine Loan:	10,000,000	9.1	Closing Costs:	7,106,966	6.5
			Return of Equity(7):	25,407,408	23.1
Total Sources:	$110,000,000	100.0%	Total Uses:	$110,000,000	100.0%

(1)	The Queens Place loan is part of a larger split whole loan evidenced by one senior note (the “A Note”), with an aggregate outstanding principal balance as of the Cut-Off Date of $42.0 million and two subordinate notes (the “B-1 Note” and “B-2 Note”, together with the A Note, the “Queens Place Whole Loan”), with an aggregate principal balance as of the Cut-Off Date of $58.0 million. The Queens Place Whole Loan is accompanied by one mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

loan, with an original principal balance as of the Cut-off Date of $10.0 million (the “Queens Place Mezzanine Loan”). The financial information presented in the chart above and herein reflects the balance of the $42.0 million A Note, but not the B-1 Note, B-2 Note, or the Queens Place Mezzanine Loan.

(2)	Moody’s, Fitch and DBRS have each indicated that the A Note is expected to have, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.
(3)	The key principal to the deal is Madison NYC Core Retail Partners, LP and the non-recourse carveout guarantors are Madison NYC Core Retail Holdings, LLC and Forest City Enterprises, L.P. (“Forest City”). Upon the redemption of a series of transactions between the borrower and Forest City, the sole guarantor to the deal will be Madison NYC Core Retail Holdings, LLC, at which time Forest City will no longer be a guarantor of the loan.
(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(5)	In conjunction with the purchase of a larger portfolio, the sponsor purchased a 49% stake in the Queens Place Property (as defined below) in 2011, and acquired the remaining 51% in 2017. Due to the recent acquisition, Natixis was unable to get updated financials past the year end 2017 financial statement. The sponsor provided an updated rent roll through June 1, 2018, which shows the occupancy at the Queens Place Property remained stable at 97.0%. One tenant, NYC Mobile (0.2% of NRA) is currently delinquent on rent, bringing the underwritten occupancy to 96.8%.
(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	In December 2017, the sponsor reached an agreement with Forest City to acquire the remaining 51% equity stake in the portfolio. The sponsor’s allocated purchase price for the Queens Place Property was $158.9 million, which implies remaining equity of $38.1 million.

The Loan. The Queens Place loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee simple interest in condominium units representing a 223,068 SF (49.26%) portion of a retail power center located in Elmhurst, New York. The Queens Place Whole Loan has an outstanding principal balance of $100.0 million, which is comprised of the A Note, with an original principal balance of $42.0 million, the B-1 Note with an original principal balance of $43.0 million (the “Queens Place Trust Subordinate Companion Loan”) and the B-2 Note with an original principal balance of $15.0 million (the “Queens Place Non-Trust Subordinate Companion Loan”). The Queens Place Non-Trust Subordinate Companion Loan will not be contributed to CSAIL 2018-CX12.

The A Note is being contributed to the CSAIL 2018-CX12 Commercial Mortgage Trust. The Queens Place Trust Subordinate Companion Loan will also be an asset of the CSAIL 2018-CX12 Commercial Mortgage Trust, but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the Queens Place Trust Subordinate Companion Loan will be available to make distributions solely in respect of five classes of loan-specific certificates. The Queens Place Trust Subordinate Companion Loan is subordinate to the A Note.

Under the Queens Place co-lender agreement and the CSAIL 2018-CX12 pooling and servicing agreement, the directing holder will be (i) until the outstanding principal balance of the Queens Place Non-Trust Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to the Queens Place Non-Trust Subordinate Companion Loan) is less than 25% of (a) the initial principal balance of the Queens Place Non-Trust Subordinate Companion Loan less (b) any principal payment allocated to and received by the holder of such companion loan (the “Queens Place Non-Trust Subordinate Companion Loan Control Termination Event”), the holder of the Queens Place Non-Trust Subordinate Companion Loan; (ii) during the continuance of an Queens Place Non-Trust Subordinate Companion Loan Control Termination Event, and until the outstanding principal balance of the Queens Place Trust Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses allocated to Queens Place Trust Subordinate Companion Loan) is less than 25% of (a) the initial principal balance of Queens Place Trust Subordinate Companion Loan less (b) any principal payment allocated to and received by the holder of such companion loan (“Queens Place Trust Subordinate Companion Loan Control Termination Event”), the holder of the Queens Place Trust Subordinate Companion Loan (which rights will be exercised by the directing holder for the loan-specific certificates), and (iii) during the continuance of The Queens Place Trust Subordinate Companion Loan Control Termination Event, the trustee of the CSAIL 2018-CX12 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-CX12 pooling and servicing agreement, the CSAIL 2018-CX12 directing certificateholder on its behalf) as holder of the A Note.

Note B-1 and Note B-2 are subordinate notes as and to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Queens Place Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A	$42,000,000	$42,000,000	CSAIL 2018-CX12	Y	N
Note B-1	43,000,000	43,000,000	CSAIL 2018-CX12 QP Loan-Specific Certificates	N	N
Note B-2	15,000,000	15,000,000	Unaffiliated Third Party Investor	N	Y
Total	$100,000,000	$100,000,000

Queens Place Total Debt Capital Structure

(1)	Based on an “as-is” appraised value of $180.0 million as of December 22, 2017 per the appraisal.
(2)	Based on the UW NOI of $7,310,352.
(3)	Based on the UW NCF of $6,942,290 and an interest rate of 4.518703% on the A Note, 4.518703% on B-1 Note, 8.00000% on B-2 Note, and 9.75000% on Mezzanine Note.

The Borrower. The borrower, MIR Queens Place Associates, LLC, is a Delaware limited liability company and special purpose entity. The borrower is 98.0% owned by the sponsor and 2.0% owned by Forest City. Upon the redemption of a series of transactions between the borrower and Forest City, the borrower will be 100% owned by the sponsor.

The Sponsor. The loan’s sponsor is Madison NYC Core Retail Partners LP, a subsidiary of Madison International Realty (“Madison”). Madison was founded in 2002 and has offices in New York, London, and Frankfurt, with more than 40 professionals dedicated to sourcing, underwriting, acquisition, asset management, and investor relations. Madison focuses on capital partner replacements, equity monetizations and recapitalizations of class A properties and portfolios located throughout the US, UK, and Western Europe. Since inception, Madison has raised over $4.4 billion in capital commitments from more than 150 institutional investors around the world and has invested in more than 185 million SF of commercial real estate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

The Property. The property is part of a retail power center located in Elmhurst, New York, consisting of a five-story retail building surrounded by a six-story helical parking garage, and a single-story free standing retail building. Built in 1965 and renovated between 1999 and 2001, the retail power center totals 448,068 SF, of which 223,068 SF serves as the collateral for the Queens Place Whole Loan. The collateral consists of the 3,414 SF single-story retail building, the first, second, and third floors of the main five-story building, totaling 219,654 SF, and the six-story parking garage (collectively the “Queens Place Property”). In addition, the sponsor also has a 49.26% interest in the common areas of the whole retail power center. As of the rent roll dated June 1, 2018, the Queens Place Property is currently 96.8% leased to 15 tenants and anchored by Macy’s Furniture Gallery (29.6% of NRA; 4.5% of UW Base Rent), Macy’s Backstage (10.7% of NRA; 11.2% of UW Base Rent), DSW Shoe Warehouse (15.7% of NRA; 12.3% of UW Base Rent), and Best Buy (25.0% of NRA; 35.0% of UW Base Rent).

The remaining condominium unit consists of the top two floors of Queens Place (225,000 SF) that is separately owned by Target Corporation, which serves as a shadow anchor for the collateral. The Queens Place Property is subject to a condominium regime, with the Queens Place Property and Target having a 49.26% and 50.74% share in the common elements, respectively. Target has been in occupancy at the retail power center since 2001. All voting matters require a majority of 51%, and as such, Target’s interest in the common elements is not a true majority.

The largest tenant at the Queens Place Property, Macy’s Furniture Gallery, leases 65,917 SF (29.6% of NRA) through January, 2022. Macy’s Furniture Gallery is a wholly owned subsidiary of Macy’s Inc., which operates 829 stores in 45 states, the District of Columbia, Guam and Puerto Rico. Macy’s sells a wide range of merchandise, including apparel and accessories, cosmetics, home furnishings, and other consumer goods. The tenant has been in occupancy since March, 2001 and pays a base rental rate of $4.88 PSF. Macy’s Furniture Gallery also has five, 10-year renewal options. Macy’s is rated Baa3, BBB- and BBB by Moody’s, S&P and Fitch, respectively.

The second largest tenant at the Queens Place Property, Best Buy Stores, leases 55,848 SF (25.0% of NRA) through January, 2022. Best Buy Stores is a wholly owned subsidiary of Best Buy Co. Inc., which is an American multinational provider of technology products, services, and solutions and rated BBB, Baa1 and BBB- by S&P, Moody’s and Fitch, respectively. Best Buy’s 2018 fiscal year sales at the Queens Place Property were approximately $49.1 million, which is $879 PSF. According to Best Buy’s fiscal 2017 annual report, as of January, 2017, net sales for fiscal 2017 were $39.4 billion. Best Buy Stores has been in occupancy since August, 2001 and pays a rent of $45.26 PSF. The tenant has four, five-year renewal options remaining on its lease.

The third largest tenant at the Queens Place Property, DSW Shoe Warehouse, leases 35,000 SF (15.7% of NRA) through September, 2021. DSW Shoe Warehouse is a shoes and accessories retailer offering brand name and designer shoes and accessories for women, men, and kids. As of October, 2017, DSW operates 501 stores in 42 states. DSW Shoe Warehouse has been in occupancy since September, 2001 and pays a base rental rate of $24.81 PSF with two, five-year renewal options.

The Queens Place Property is improved with asphalt paved vehicle parking areas located at the east side of the site, in addition to a reinforced concrete helical six-level parking garage that surrounds the five-story retail building. Two separate reinforced concrete entrance/exit ramps are located on the east side of the building and garage. The parking areas can hold 1,450 cars, including 45 standard handicapped accessible spaces and six van handicapped accessible spaces. The parking garage is operated by a third party for $40,000 per annum. Parking revenue is generated from a combination of the Queens Place Property’s customers, the customers of the Target condominium unit on the upper floors and transient traffic for several major retailers and surrounding uses.

Tax Abatement. The Queens Place Property benefits from a tax abatement via the New York City 25 year Industrial & Commercial Incentive Program (“ICIP”), which it secured in the 2002/2003 tax year. The ICIP abatement is currently in year 16, and the abatement expires in the 2026/27 tax year. Taxes are payable on the subject land and existing improvements based on current assessments while the improvements are exempt from real estate taxes for 16 years. Taxes on the improvements are then phased in at 10% increments from year 16 through year 25 when the exemption ends. The in-place underwriting includes the benefits of the tax abatement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

The Market. The Queens Place Property is located in Elmhurst, New York, off of the intersection between Queens Boulevard and Exit 19 of the Long Island Expressway (I-495). The location provides access to various transportation centers including the Grand Ave – Newtown subway station and several MTA bus stations. The Queens Place Property is located in the heart of Queens, and is surrounded by a residential neighborhood made up of co-ops, rentals and several condominiums. The Queens Place Property is proximate to two large shopping centers, Queens Center Mall and Queens Rego Park Centers I & II. There are also a number of small retail shopping centers along Queens Boulevard, within the immediate neighborhood. Other property uses in the area include commercial buildings, office buildings, bank branches, service stations and fast food and sit-down restaurants.

According to a third party report, the Queens Place Property is located in the Central Queens submarket. As of the second quarter of 2018, the submarket contained 2,004 buildings totaling 11.4 million SF of retail inventory. The submarket reported a vacancy rate of 2.9%, and average rental rate of $43.01 PSF.

According to a third party report, the 2018 estimated population within a one-, three- and five-mile radius of the property is 195,917, 908,348, and 2,418,310 respectively. The 2018 average household income within the same radii is $74,648, $83,540, and $91,576, respectively.

Retail Competitive Set Summary(1)

Property	Year Built / Renovated	GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Queens Place	1965 / 1999-2001	223,068	96.8%	N/A	Macy’s Furniture Gallery, Best Buy Stores, DSW
Shops at Grand Avenue	1997 / NAV	99,986	100.0%	1.1	Stop & Shop
Shops at Skyview Center	2010 / NAV	508,817	100.0%	3.0	Target
Atlantic Center	1996 / NAV	396,224	100.0%	7.1	Stop & Shop, Best Buy, Marshall’s
Shops at Bruckner Plaza	1996 / NAV	115,545	100.0%	10.4	Old Navy, Conway Stores, Marshall’s
Harlem Center	2002 / NAV	126,234	98.0%	7.7	Marshall’s, H&M
Riverdale Crossings	2014 / NAV	159,137	98.0%	13.3	BJ’s

(1)	Source: Appraisal.

Historical and Current Occupancy

2015	2016	2017(1)	Current(2)
99.7%	99.7%	98.8%	96.8%

(1)	The sponsor acquired a 49% stake in the property in 2011, and acquired the remaining 51% in 2017. The sponsor provided an updated rent roll through June 1, 2018, which shows the occupancy at the property at 97.0%. One tenant, NYC Mobile (0.2% of NRA) is currently delinquent on rent, bringing the underwritten occupancy to 96.8%.
(2)	Based on the June 1, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

Top 10 Tenant Summary(1)

Tenant	Ratings Moody’s / S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Macy’s Furniture Gallery	Baa3 / BBB- / BBB	65,917	29.6%	$4.88	4.5%	NAV	NAV	1/31/2022
Best Buy Stores	Baa1 / BBB / BBB-	55,848	25.0	$45.26	35.0	$879	6.5%	1/31/2022
DSW Shoe Warehouse(4)	NR / NR / NR	35,000	15.7	$25.43	12.3	$203	18.3%	9/30/2021
Macy’s Backstage	Baa3 / BBB- / BBB	23,761	10.7	$34.00	11.2	NAV	NAV	8/31/2025
Red Lobster	B3 / NR / NR	8,482	3.8	$84.70	9.9	$679	15.8%	9/30/2022
Outback	NR / NR / NR	7,947	3.6	$57.32	6.3	$393	20.2%	8/31/2021
Skechers USA, Inc.(5)	NR / NR / NR	6,000	2.7	$90.51	7.5	$759	14.9%	9/30/2021
Sprint Spectrum, LP	NR / NR / NR	3,927	1.8	$96.47	5.2	NAV	NAV	Various(6)
Citibank	Baa1 / BBB+ / A	3,414	1.5	$4.83	0.2	NAV	NAV	12/31/2021
Sleepy’s LLC	NR / NR / NR	3,360	1.5	$53.24	2.5	$317	23.6%	11/30/2021
Total		213,656	95.8%	$32.27	94.6%

(1)	Based on the June 1, 2018 underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending September 2017, except for Best Buy Stores, which provided year end 2018 sales, and DSW Shoe Warehouse, Outback, and Sleepy’s LLC, which provided sales through October 2017.
(4)	DSW Shoe Warehouse has a co-tenancy provision such that it can reduce its rent to $15.00 PSF if Target is not open for business or another acceptable national tenant does not take occupancy in at least two-thirds of the Target space.
(5)	Rated A+ by Egan-Jones Ratings Company.
(6)	Sprint Spectrum, LP leases 3,927 SF at the property with a lease expiration of September 30, 2021 in addition to an antenna on the roof with a lease expiration of February 13, 2020.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	7,052	3.2%	NAP	NAP	7,052	3.2%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	7,052	3.2%	$0	0.0%
2018	3	652	0.3	168,409	2.3	7,704	3.5%	$168,409	2.3%
2019	0	0	0.0	0	0.0	7,704	3.5%	$168,409	2.3%
2020	2	408	0.2	113,924	1.6	8,112	3.6%	$282,333	3.9%
2021	6	59,648	26.7	2,437,446	33.7	67,760	30.4%	$2,719,779	37.6%
2022	5	130,247	58.4	3,568,070	49.4	198,007	88.8%	$6,287,849	87.0%
2023	1	1,300	0.6	129,674	1.8	199,307	89.3%	$6,417,523	88.8%
2024	0	0	0.0	0	0.0	199,307	89.3%	$6,417,523	88.8%
2025	1	23,761	10.7	807,874	11.2	223,068	100.0%	$7,225,397	100.0%
2026	0	0	0.0	0	0.0	223,068	100.0%	$7,225,397	100.0%
2027	0	0	0.0	0	0.0	223,068	100.0%	$7,225,397	100.0%
2028	0	0	0.0	0	0.0	223,068	100.0%	$7,225,397	100.0%
2029 & Beyond	0	0	0.0	0	0.0	223,068	100.0%	$7,225,397	100.0%
Total	18	223,068	100.0%	$7,225,397	100.0%

(1)	Based on the June 1, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

Operating History and Underwritten Net Cash Flow

	2015	2016	2017(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$7,388,994	$7,562,119	$7,351,824	$7,225,397	$32.39	65.2%
Vacant Income	0	0	0	829,200	$3.72	7.5%
Gross Potential Rent	$7,388,994	$7,562,119	$7,351,824	$8,054,597	$36.11	72.7%
Total Reimbursements	3,072,938	1,937,497	2,786,131	3,028,012	$13.57	27.3%
Net Rental Income	$10,461,932	$9,499,616	$10,137,955	$11,082,609	$49.68	100.0%
(Vacancy/Collection Loss)	0	0	0	(829,200)	($3.72)	(6.7%)
Other Income	1,725,831	1,903,575	2,150,763	2,150,763	$9.64	17.3%
Effective Gross Income	$12,187,763	$11,403,191	$12,288,718	$12,404,172	$55.61	100.0%
Total Expenses(4)	$4,662,055	$3,424,210	$4,329,390	$5,093,820	$22.84	41.1%
Net Operating Income	$7,525,708	$7,978,981	$7,959,328	$7,310,352	$32.77	58.9%
Total TI/LC, Capex/RR	0	0	0	368,062	$1.65	3.0%
Net Cash Flow	$7,525,708	$7,978,981	$7,959,328	$6,942,290	$31.12	56.0%

(1)	The sponsor purchased a 49% acquired in the property in 2011, and acquired the remaining 51% in 2017. Due to the recent acquisition, Natixis was unable to get updated financials past the year end 2017 financial statement. The sponsor provided an updated rent roll through June 1, 2018, which shows the occupancy at the property remained stable at 97.0%. One tenant, NYC Mobile (0.2% of NRA) is currently delinquent on rent, bringing the underwritten occupancy to 96.8%.
(2)	Rents in Place include base rent and rent increases occurring through March 1, 2019.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	The in place underwriting includes the benefits of the ICIP.

Property Management. The property is managed by Madison International Realty PM, LLC, a Delaware limited liability company.

Escrows and Reserves. At origination, the borrower deposited $295,779 for real estate taxes, $52,324 for insurance premiums and $4,675 for capital expenditures.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $59,156.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premiums is waived so long as (i) no event of default has occurred and (ii) the borrower provides evidence wholly satisfactory to the lender that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy, and (iii) the borrower deposits and maintains with the lender an amount equal to $52,324, which amount is equal to the annual estimated insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,788 for replacement reserves, subject to a cap of $66,920. Alternatively, the borrower may post a letter of credit in an amount equal to $66,920 in form and substance acceptable to the lender in all respects. At any time that the amount of the letter of credit is drawn down, borrower shall post an additional letter of credit back up to the replacement reserve cap.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $27,884 for TI/LC reserves, subject to a cap at $1,338,408. Alternatively, borrower may post a letter of credit in an amount equal to $1,338,408 in form and substance acceptable to the lender in all respects. At any time that the amount of the letter of credit is drawn down, the borrower is required to post an additional letter of credit back up to the rollover cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

Lockbox / Cash Management. The Queens Place Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to each existing tenant instructing each tenant to deposit all rents and payments into the lender-controlled lockbox account. All funds in the lockbox account will be swept on a daily basis to a lender-controlled cash management account. Following the commencement of a Cash Management Period, as defined below (other than as a result of a Primary Tenant Sweep Period, as defined below), all amounts remaining shall be held in a cash collateral reserve subaccount, and subject to no event of default, the lender is required to permit the borrower to use up to $500,000 in the aggregate for approved leasing expenses. At all times during the continuance of a Primary Tenant Sweep Period, all funds in the lockbox account will be swept to a lender-controlled subaccount (the “Primary Tenant Reserve Subaccount”) until such time as the balance of funds in the Primary Tenant Reserve Subaccount equals the then applicable Primary Tenant Reserve Cap (as defined below) related to the Primary Tenant (as defined below) that caused the Primary Tenant Sweep Event or the aggregate of the then-applicable Primary Tenant Reserve Caps (if multiple Primary Tenants caused a Primary Tenant Sweep Period).

A “Cash Management Period” will commence upon: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.15x; or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end with respect to clause (ii), if for three consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; and (c) the DSCR is at least 1.20x; with respect to clause (iii), a Primary Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Management Period is then continuing); with respect to clause (i), the applicable event of default that caused the commencement of such Cash Management Period has been cured; or solely with respect to a Cash Management Period caused by a Primary Tenant Sweep Period, a Primary Tenant Sweep Termination has occurred with respect to such Primary Tenant Sweep Period.

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the borrower of a notice to terminate, any Primary Tenant Lease, provided, however, that the Primary Tenant Sweep Period will commence upon the date that is twelve months prior to the date set forth in the notice for the Lease to terminate, provided if such period is less than twelve months the Primary Tenant Sweep Period will commence immediately; (ii) any Primary Tenant failing to exercise its extension option as set forth in its Primary Tenant Lease before the earlier of (A) twelve months prior to the expiration of such Primary Tenant Lease or (B) the date set forth in such Primary Tenant Lease before which such extension must be exercised; (iii) any Primary Tenant becoming the subject of a bankruptcy action and failing to affirm its Lease and provide adequate assurances for the payment of rent reasonably acceptable to Lender; (iv) any Primary Tenant “going dark”, or (v) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under any Primary Tenant Lease.

A “Primary Tenant Sweep Period Cure” will commence if a Primary Tenant Sweep Period commences: (i) pursuant to clause (i) through clause (v) above if a Primary Tenant Replacement Event (as defined below) has occurred; (ii) pursuant to clause (ii) above, if either (A) such Primary Tenant renews or extends its Primary Tenant Lease for the applicable Primary Tenant Premises on terms reasonably acceptable to the lender in all material respects, (B) the Primary Tenant has delivered an acceptable tenant estoppel, and (C) adequate sums are on deposit in the primary tenant reserve subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under the renewal or extension of such lease; (iii) pursuant to clause (iii) above, if the bankruptcy action is dismissed and the Primary Tenant Lease is affirmed and adequate assurances for the payment of rent reasonably acceptable to lender are provided; (iv) pursuant to clause (iv) above, the Primary Tenant re-opens for business for a continuous period of not less than three months; (v) pursuant to clause (v) above, the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant Lease; or (vi), pursuant to clauses (i) through (v) where Macy’s is the tenant under the Primary Tenant Lease, then if $2,636,680 has been deposited into the Primary Tenant Reserve Subaccount on account of such Primary Tenant Sweep Period.

A “Primary Tenant Sweep Termination” will commence upon (i) the occurrence of a Primary Tenant Sweep Period Cure and (ii) no event of default exists.

A “Primary Tenant Replacement Event” means, with respect to the Best Buy lease and the Macy’s lease, the termination of a primary tenant lease and the borrower entering into one or more new leases for all or substantially all of the primary tenant premises under the primary tenant lease that has been terminated with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to lender in all respects.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Queens Place

A “Primary Tenant” means any of: (i) Best Buy; and (ii) Macy’s, and thereafter any acceptable replacement tenant for any of the foregoing occupying all or substantially all of such applicable Primary Tenant premises.

Land Release and Air Rights Transfer. After closing, the borrower has the ability to release a portion of the land, an estimated 9,081 SF, on the east side of the Queens Place Property. In conjunction with a potential land sale, the borrower would transfer a portion of the 325,095 SF of air rights associated with the Queens Place Property, with a maximum air rights transfer of 82,400SF.

Additional Debt. The Queens Place Mezzanine Loan is secured by the direct and indirect equity ownership in the Queens Place borrower. The Queens Place Mezzanine Loan has an original principal balance $10,000,000, a coupon of 9.7500% and is coterminous with the Queens Place Whole Loan. Including the Queens Place Whole Loan and the Queens Place Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 61.1%, 1.14x and 6.6%, respectively. The Queens Place Whole Loan lender and Queens Place Mezzanine Loan lender have entered into an intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	5.9%	Net Rentable Area (Rooms)(2):	118
Loan Purpose:	Refinance	Location:	Beverly Hills, CA
Borrower:	TH Beverly LLC	Year Built / Renovated:	1963 / 2016
Sponsors:	Michael Pomeranc; Lawrence Pomeranc; Jason Pomeranc	Occupancy / ADR / RevPAR(2):	87.6% / $319.90 / $279.95
Interest Rate:	4.8000%	Occupancy / ADR / RevPAR Date:	3/31/2018
Note Date:	7/21/2017	Number of Tenants:	N/A
Maturity Date:	8/5/2022	2015 NOI:	$2,988,632
Interest-only Period:	60 months	2016 NOI(2):	$3,700,498
Original Term:	60 months	2017 NOI(2):	$4,457,924
Original Amortization:	None	TTM NOI(2)(3):	$4,825,342
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	86.8% / $319.90 / $277.81
Call Protection:	L(36), Def(21), O(3)	UW Revenues:	$12,968,568
Lockbox(1):	Hard	UW Expenses:	$7,731,683
Additional Debt:	No	UW NOI(2):	$5,236,885
Additional Debt Balance:	N/A	UW NCF:	$4,718,142
Additional Debt Type:	N/A	Appraised Value / Per Room:	$85,000,000 / $720,339
Additional Future Debt Permitted:	No	Appraisal Date:	7/2/2018

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$338,983
Taxes:	$198,523	$28,360	N/A	Maturity Date Loan / Room:	$338,983
Insurance:	$233,095	$19,425	N/A	Cut-off Date LTV:	47.1%
FF&E Reserve:	$0	Springing	N/A	Maturity Date LTV:	47.1%
				UW NOI DSCR:	2.69x
				UW NCF DSCR:	2.42x
				UW NOI Debt Yield:	13.1%
				UW NCF Debt Yield:	11.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$40,000,000	100.0%	Payoff Existing Debt:	$37,729,186	94.3%
			Upfront Reserves:	431,619	1.1
			Closing Costs:	664,078	1.7
			Return of Equity:	1,175,118	2.9
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The property added eleven rooms between 2016 and 2018. Additionally, underwritten operating expenses exclude $281,837 in management and bonuses that would typically be covered under the management fee.

(3)	Represents the trailing twelve months ending March 31, 2018.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

The Loan. The SIXTY Hotel Beverly Hills loan is a $40.0 million first mortgage loan secured by the borrower’s fee interest in a 118-room, full-service hotel located in Beverly Hills, CA. The loan has a five-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is TH Beverly LLC, a Delaware-registered, single-purpose, bankruptcy-remote entity. TH Beverly LLC is wholly owned by Beverly Pavilion Associates LLC, which in turn is controlled by Beverly Pavilion Manger Corp. (1.0%), LJJM Beverly LLC (70.0%), Michael Pomeranc (2.3%), Jason Pomeranc (2.3%), Lawrence Pomeranc (2.3%), Alan Wilzig (11.1%), and Marc Aron (11.1%).

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Michael Pomeranc, Lawrence Pomeranc, and Jason Pomeranc. Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc are co-founders of SIXTY Hotels and second generation real estate developers.

The Pomeranc Group was founded in 1952 by Jack Pomeranc. The Pomeranc Group created Thompson Hotels and developed 60 Thompson, now the SIXTY Soho property, in 2000. The Pomeranc Group grew the Thompson Hotel brand into an international collection of owned and managed luxury properties. The Pomeranc Group re-branded all Thompson Hotels as SIXTY Hotels, named after the SIXTY Soho property. The Sixty Hotels portfolio now includes: SIXTY Soho, SIXTY LES, SIXTY Beverly Hills, Six Columbus – a SIXTY Hotel, and Nautilus – a SIXTY Hotel.

The Property. The property is an eight-story, 118-room full-service hotel located in Beverly Hills, CA. The property is located in the heart of Beverly Hills on Wilshire Boulevard, 0.3 miles east of Rodeo Drive and 3.0 miles north of Interstate-10. The property was built in 1963 and has been owned by the sponsors since 2005 and was managed by Thompson Hotels until 2013. In late 2013, as part of the reorganization of the company, the management was transferred to SIXTY Beverly Hotel Manager LLC. From 2013 through year-end 2016 the sponsor has invested approximately $4.6 million ($38,702 per key) in capital improvements and upgrades. Between 2016 and 2018 the property converted some of the meeting and office space to guestrooms, increasing the room count from 107 to 118 rooms.

The 118 guestrooms are comprised of 87 king rooms, 21 studio queen rooms, eight king suites, and two suites. In room amenities consist of one or two bedside tables, a dresser, flat screen televisions, a desk and chair, a small table and chairs or one stuffed chair, and high-speed wired or wireless internet. Property amenities include a lobby with a sitting area, a restaurant, a rooftop bar and lounge, 727 sf of meeting space, a rooftop swimming pool, a fitness center, and wireless high-speed internet. Additionally, the property offers 113 on-site valet parking spaces.

The Market. The property is located in the city of Beverly Hills, Los Angeles County, in the west-central portion of the Los Angeles-Long Beach-Glendale, CA metropolitan statistical area, which includes all of Los Angeles County. Los Angeles County is the third most populous metropolitan statistical area in the nation with a 2017 population of 10.3 million.

The property is part of the Los Angeles/Long Beach, CA lodging market. As of March 2018, the market contained a total of 1,028 hotels and 103,569 rooms. For the 12 month period ending March 2018, the market achieved an aggregate occupancy of 79.8% with an ADR of $177.65 and RevPAR of $141.69, a 1.9% increase over the previous corresponding twelve month period, driven almost entirely by growth in ADR. As reported by a third party market research provider, the luxury class grouping of hotels contained a total of 61 hotels with a lodging inventory of 12,594 rooms. As of the trailing 12 months ending March 2018, the luxury class of hotels achieved an aggregate occupancy of 78.0% and ADR of $389.75, and a RevPAR of $304.07, down 2.1% over the previous corresponding twelve month period.

According to a third party research report, the competitive market experiences limited seasonality of demand, due to from the year-round sources of demand. The months of February, March and July through October represent the peak months of demand, during which time occupancy levels average in the high 80.0% range. The month of December is the slowest month of demand during which time occupancy levels average in the low 70.0% range. The primary key corporate/transient demand driver in Beverly Hills is from the area’s attractions, specifically the shopping and attractions in and around the Beverly Hills/Hollywood area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			SIXTY Beverly Hills(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	82.6%	$408.10	$337.27	89.1%	$321.26	$286.16	107.8%	78.7%	84.8%
2017	81.0%	$391.92	$317.39	87.0%	$320.62	$278.87	107.4%	81.8%	87.9%
TTM(2)	81.8%	$395.80	$323.92	87.9%	$319.94	$281.32	107.4%	80.8%	86.8%

(1)	Source: Third party research report. Other hotels in the competitive set include Mr. C Beverly Hills, L’Ermitage, Four Seasons Hotel Los Angeles, Sofitel Los Angeles, and Avalon Beverly Hills.

(2)	Based on trailing 12 months ending March 31, 2018.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(1)(2)	Underwritten(1)(3)	Per Room(4)	%(5)
Occupancy	84.5%	88.3%	86.4%	87.6%	86.8%
ADR	$292.95	$321.96	$321.60	$319.90	$319.90
RevPAR	$247.67	$284.38	$277.72	$279.95	$277.81
Room Revenue	$9,672,668	$11,136,797	$11,594,956	$11,965,171	$11,965,171	$101,400	92.3%
Food and Beverage	178,640	0	211,458	227,780	227,780	$1,930	1.8%
Other Departmental Revenues	518,521	712,685	573,269	775,617	775,617	$6,573	6.0%
Total Revenue	$10,369,829	$11,849,482	$12,379,683	$12,968,568	$12,968,568	$109,903	100.0%
Room Expense	3,256,539	3,474,690	3,495,019	3,592,716	3,592,716	$30,447	30.0%
Food and Beverage Expense	86,061	8	99,567	104,489	104,489	$886	45.9%
Other Departmental Expenses	88,060	342,075	53,815	46,096	46,096	$391	5.9%
Departmental Expenses	$3,430,660	$3,816,773	$3,648,401	$3,743,301	$3,743,301	$31,723	28.9%
Departmental Profit	$6,939,169	$8,032,709	$8,731,282	$9,225,267	$9,225,267	$78,180	71.1%
Operating Expenses	$3,331,048	$3,726,780	$3,670,252	$3,790,109	$3,378,566	$28,632	26.1%
Gross Operating Profit	$3,608,121	$4,305,929	$5,061,030	$5,435,158	$5,846,701	$49,548	45.1%
Fixed Expenses	619,489	605,431	603,106	609,816	609,816	$5,168	4.7%
Net Operating Income	$2,988,632	$3,700,498	$4,457,924	$4,825,342	$5,236,885	$44,380	40.4%
FF&E	0	0	0	0	518,743	$4,396	4.00%
Net Cash Flow	$2,988,632	$3,700,498	$4,457,924	$4,825,342	$4,718,142	$39,984	36.4%

(1)	The Sponsor added eleven rooms between 2016 and 2018.

(2)	Represents the trailing twelve month period ending March 31, 2018.

(3)	Underwritten Operating Expenses exclude $281,837 in management and bonuses that would typically be covered under the management fee.

(4)	Per Room values are based on 118 rooms.

(5)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which is based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — SIXTY Hotel Beverly Hills

Property Management. The property is self-managed by SIXTY Beverly Hotel Manager LLC, a borrower-related entity.

Escrows and Reserves. At origination, the borrower deposited into escrow $233,095 for insurance and $198,523 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $28,360.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $19,425.

FF&E Reserve – Starting in the third year of the loan the borrower, on a monthly basis, is required to escrow an amount equal to 3.0% of gross revenues from the same calendar month of the prior year.

Lockbox / Cash Management. The SIXTY Hotel Beverly Hills loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the SIXTY Hotel Beverly Hills Loan documents; or (ii) the failure by the borrower, as of the end of a calendar quarter, to maintain a DSCR of at least 1.10x; and will end provided that (1) the SIXTY Hotel Beverly Hills Loan and all other obligations under the loan documents have been repaid in full; (2) there has been a full defeasance of the SIXTY Hotel Beverly Hills Loan; (3) with respect to clause (i) or (ii) above, (and no other Cash Management Period is continuing, for three consecutive months since the commencement of the existing Cash Management Period) (A) no event of default under SIXTY Hotel Beverly Hills Loan documents has occurred, (B) no event that would trigger another Cash Management Period has occurred, and (C) the DSCR, determined as of the end of each such calendar quarter, is at least equal to 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 7 — Lakewood Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,220,000	Title:	Fee
Cut-off Date Principal Balance:	$38,220,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.7%	Net Rentable Area (SF):	204,547
Loan Purpose:	Acquisition	Location:	Lakewood, NJ
Borrowers(1):	Various	Year Built / Renovated:	1962 / 1970, 1980, 1992
Sponsor:	Asher Handler	Occupancy:	94.3%
Interest Rate:	5.32000%	Occupancy Date:	3/29/2018
Note Date:	7/12/2018	Number of Tenants:	35
Maturity Date:	8/6/2028	2015 NOI:	$3,022,576
Interest-only Period:	120 months	2016 NOI:	$3,048,573
Original Term:	120 months	2017 NOI:	$3,044,243
Original Amortization:	None	TTM NOI(3):	$3,079,822
Amortization Type:	Interest Only	UW Economic Occupancy:	94.0%
Call Protection:	L(24), Def(91), O(5)	UW Revenues:	$4,623,198
Lockbox(2):	Springing	UW Expenses:	$1,380,788
Additional Debt:	No	UW NOI(4):	$3,242,409
Additional Debt Balance:	N/A	UW NCF:	$3,099,226
Additional Debt Type:	N/A	Appraised Value / Per SF:	$57,500,000 / $281
Additional Future Debt Permitted:	No	Appraisal Date:	4/17/2018

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$137,210	$65,338	N/A	Maturity Date Loan / SF:	$187
Insurance:	$14,264	$6,792	N/A	Cut-off Date LTV:	66.5%
Replacement Reserve:	$0	$3,429	N/A	Maturity Date LTV:	66.5%
TI/LC:	$680,000	$8,573	N/A	UW NOI DSCR:	1.57x
Chase Bank Gap Rent:	$276,000	$0	N/A	UW NCF DSCR:	1.50x
Chase Bank Lease(6):	$2,000,000	$0	N/A	UW NOI Debt Yield:	8.5%
Environmental:	$145,000	$0	N/A	UW NCF Debt Yield:	8.1%
Environmental Insurance:	$37,485	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$38,220,000	65.9%	Purchase Price (7):	$55,320,000	95.4%
Sponsor Equity:	19,764,048	34.1	Closing Costs:	1,374,089	2.4
			Upfront Reserve (8):	1,289,959	2.2
Total Sources:	$57,984,048	100.0%	Total Uses:	$57,984,048	100.0%

(1)	For a more detailed description of borrower, please refer to “The Borrowers” below.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Represents the trailing twelve month period ending April 30, 2018.

(4)	UW NOI exceeds the TTM NOI due to the Chase Bank tenant moving from an in-line tenant with an annual rent of $91,185 to an outparcel tenant with an annual rent of $275,000. Chase Bank is in the process of relocation and is underwritten as occupied in the pad location; its in-line space is underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The borrower delivered a $2,000,000 letter of credit in lieu of an upfront deposit, please refer to “Escrows and Reserves” below.

(7)	The Purchase Price of $56,000,000 was offset by a $680,000 seller credit, which was escrowed to the TI/LC reserve at origination.

(8)	Upfront Reserve does not include the $2,000,000 of letter of credit for the Chase Bank Lease reserve.

The Loan. The Lakewood Plaza, is a $38.2 million first mortgage loan secured by the fee interest in a 204,547 SF grocery-anchored retail center located in Lakewood, New Jersey. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrowers. The borrowing entities for the loan are Lakewood Madison Plaza LP, Lakewood Madison Plaza DE 2 LLC, and Lakewood Madison Plaza DE 3 LLC, each a Delaware limited liability company and special purpose entity. The loan is structured with two independent directors in each borrowing entity’s organizational structure. The borrowing entities’ fee interest in the property is structured as a tenancy-in-common consisting of the following breakout: Lakewood Madison Plaza LP (42.005%), Lakewood Madison Plaza DE 2 LLC (36.054%), and Lakewood Madison Plaza DE 3 LLC (21.941%). Lakewood Madison Plaza LP is owned by FF Schaumburg Towers Investments LP (75.93%) and Lakewood Madison Plaza DE 1 LLC (24.07%). FF Schaumburg Towers Investments LP is owned by Swiss Cottage III Trust (99.9%) and Schaumburg Towers Investment 2018 No 1 Inc (0.01%). Swiss Cottage III Trust is a regulated Gibraltar trust company, the beneficiaries of which are Dinah Ingber and charities in connection with the Orthodox Jewish Faith, and the trustee of which is Belvedere Trustees Limited (Gibraltar), an institutional trustee. Lakewood Madison Plaza DE 1 LLC is solely owned by Lakewood Plaza AJH, which is owned by managing and majority member Asher Handler and limited members who own no more than a 20% interest. Lakewood Madison Plaza DE 2 LLC and Lakewood Madison Plaza DE 3 LLC are owned by Fair Properties LLC (100.0%) and Fairfax Properties LLC (100.0%), respectively. Fair Properties LLC and Fairfax Properties LLC are each owned by Lakewood Plaza AJH LLC (managing member and 25.0% distribution interest), and Hindy Kellerman (75.0%). Lakewood Plaza AJH LLC is owned by Asher Handler (as managing and majority member) and limited members each owning no more than a 20% interest.

Upon the occurrence of an event of default, the lender will have the right, in its sole and absolute discretion, to terminate the tenancy-in common agreement and to require title to the property to be transferred to a single entity satisfactory to the lender (which entity may, at the lender’s election, be established by either the lender or the borrowers). There is full recourse to the borrowers and Asher Handler for failure to complete such roll-up when required.

The Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Asher Handler. Asher Handler is the founder and managing partner of Redstone Equities as well as founder, president and Chief Executive Officer of AJH Management (“AJH”). As president and CEO of AJH, Mr. Handler is directly involved in the development and operations of all of AJH’s ventures, from strategy, design, repositioning, lease-up and tenant care. Since founding AJH, Mr. Handler has successfully developed and currently manages over 5 thousand multifamily units, with a value in excess of $800 million.

The Property. The property is a 205,547 SF grocery-anchored retail center, located in Lakewood, New Jersey. The property consists of six, one-story buildings constructed in 1962 and renovated in 1970, 1980 and again in 1992, and is located approximately 2.2 miles north of Lakewood Township. The property is situated on approximately 22.6 acres and includes 772 surface parking spaces, resulting in a parking ratio of 3.77 spaces per 1,000 square feet of net rentable area. The property is anchored by Gourmet Glatt. As of March 29, 2018, the property was approximately 94.3% leased by 35 national, local and regional tenants.

The largest tenant at the property, Gourmet Glatt, has subleased 76,577 SF (37.4% of NRA) from ShopRite through February 2020. Gourmet Glatt, is a privately held, gourmet kosher grocery stores with four locations including the property location in Lakewood, NJ. Other locations are Cedarhurst and Woodmere, Long Island, and the original location in Brooklyn, New York. Gourmet Glatt has been in occupancy since January 2016, with a lease expiration date of February 2020 with six, five-year extension options remaining and no termination options. Gourmet Glatt has a base rent of $11.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

The second largest tenant at the property, Judaica Brooklyn SW, leases 14,890 SF (7.3% of NRA) through December 2025. Judaica Brooklyn SW is a Jewish book and Judaica store specializing in all things for the Jewish communities that it serves. Judaica Brooklyn SW’s lease commenced in March 2009 and expires in December 2025 with no extension options or termination options. Judaica Brooklyn SW has a current base rent of $16.99 PSF, and the lease is personally guaranteed by Avrohom Levine and Moshe Kaufman.

The third largest tenant at the property, Dollar Tree, leases 13,451 SF (6.6% of NRA) through January 2026. Dollar Tree is rated Baa3 by Moody’s. Dollar Tree, a Fortune 200 Company, operated 14,835 stores across 48 states and five Canadian provinces as of February 3, 2018. Dollar Tree has been in occupancy since November 2005 and has a lease expiration of January 2026 with no extension options remaining and no termination options. Dollar Tree has a base rent of $14.25 PSF.

In January 2018, Chase Bank executed a new 20-year ground lease to relocate from an in-line space at the Lakewood Plaza property to a 5,000 SF pad location for an annual rent of $275,000. Currently, the construction plans are in the approval process with Lakewood Township, which is expected to be finalized in the fall of 2018. If Lakewood Township does not approve Chase Bank’s construction plans by September 10, 2018, Chase Bank has the right to terminate its new lease for the pad site. If the construction plans are approved and construction commences by the fall of 2018, it is anticipated that construction will be completed in the early part of 2019, with tenant occupancy and rent commencement in mid-2019. Until rent commencement on the new pad location, Chase Bank is required to continue to pay rent on the in-line space in accordance with the existing lease, which is $91,186 annually. The lender underwrote the rent due for the pad site and the in-line space was underwritten as vacant. The borrower deposited $276,000 at origination in the Chase Bank gap rent reserve representing the difference between the pad site rent and the in-line space rent for 18 months, which will be released when Chase Bank commences paying rent on the pad site. Also, the borrower delivered a $2,000,000 letter of credit, which is required to be held as collateral for the loan until, among other things, (i) the lender receives an estoppel from Chase Bank, indicating that the tenant no longer has a right to terminate the lease and specifying the date Chase Bank is required to commence rent payments on the pad space and (ii) the debt yield is at least 8.1%. If the above conditions (among others) are not satisfied by February 6, 2020, the lender may draw on the letter of credit and use the funds to pay down the loan, in which case, the borrower will be required to pay a yield maintenance premium on such paid down portion of the loan. Upon construction completion, the Chase Bank outparcel is expected to represent approximately 2.4% of the net rentable area.

The Market. The property is located in Lakewood, Ocean County, New Jersey within the New York-Newark-Jersey City metropolitan statistical area, which had an estimated population of approximately 20.5 million as of 2017. Ocean County’s regional economy is heavily based in the skilled/service industries. Major employers include Six Flags Great Adventure, Ocean County, Meridian Health, Toms River School District, and Joint Base MDFL.

The property is located in Lakewood Township just over the line from Monmouth County. Lakewood is a mature community which serves as the service center of northern Ocean/southern Monmouth Counties. Lakewood is considered one of the fastest growing communities in New Jersey, primarily as a result of the significant Orthodox Jewish presence in Lakewood. The majority of the new development consists of multi-family duplexes, synagogues and private religious schools, built to accommodate the influx of Orthodox families. Lakewood is also home to Beth Medrash Govoha, one of the world’s largest Rabbinical schools.

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the property is 25,131, 99,657, and 189,204 respectively. The 2018 estimated average household income within the same radii is $65,479, $89,956, and $96,021.

According to the appraisal, the property is located within the Central New Jersey retail market, which contained approximately 35.3 million SF of retail space as of fourth quarter 2017. The Central New Jersey retail market reported an average rental rate of $23.86 PSF with an average vacancy of 10.9%. As of fourth quarter 2017, the Central New Jersey retail market reported new construction of 44,000 SF with positive absorption of 58,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

According to the appraisal, the property is located within the Ocean County retail submarket, which contained approximately 7.0 million SF of retail space as of fourth quarter 2017. The Ocean County retail submarket reported an average rental rate of $22.79 PSF with an average vacancy of 11.6%. As of fourth quarter 2017, the Ocean County retail submarket reported no new construction of and negative absorption of 12,000 SF.

According to the appraisal, the property’s comparable sales set consists of the 5 properties detailed in the table below.

Retail Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occupancy	Proximity (miles)	Tenants
Lakewood Plaza	1962 / 1992	204,547(2)	94.3%(2)	NAP	Gourmet Glatt, Judaica Brooklyn SW, Dollar Tree, Toys 4 U, The Gym
Wall Towne Center	2000 / 2017	96,000	100.0%	10.2	Shop-Rite, Ocean First Bank, AT&T, PetValue
Towne Square Shopping Center	1996 / NAP	88,265	94.0%	46.5	Shop-Rite
Plaza 23	1963 / 1997	161,035	96.0%	78.6	Stop & Shop, T.J. Maxx, HomeGoods
Plaza at Cape May Court House	1971 / 2000	163,629	98.0%	86.7	ACME, Marshalls, Staples, CVS
Mullica Hill Plaza	2004 / NAP	86,842	96.0%	75.2	Shop Rite, McDonalds, Subway, Hallmark, Hand & Stone

(1)	Source: Appraisal

(2)	Based on March 29, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
98.6%	99.3%	98.7%	94.3%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies represent the annual average occupancy as of December 31 of each respective year.

(2)	Based on the March 29, 2018 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF		Occupancy Costs	Lease Expiration Date
Gourmet Glatt	NR / NR / NR	76,577	37.4%	$11.00	26.0%	$849		2.1%	2/29/2020
Judaica Brooklyn	NR / NR / NR	14,890	7.3	$17.49	8.0	$415	(3)	5.8%	12/31/2025
Dollar Tree	Baa3 / NR / NR	13,451	6.6	$14.25	5.9	NAV		NAV	1/31/2026
Toys 4 U	NR / NR / NR	10,047	4.9	$16.82	5.2	$265	(4)	9.7%	11/30/2023
The Gym	NR / NR / NR	10,000	4.9	$10.08	3.1	$72	(5)	23.2%	11/30/2025
Center of Town	NR / NR / NR	8,088	4.0	$19.94	5.0	NAV		NAV	2/28/2021
Rainbow Shops	NR / NR / NR	5,873	2.9	$16.78	3.0	$103	(3)	24.0%	1/31/2022
Shopper’s Paradise	NR / NR / NR	5,760	2.8	$21.00	3.7	NAV		NAV	7/31/2025
Glatt Express, Steakout	NR / NR / NR	5,050	2.5	$24.96	3.9	NAV		NAV	10/31/2021
Chase Bank(6)	A3 / A- / AA-	5,000	2.4	$55.00	8.5	NAV		NAV	7/31/2038
Total:		154,736	75.6%		72.4%

(1)	Based on the March 29, 2018 underwritten rent roll, including rent increases occurring through June 30, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the period ending on December 2017 as provided by the sponsors for Judaica Brooklyn SW and Rainbow Shops.

(4)	Toys 4 U Sales PSF and Occupancy Costs are for the semi-annual period ending on December 2017 as provided by the sponsors.

(5)	The Gym Sales PSF and Occupancy Costs are for the period ending on November 2017 as provided by the sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

(6)	In January 2018, Chase Bank agreed to relocate from an in-line space to a 5,000 SF pad at an annual rent of $275,000. Chase Bank has the right to terminate the lease for the pad space in the event Chase Bank’s construction plans are not approved by the county. Chase Bank is required to continue to pay rent on the in-line space in accordance with the existing lease, which is $91,186 until it is paying rent on the pad space. The underwriting reflects the new Chase Bank lease of $275,000, and the 3,768 SF in line space was underwritten as vacant.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,698	5.7%	NAP	NAP	11,698	5.7%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	11,698	5.7%	$0	0.0%
2018	0	0	0.0	0	0.0	11,698	5.7%	$0	0.0%
2019	5	6,605	3.2	116,447	3.6	18,303	8.9%	$116,447	3.6%
2020	6	81,757	40.0	993,281	30.6	100,060	48.9%	$1,109,728	34.2%
2021	7	24,055	11.8	536,009	16.5	124,115	60.7%	$1,645,737	50.8%
2022	3	6,298	3.1	121,421	3.7	130,413	63.8%	$1,767,158	54.5%
2023	4	13,347	6.5	259,116	8.0	143,760	70.3%	$2,026,274	62.5%
2024	0	0	0.0	0	0.0	143,760	70.3%	$2,026,274	62.5%
2025	5	34,448	16.8	567,600	17.5	178,208	87.1%	$2,593,874	80.0%
2026	3	18,339	9.0	303,720	9.4	196,547	96.1%	$2,897,594	89.4%
2027	1	3,000	1.5	69,000	2.1	199,547	97.6%	$2,966,594	91.5%
2028	0	0	0.0	0	0.0	199,547	97.6%	$2,966,594	91.5%
2029 & Beyond	1	5,000	2.4	275,000	8.5	204,547	100.0%	$3,241,594	100.0%
Total:	35	204,547	100.0%	$3,241,594	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through June 30, 2019.

(2)	Certain tenants have more than one lease. The chart does not include early termination rights that may be provided for in certain leases. Certain tenants are cell towers and kiosks, which were not underwritten but counted in the table.

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM	Underwritten		PSF	%(2)
Rents in Place	$2,875,351	$3,101,738	$3,149,681	$3,178,914	$3,241,594	(1)	$15.85	67.0%
Vacant Income	0	0	0	0	292,450		$1.43	6.0%
Percentage Rent	15,948	8,751	0	0	8,926		$0.04	0.2%
Straight Line Rent(3)	0	0	0	0	13,750		$0.07	0.3%
Gross Potential Rent	$2,891,299	$3,110,489	$3,149,681	$3,178,914	$3,556,719		$17.39	73.5%
Total Reimbursements	1,187,196	1,164,348	1,319,380	1,255,784	1,282,566		$6.27	26.5%
Net Rental Income	$4,078,495	$4,274,838	$4,469,061	$4,434,698	$4,839,285		$23.66	100.0%
(Vacancy/Collection Loss)	(4,755)	2,251	(5,555)	(16,385)	(292,450)		$(1.43)	(6.3%)
Other Income	270,455	94,576	71,272	76,362	76,362		$0.37	1.7%
Effective Gross Income	$4,344,195	$4,371,665	$4,534,778	$4,494,675	$4,623,198		$22.60	100.0%
Total Expenses	$1,321,619	$1,323,092	$1,490,536	$1,414,854	$1,380,788		$6.75	29.9%
Net Operating Income	$3,022,576	$3,048,573	$3,044,243	$3,079,822	$3,242,409	(4)	$15.85	70.1%
Total TI/LC, Capex/RR	0	0	0	0	143,183		$0.70	3.1%
Net Cash Flow	$3,022,576	$3,048,573	$3,044,243	$3,079,822	$3,099,226		$15.15	67.0%

(1)	Underwritten Rents in Place includes Base Rent and rent steps occurring through June 30, 2019. Base Rent is underwritten based on the rent roll dated March 29, 2018 which included cell tower income.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Straight Line Rent incorporates Chase Bank average rent for the pad space for the term of the loan based on a Year 5 rent increase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

(4)	The underwritten Net Operating Income increases more than 5% compared to the TTM Net Operating Income since Chase Bank tenant is moving from an in-line tenant with an annual rent of $91,185 to an outparcel tenant with an annual rent of $275,000. Chase Bank is in the process of relocation and is underwritten as occupied in the pad location; its in-line space is underwritten as vacant.

Property Management. The property is managed by AJH Management LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $680,000 for tenant improvements and leasing commissions, $276,000 for a Chase Bank gap rent reserve, $145,000 for an environmental reserve, $37,485 for an environmental insurance reserve, $137,210 for real estate taxes, and $14,264 for insurance premiums.

Chase Bank Lease Reserve – With respect to the Chase Bank lease, the borrower has delivered a $2,000,000 letter of credit. The letter of credit will be returned to the borrower so long as (a) the borrower delivers an estoppel certificate from Chase Bank stating that (i) the borrower has delivered to Chase Bank all approvals, (ii) the borrower has completed its work and Chase Bank has accepted possession of its premises and delivered the possession date memorandum, (iii) all of Chase Bank’s termination options have expired or been waived, and (iv) the rent commencement date has occurred; and (b) the debt yield is equal to or greater than 8.1%. If the borrower has not satisfied the foregoing conditions on or before February 6, 2020, the lender may apply the letter of credit to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals to $65,338.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals to $6,792.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $3,429.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $8,573 for ongoing tenant improvements and leasing commissions. In addition to the monthly tenant improvements and leasing commissions deposits, the borrower is required to deposit all extraordinary lease payments received into this reserve.

Amortization Reserves – On each payment date during Cash Management Debt Yield Trigger Event (as defined below), the borrower is required to deposit an amount equal to the monthly amortization reserve deposit as described in the loan documents to be held as additional collateral for the loan.

Lockbox / Cash Management. The Lakewood Plaza loan is structured with a springing lockbox and springing cash management. Upon written notification from the lender that a Cash Management Trigger Event (as defined below), if any, has occurred, the borrower is required to promptly establish and maintain a lockbox account with the lockbox bank in trust for the benefit of the lender into which all rents and other income from the property will be deposited within one business day or receipt. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) all funds in the lockbox account will be swept daily to a cash management account under the control of the lender, and applied to the reserve accounts in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses. If a Cash Management Trigger Event solely is as a result of a Cash Management Debt Yield Trigger Event, the excess cash flow is required to be disbursed to the borrower. If the Cash Management Trigger Event is a result of a Critical Tenant Trigger Event (as defined below), the excess cash flow will be deposited into the Critical Tenant TI/LC subaccount, and if no Critical Tenant Trigger Event exists, then the excess cash flow will be deposited into the excess cash flow account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Lakewood Plaza

A “Cash Management Trigger Event” will commence upon: (i) an event of default; (ii) the borrowers second late monthly debt service payment within a consecutive 12-month period; (iii) any bankruptcy action of any of the borrowers, the guarantor or the property manager; (iv) a “Critical Tenant Trigger Event”; or (v) a “Cash Management Debt Yield Trigger Event”. A Cash Management Trigger Event will end with respect to clause (i) the event of default has been cured or waved; with respect to clause (ii) above, when the borrowers make 12 consecutive monthly debt service payments; with respect to clause (iii) above, when such bankruptcy petition has been discharged, stayed or dismissed within 30 days for the borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy action of the property manager, when the borrowers has replaced the property manager with a qualified property manager acceptable to the lender), with respect to clause (iv) above, when the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred; with respect to clause (v) above, the date the property achieves the Required Debt Yield (as defined below); provided, that if the Required Debt Yield has not been satisfied for two consecutive years, then the Borrower will no longer have the right to cure the Cash Management Debt Yield Trigger Event.

A ”Cash Management Debt Yield Trigger Event” will commence if the debt yield, calculated on a trailing twelve month basis, is less than 8.25% as of August 6, 2023, 8.40% as of August 6, 2024, 8.55% as August 6, 2025, 8.70% as of August 6, 2026, and 9.00% as of August 6, 2027 (respectively, as of the date of determination, the “Required Debt Yield”)

A “Critical Tenant Trigger Event” will commence (i) on the date that Gourmet Glatt or any other tenant occupying the space currently occupied by such tenant (the “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to 300 days prior to the date the Critical Tenant fails to give notice of its election to renew its lease; (iii) on or prior to the date on which the Critical Tenant is required under the Critical Tenant lease to notify the landlord of its election to renew its lease, if the Critical Tenant fails to give such notice; (iv) upon an event of default under the Critical Tenant Lease; (v) upon a bankruptcy action of the Critical Tenant or any guarantor of the Critical Tenant occurs; or (vi) if the Critical Tenant ceases to occupy its Critical Tenant space or discontinues its normal business operation or terminates its Critical Tenant Lease.

A “Critical Tenant Trigger Event Cure” will end (a) with respect to clauses (i), (ii) or (iii) on the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower and the required material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) the Critical Tenant space has been leased to an acceptable replacement tenant pursuant to an acceptable lease and the replacement tenant is conducting business in the space; (b) with respect to clause (iv) after a cure of applicable event of default; (c) with respect to clause (v) after the affirmation of the Critical Tenant Lease and the Critical Tenant is actually paying all rents and other amounts under its lease (and/or the discontinuance of the bankruptcy action with respect to the related guarantor of such Critical Tenant Lease, as applicable); (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred.

Environmental Matters. The Phase I environmental report dated June 28, 2018 identified a recognized environmental condition related to the prior operation of an on-site dry cleaning business.  An opinion of probable cost to determine the reasonable worst case scenario cost to cure the identified environmental condition was prepared by an environmental professional and $145,000 (125% of the cost to cure such environmental condition) was escrowed by the borrower at origination.  In addition, the borrower obtained an environmental impairment liability (“EIL”) insurance policy from Beazley (Lloyd’s Syndicates 623/2623) naming the lender with its successors, assigns and/or affiliates as an additional named insured. The EIL policy has a term of ten years plus 30 days, policy limits of $3,000,000 per incident and in the aggregate, and a deductible of $50,000. The EIL policy premium was paid in full at origination. At origination, the borrower also deposited $37,485 into the environmental insurance reserve. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.5%	Net Rentable Area (SF)(2):	221,158
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrower:	Sahara Center LLC	Year Built / Renovated:	2014 / NAP
Sponsors:	Yohanan Yohan Lowie; Vickie L. DeHart; Paul B. DeHart	Occupancy:	88.2%
Interest Rate:	4.3660%	Occupancy Date:	5/21/2018
Note Date:	4/6/2018	Number of Tenants:	13
Maturity Date:	5/5/2028	2015 NOI:	$2,020,783
Interest-only Period:	120 months	2016 NOI:	$2,303,474
Original Term:	120 months	2017 NOI:	$2,647,786
Original Amortization:	None	TTM NOI(3)(4):	$2,898,837
Amortization Type:	Interest Only	UW Economic Occupancy:	89.7%
Call Protection:	L(27), Def or YM1(90), O(3)	UW Revenues:	$4,926,066
Lockbox(1):	Hard	UW Expenses:	$1,113,761
Additional Debt:	No	UW NOI(4):	$3,812,305
Additional Debt Balance:	N/A	UW NCF:	$3,613,263
Additional Debt Type:	N/A	Appraised Value / Per SF(5):	$62,850,000 / $284
Additional Future Debt Permitted:	No	Appraisal Date:	1/6/2018

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$167
Taxes:	$71,837	$23,946	N/A	Maturity Date Loan / SF:	$167
Insurance:	$63,125	$8,527	N/A	Cut-off Date LTV(5):	58.9%
Replacement Reserves:	$0	$2,755	$99,165	Maturity Date LTV(5):	58.9%
TI/LC:	$0	Springing	$495,826	UW NOI DSCR:	2.33x
Outstanding TI/LC:	$312,602	$0	N/A	UW NCF DSCR:	2.21x
Urgent Care Lease Obligations:	$597,210	$0	N/A	UW NOI Debt Yield:	10.3%
				UW NCF Debt Yield:	9.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$37,000,000	100.0%	Payoff Existing Debt:	$30,050,459	81.2%
			Return of Equity:	5,530,947	14.9
			Upfront Reserves:	1,044,774	2.8
			Closing Costs:	373,820	1.0
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The property consists of 204,107 SF of contiguous anchor, in-line space and six pad sites, totaling 17,051 SF. One of the pads is currently being completed.

(3)	Represents the trailing twelve period ending March 2018.

(4)	UW NOI exceeds TTM NOI due to the signing of the three new leases totaling 56,176 SF in 2017 and 2018, accounting for $683,082 in underwritten base rent in excess of the rent roll dated May 21, 2018, including Burlington Coat Factory, which lease commenced in September 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

(5)	The appraiser concluded a prospective As-Stabilized value, as of January 6, 2019, of $67,175,500, assuming completion of the Urgent Care Nevada building and commencement of the related lease, that would result in a Cut-off Date LTV and Maturity Date LTV of 55.1%.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Sahara Center loan is a $37.0 million first mortgage loan secured by the borrower’s fee interest in a 221,158 SF grocery anchored shopping center located in Las Vegas, Nevada. The loan has a 10-year term and is interest only for the entire term.

The Borrower. The borrower, Sahara Center LLC, is a Nevada limited liability company and special purpose entity, owned and controlled by Yohanan Yohan Lowie, Merav Lowie, Paul B. DeHart and Vickie L. DeHart.

The Sponsors. The loan’s nonrecourse carve-out guarantors are Yohanan Yohan Lowie and Merav Lowie. Yohanan Yohan Lowie, Paul B. DeHart and Vickie L. DeHart are the co-founders of EHB Companies. Founded in 1993, EHB Companies is one of the largest independent developers/builders in the City of Las Vegas with over 3.0 million SF of retail and residential development, representing an investment of more than $1.0 billion, including One Queensridge Place and Tivoli Village. EHB Companies is working with the State of Nevada to develop a new building for the southern offices of the Nevada Supreme Court and Nevada Court of Appeals. The loan’s sponsors and the nonrecourse carve-out guarantors reported a combined net worth and liquidity of $113.4 million and $2.4 million, respectively, in their financial statement as of December 31, 2016.

The Property. The property is a 221,158 SF grocery anchored shopping center located in Las Vegas, Nevada. The property benefits from approximately 1,050 feet of frontage on Sahara Avenue and 430 feet on Hualapai Way with unobstructed visibility from both thoroughfares. The property consists of 204,107 SF of contiguous anchor, in-line space, six pad sites, totaling 17,051 SF and includes 894 surface parking spaces for a ratio of 4.0 spaces per 1,000 SF of net rentable area. The improvements were constructed by the borrower between 2014 and 2017, and are situated on an 18.1-acre site. The borrower acquired the land in November 2012 for approximately $6.5 million and developed the property for a total cost of approximately $35.8 million. As of May 21, 2018, the property was 88.2% occupied by 13 tenants. The property is anchored by the third highest grossing Sprouts in the nation, as well as TJ Maxx / HomeGoods and Petco. The other junior anchor tenants include Burlington Coat Factory (“Burlington”) and Stein Mart. There is one remaining vacant junior anchor space. There are four, inline tenants situated at the northwest corner of the center. In addition, the six pad sites are leased to five national tenants, Raising Cane’s, Blaze Pizza, In-N-Out Burger, Tide Dry Cleaners and Urgent Care, which is currently under construction. One of the pads is subject to a ground lease.

The largest tenant at the property, Burlington, leases 48,929 SF (22.1% of NRA) through February 2028. Burlington is a national off-price department store retailer headquartered in Florence, New Jersey. Founded in 1972, Burlington primarily sells coats and outwear and has a diverse set of product categories through its extensive selection of in-season, fashion-focused merchandise, including: women’s ready-to-wear apparel, menswear, youth apparel, baby apparel, footwear, accessories, home goods and coats. As of February 3, 2018, Burlington operates 629 stores (inclusive of an internet store) in 45 states and Puerto Rico. According to the Burlington Stores, Inc.’s fiscal 2017 annual report as of February 3, 2018, the company generated total revenues of $6.1 billion, an 8.9% increase from 2016’s total revenues of $5.6 billion.

The second largest tenant at the property, TJ Maxx / HomeGoods, leases 46,000 SF (20.8% of NRA) through October 2024. TJ Maxx is a subsidiary of TJX Companies (A+/A2 by S&P and Moody’s), which is an off-price apparel and home fashions retailer in the United States and across the world. TJX Companies operates through four segments: Marmaxx, HomeGoods, TJX Canada and TJX International. TJ Maxx and Marshalls chains in the United States are collectively the largest off-price retailer in the United States with a total of 2,285 stores, as of February 3, 2018. The HomeGoods chain is an off-price retailer of home fashions in the United States with 660 stores. According to the fiscal 2017 annual report as of February 3, 2018, TJX Companies had over $35.9 billion in revenues in TTM February 2018 vs. $33.2 billion in 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

The third largest tenant at the property, Stein Mart, leases 32,867 SF (14.9% of NRA) through September 2024. Stein Mart is a discount men and women’s department store chain headquartered in Jacksonville, Florida. Founded in the early 1900’s, Stein Mart markets itself as offering the fashion merchandise, service and presentation of a department or specialty store at prices comparable to off-price retail chains. Stein Mart’s merchandise features apparel, accessories, shoes and home fashions. As of February 3, 2018, Stein Mart operates 293 stores in 31 states and an e-commerce retail-selling site. The company offers stores in the northeast, midwest, southeast, Texas and the southwest, but are most concentrated in the southeast and Texas where 191 stores are located. Stein Mart current employs 10,200 people (5,400 are full-time employees). According to the Stein Mart, Inc.’s fiscal 2017 annual report as of February 3, 2018, the company’s total sales were $1.3 billion in 2017, a 3.1% decrease compared to 2016. SteinMart has the option to terminate its lease if its annual gross sales during its fifth lease year is less than $5.5 million with 90 days’ written notice following the end of the fifth lease year and payment of a termination fee equal to the unamortized value of the leasing commissions paid by the landlord.

The Market. The property is located within the Summerlin master-planned community in the western suburb of Las Vegas and about 10 miles west of the Las Vegas central business district. Summerlin is a 22,500-acre master-planned community in the Las Vegas Valley near the Spring Mountains and Red Rock Canyon National Conservation area. Downtown Summerlin is the neighborhood’s newest area attraction with direct frontage along the I-215 corridor and situated between West Sahara Avenue and West Charleston Boulevard, directly south of the Red Rock Resort/Casino approximately 2.1 miles northwest of the property. This lifestyle center, which was built in 2014, includes 1.4 million SF mixed-use development including over 125 restaurants and stores. The property has easy access to the 215 Beltway located one mile west and Summerlin Parkway located approximately three miles north. Both freeways provide access to/from central business district Las Vegas, The Strip and McCarran International Airport. According to a third party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the property is 23,810, 143,650, and 306,167 respectively, and 2017 estimated average household income within the same radius is $89,298, $94,555, and $85,310, respectively.

According to a third party market research report, the property is located within the West Las Vegas submarket, which is comprised of 540 buildings totaling 10,314,789 SF with an average quoted rent of $19.62 PSF and vacancy of 6.0% as of the first quarter of 2018.

Retail Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)		Est. Occ.	Proximity (miles)	Anchor Tenants
Sahara Center	2014 / NAP	221,158	(2)	88.2% (2)	N/A	Burlington, TJ Maxx / HomeGoods, Sprouts(2)
Arroyo Market Square	2007 / NAV	919,601		99.0%	8.6	Michael’s, Men’s Wearhouse, Ulta Salon, Ross
Best in the West	1998 / NAV	405,975		93.0%	7.8	Old Navy, DSW Shoe Warehouse, Petsmart, Bed Bath & Beyond
Shops at Summerlin South	2014 / NAP	431,385		93.0%	1.4	Buy Buy Baby, Boot Barn, Trader Joes, Old Navy
Stephanie Street Power Center	1996 / NAV	378,972		100.0%	22.3	Home Goods, Optic Gallery, Habit Burger, Best Mattress
Durango Arby Plaza	2015 / NAP	70,711		100.0%	8.1	Farmers Insurance, Goodwill, Ramen Kobo, EOS Fitness

(1)	Source: Appraisal.

(2)	Based on the May 21, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017(2)	Current(3)
57.5%	62.8%	86.3%	88.2%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The increase in occupancy in 2017 is due to the signing of two new leases totaling 51,829 SF.

(3)	Based on the May 21, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

Top 10 Tenant Summary(1)

Tenant	Ratings (Moody’s/S&P/Fitch)(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date(3)
Burlington	NR / BB / NR	48,929	22.1%	$16.25	19.5%	2/28/2028
TJ Maxx / HomeGoods	A2 / A+ / NR	46,000	20.8	$15.75	17.8	10/31/2024
Stein Mart	NR / NR / NR	32,867	14.9	$16.00	12.9	9/30/2024(4)
Sprouts	NR / NR / NR	26,905	12.2	$15.00	9.9	7/31/2024
Petco	B3 / CCC+ / NR	13,370	6.0	$21.50	7.1	1/31/2025(5)
Dr. Truman Orthodontics	NR / NR / NR	5,269	2.4	$41.29	5.3	11/09/2023
In-N-Out-Burger	NR / NR / NR	4,347	2.0	$42.56	4.5	4/30/2038
Dotty’s	NR / NR / NR	3,800	1.7	$52.30	4.9	1/31/2025
ATI Physical Therapy	NR / NR / NR	3,500	1.6	$36.00	3.1	3/31/2026
Raising Cane’s	NR / NR / NR	2,950	1.3	$84.75	6.1	3/31/2036
Total:		187,937	85.0%		91.1%

(1)	Based on the May 21, 2018 underwritten rent roll. Base Rent PSF includes base rent and rent increases occurring through March 31, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	Stein Mart has a termination option if its annual gross sales during the fifth lease year are less than $5.5 million (although the tenant is not required to report sales under normal circumstances), exercisable with three-month’s written notice following the end of the fifth lease year.

(5)	Petco has the right to “go dark” and cease business operations at the Mortgaged Property with at least 30 days’ notice to landlord. If tenant elects to “go dark” and cease business operations at the mortgaged property for more than 180 consecutive days for any reason other than alterations, casualty, condemnation and force majeure, the landlord may terminate the lease by providing 30 days’ notice of such termination to the tenant unless the tenant recommences business operations within such 30 day period.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	26,021	11.8%	NAP	NAP	26,021	11.8%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	26,021	11.8%	$0	0.0%
2018	0	0	0.0	0	0.0	26,021	11.8%	$0	0.0%
2019	0	0	0.0	0	0.0	26,021	11.8%	$0	0.0%
2020	0	0	0.0	0	0.0	26,021	11.8%	$0	0.0%
2021	0	0	0.0	0	0.0	26,021	11.8%	$0	0.0%
2022	0	0	0.0	0	0.0	26,021	11.8%	$0	0.0%
2023	1	5,269	2.4	217,544	5.3	31,290	14.1%	$217,544	5.3%
2024	3	105,772	47.8	1,653,934	40.6	137,062	62.0%	$1,871,478	45.9%
2025	4	21,470	9.7	697,195	17.1	158,532	71.7%	$2,568,673	63.0%
2026	1	3,500	1.6	126,000	3.1	162,032	73.3%	$2,694,673	66.1%
2027	1	2,900	1.3	150,800	3.7	164,932	74.6%	$2,845,473	69.8%
2028	1	48,929	22.1	795,096	19.5	213,861	96.7%	$3,640,569	89.3%
2029 & Beyond	2	7,297	3.3	435,000	10.7	221,158	100.0%	$4,075,569	100.0%
Total	13	221,158	100.0%	$4,075,569	100.0%

(1)	Based on the May 21, 2018 underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

‘

Mortgage Loan No. 8 — Sahara Center

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)(2)	Underwritten(2)	PSF	%(3)
Rents in Place	$2,246,974	$2,634,850	$3,132,809	$3,329,153	$4,075,569	$18.43	74.3%
Vacant Income	0	0	0	0	562,619	$2.54	10.3%
Gross Potential Rent	$2,246,974	$2,634,850	$3,132,809	$3,329,153	$4,638,188	$20.97	84.5%
Total Reimbursements	552,188	594,806	539,160	612,632	850,496	$3.85	15.5%
Net Rental Income	$2,799,162	$3,229,656	$3,671,968	$3,941,785	$5,488,686	$24.82	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(562,619)	($2.54)	(11.4%)
Effective Gross Income	$2,799,162	$3,229,656	$3,671,968	$3,941,785	$4,926,066	$22.27	100.0%
Total Expenses	$778,379	$926,182	$1,024,183	$1,042,948	$1,113,761	$5.04	22.6%
Net Operating Income	$2,020,783	$2,303,474	$2,647,786	$2,898,837	$3,812,305	$17.24	77.4%
Total TI/LC, Capex/RR	0	0	0	0	199,042	$0.90	4.0%
Net Cash Flow	$2,020,783	$2,303,474	$2,647,786	$2,898,837	$3,613,263	$16.34	73.3%

(1)	Represents trailing twelve months ending March 2018.

(2)	Rents in Place include base rent and rent increases occurring through March 31, 2019. Underwritten Net Operating Income exceeds TTM Net Operating Income due to the signing of the three new leases totaling 56,176 SF, accounting for $683,082 in underwritten base rent in excess of the base rent per the underwritten rent roll dated May 21, 2018, in 2017 and 2018, including Burlington Coat Factory, whose lease commenced in September 2017.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by King Commercial Real Estate LLC.

Escrows and Reserves. At origination, the borrower deposited $597,210 for the Urgent Care lease obligations, $312,602 for outstanding tenant improvements and leasing commissions for Urgent Care (TI: $222,970, LC: $43,382) and In-N-Out Burger ($46,250), $71,837 for annual real estate taxes and $63,125 for annual insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $23,946.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $8,527.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,755 for replacement reserves, subject to a cap at $99,165.

TI/LC Reserves – On and after the 37th payment date, the borrower is required to escrow $13,822 for TI/LC reserves, subject to a cap at $495,826.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to each existing tenant instructing each tenant to deposit all rents and payments into the lender-controlled lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account will be swept on a daily basis to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account. Following the commencement of and at all times during the continuance of a Specified Tenant Sweep Period (as defined below), all funds in the lockbox account will be swept to a lender-controlled subaccount until such time as the balance of funds equals the then applicable Specified Tenant Reserve Cap (as defined below) related to the Specified Tenant (as defined below) that caused the Specified Tenant Sweep Period or the aggregate of the then-applicable Specified Tenant Reserve Caps.

A “Cash Management Period” will commence upon: (i) an event of default; (ii) a DSCR less than 1.15x after the end of a calendar quarter or (iii) a Specified Tenant Sweep Period. A Cash Management Period will end with respect to clause (i) above, if the lender accepts a cure of the event of default giving rise to such Cash Management Period and no event that would trigger another Cash Management Period has occurred and is continuing (provided, however, that nothing contained herein will require the lender to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — Sahara Center

accept a cure of an event of default); with respect to clause (ii), if for six consecutive months (a) no event that would trigger another Cash Management Period has occurred; and (b) the DSCR is at least 1.20x; or, with respect to clause (iii), a Specified Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Management Period is then continuing).

A “Specified Tenant Sweep Period” will commence upon: (i) the date a notice of termination of any Specified Tenant lease is given or received or the earlier of (x) the date that is nine months prior to the then-current expiration date of any Specified Tenant lease, whether such lease is in its initial term or any renewal term, (y) the date by which any Specified Tenant is required to exercise its renewal or extension option under any Specified Tenant lease and (z) with respect to Stein Mart, the date that is nine months prior to the date the termination option of the Stein Mart lease; (ii) a Specified Tenant or an acceptable replacement tenant becoming the subject of a bankruptcy action; (iii) a Specified Tenant or an acceptable replacement tenant vacating, surrendering or “going dark” in a majority of the Specified Tenant’s premises, (iv) the date upon which any Specified Tenant terminates its Specified Tenant lease or delivers to the borrower a written notice or otherwise indicates its intention to terminate its Specified Tenant lease; or (v) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under a Specified Tenant lease or the lease of an acceptable replacement tenant.

A “Specified Tenant Sweep Period Cure” will commence upon: (i) in the case of a Specified Tenant Sweep Period under clause (i) or (iv) of the definition thereof, the occurrence of a Specified Tenant Replacement Event (as defined below); (ii) in the case of a Specified Tenant Sweep Period under clause (ii) of the definition thereof, either (A) the dismissal of the bankruptcy action and the affirmation of the Specified Tenant lease, or (B) the occurrence of a Specified Tenant Replacement Event; (iii) in the case of a Specified Tenant Sweep Period under (iii) of the definition thereof, either (A) the Specified Tenant or another tenant having re-opened for business for at least three continuous months, or (B) the occurrence of a Specified Tenant Replacement Event; (iv) in the case of a Specified Tenant Sweep Period under clause (v) of the definition thereof, either (A) the monetary or material non-monetary default having been cured and no other monetary or material nonmonetary default (beyond any applicable notice and/or cure period) existing under the Specified Tenant lease (provided there is not more than one monetary or material non-monetary default beyond any applicable notice and/or grace period under such Specified Tenant Lease in a 12 month period or, if there is more than one monetary or material non-monetary default beyond any applicable notice and/or grace period under such Specified Tenant lease in a 12 month period, 12 months after the last monetary or material nonmonetary default beyond any applicable notice and/or grace period having been cured), or (B) the occurrence of a Specified Tenant Replacement Event; or (v) in the case of a Specified Tenant Sweep Period under clause (i)(z) of the definition thereof , Stein Mart not having exercised its termination option under the Stein Mart lease and such termination option having expired pursuant to the Stein Mart lease.

A “Specified Tenant Replacement Event” means the termination of a Specified Tenant lease and the borrower entering into one or more new leases for all of such Specified Tenant’s premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Specified Tenant” means any of: (i) Burlington, (ii) TJ Maxx / HomeGoods and/or (iii) Stein Mart and thereafter any acceptable replacement tenant for any of the foregoing occupying all or substantially all of such applicable Specified Tenant’s premises.

A “Specified Tenant Reserve Cap” means, with respect to a Specified Tenant Sweep Period, an amount equal to $25.00 PSF for the applicable Specified Tenant’s premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,225,000	Title:	Fee
Cut-off Date Principal Balance:	$27,225,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	4.0%	Net Rentable Area (Units):	210
Loan Purpose:	Acquisition	Location:	Midland, TX
Borrower:	REOF Midway Two, LLC	Year Built / Renovated:	2014 / NAP
Sponsor:	REOF B, LLC	Occupancy:	94.8%
Interest Rate:	4.9420%	Occupancy Date:	7/6/2018
Note Date:	7/10/2018	Number of Tenants:	NAP
Maturity Date:	8/6/2028	2015 NOI:	$2,731,790
Interest-only Period:	24 months	2016 NOI:	$1,718,599
Original Term:	120 months	2017 NOI:	$2,091,589
Original Amortization:	360 months	TTM NOI(2)(3):	$2,365,571
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.1%
Call Protection:	L(35), Def (81), O(4)	UW Revenues:	$4,046,316
Lockbox(1):	Soft	UW Expenses:	$1,445,506
Additional Debt:	No	UW NOI(3):	$2,600,810
Additional Debt Balance:	N/A	UW NCF:	$2,548,310
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$37,500,000 / $178,571
Additional Future Debt Permitted:	No	Appraisal Date:	5/7/2018

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$129,643
Taxes:	$278,592	$34,824	N/A	Maturity Date Loan / Unit:	$112,008
Insurance:	$19,044	$6,348	N/A	Cut-off Date LTV:	72.6%
Replacement Reserves:	$0	$4,375	N/A	Maturity Date LTV:	62.7%
				UW NOI DSCR:	1.49x
				UW NCF DSCR:	1.46x
				UW NOI Debt Yield:	9.6%
				UW NCF Debt Yield:	9.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$27,225,000	73.5%	Purchase Price:	$36,300,000	98.0%
Sponsor Equity:	9,801,998	26.5	Closing Costs:	429,362	1.2
			Upfront Reserves:	297,636	0.8
Total Sources:	$37,026,998	100.0%	Total Uses:	$37,026,998	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Represents trailing twelve months ending June 30, 2018.

(3)	The increase of the UW NOI over the TTM NOI is primarily driven by the increase in Rents in Place and the burn-off of prior period rent concessions.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

The Loan. The Midway Station loan is a $27.225 million first mortgage loan secured by the fee interest in a 210-unit, Class A garden style multifamily property located in Midland, Texas. The loan has a 10-year term and will amortize on a 30-year schedule after 24 months of interest only payments.

The Borrower. The borrowing entity for the loan is REOF Midway Two, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is indirectly owned by Michael P. Wheeler.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is REOF B, LLC which is managed by Michael P. Wheeler, CEO of ILM Capital, LLC., (“ILM Capital”). ILM Capital is a real estate investment firm focused on the acquisition and management of opportunistic, value-add, and core-plus off-campus student housing and multifamily properties. ILM Capital is an experienced operator of off-campus student and multifamily housing and has successfully sponsored, owned, operated, and/or managed over 4,000 beds at Texas A&M University, University of North Carolina – Wilmington, University of South Alabama, Wright State University, and the University of North Florida. The Sponsor owns five properties including four student housing assets comprised of 1,106 units and 3,139 beds, and one multifamily with 264 units.

The Property. The property is a 210-unit, Class A garden style multifamily property located in Midland, Texas that was built in 2014. The property consists of nine, three-story apartment buildings, and seven detached garage buildings located on approximately 12.0 acres. The property provides 198 surface spaces, 183 carport spaces, and 56 garage spaces parking, or 2.08 parking spaces per unit. As of July 6, 2018, the property was 94.8% occupied. The property contains 120 one-bedroom units (57.1%) and 90 two-bedroom units (42.9%) with 30 of the one-bedroom units and 30 of the two-bedroom units consisting of corporate leased units. The standard one-bedroom units average 777 SF, the standard two-bedroom units average 1,157 SF, the corporate one-bedroom units average 767 SF, and the standard corporate two-bedroom units average 1,166 SF with an overall average unit size of 940 SF.

The property includes a master lease with Pioneer Natural Resources USA, Inc., a wholly owned subsidiary of Pioneer Natural Resources Co. (Baa2/BBB/BBB by Moody’s, Standard & Poor’s and Fitch) (“Pioneer”) for 43 of the units (20.5% of the total units) (the “Pioneer Lease”). Since 2014, Pioneer has leased a block of units at the property for company employees as the Pioneer office is located less than one mile east of the property. The Pioneer Lease was renewed in July 2017 for an additional three years and does not contain any termination options. Commencing in July 2020, Pioneer has the option to terminate leases for individual units by providing 60-days prior notice and Pioneer is prohibited from terminating the leases for more than five units in any single calendar month.

Property amenities include a clubhouse/leasing office, an information center, a covered mail center, a resident lounge, a resort style swimming pool with lounge deck, an outdoor kitchen, a fitness center, an internet café, a dog park, a playground, shuffleboard, gas and charcoal grilling area, a professional management team, and 24 hour emergency maintenance.

Unit amenities include a full-size washer/dryer set, a hot water heater, cable and internet, stainless steel double sink with disposal, walk-in closets, a garden style tub and linen closets. Unit kitchens feature a built-in microwave oven, a dishwasher, a refrigerator, an icemaker, and a self-cleaning oven. The units also feature 10 foot ceiling heights. In addition to standard closets, the units also have an exterior storage closet accessed from the deck or patio.

The property is located in Midland just off Loop 250, proximate to access routes and major demand generators in the area. The property is located near Midland Park Mall (3.4 miles), a Simon Group mall, the primary shopping destination in the area, which is anchored by Dillard’s, JC Penney, and various national retailers. The property is the only multifamily complex located within the Claydesta Business Park, which houses major employers including Pioneer which leases 20.5% of the property’s units. Pioneer constructed their six-story office building in 2014. Other major office tenants in Claydesta Business Park and within walking distance of the subject include Conoco Philips, Anadarko Petroleum, DCP Midstream, Energen, and Apache Corporation. The property is also located in near proximity to schools, restaurants, healthcare facilities and other recreational activities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	90	42.9%	80	88.9%	777	$1,424	$1.83	$1,797	$2.47
One Bedroom, One Bath Corp.	30	14.3	30	100.0%	767	$1,478	$1.93	$1,854	$2.22
Two Bedroom, Two Bath	60	28.6	59	98.3%	1,157	$1,832	$1.58	$2,259	$2.01
Two Bedroom, Two Bath Corp.	30	14.3	30	100.0%	1,166	$1,935	$1.66	$2,369	$1.95
Total/Wtd. Avg.:	210	100.0%	199	94.8%	940	$1,630	$1.75	$2,028	$2.16

(1)	Based on the underwritten rent roll dated July 6, 2018.

(2)	Source: Appraisal.

The Market. The property is located in Midland, Texas, midway between Forth Worth and El Paso. The employment character of the submarket indicates a predominantly middle-income employment profile, with the majority of the population holding Agriculture/Forest/Fishing/Hunting/Mining and Retail Trade related jobs. Major employers in the area, not including oil and gas related companies, include Midland ISD, Midland Memorial Hospital, the City of Midland, Walmart and Midland College.

Midland, along with Odessa, serves as the regional hub of the Permian Basin, the vast section of West Texas and eastern New Mexico known for its oil and gas production. The Permian Basin is approximately 200 miles in diameter and covers 15 counties. More than 60% of Texas oil production occurs in the Permian Basin, which is also home to 16% - 20% of the nation’s oil reserves. The Permian Basin oil region is the second largest oil and gas shale in the world. The region produces one-fifth of the nation’s total petroleum and natural gas, and is currently the primary driver of U.S. production growth in oil and gas. According to the U.S. Geological Survey, the basin is now estimated to have 20 billion barrels of oil and 1.6 billion barrels of natural gas. Output reached 3.18 million barrels per day in May 2018, the highest since the Energy Information Administration began compiling records in 2007.

In March 2018, Andarko Petroleum (Ba1/BBB/BBB by Moody’s, S&P and Fitch) announced that it would launch the construction of a Midland Regional Office, (located across from the Chevron Midcontinent Headquarters Campus), which will consist of 350,000 SF of office space on a 10-acre site and will house 275 employees initially with a capacity to grow up to 800 employees. The new Andarko Petroleum Midland Regional Office will be approximately 6.5 miles from the Midway Station property and is expected to be completed in 2019.

Although oil and gas production is the primary driver of the local economy, the influx of investments from national corporations has fostered growth in several industries. With eleven electric generation plants producing over 3,100 megawatts, the Permian Basin is also one of the major contributors in wind and solar energy development. Midland was ranked the fifth fastest-growing city nationally on WalletHub’s “2017’s Fastest-Growing Cities in America” list, and the third fastest-growing metro in the nation according to Business Facilities’ 13th Annual Rankings Report, Summer 2017. Aerospace engineering has been developed as part of the mechanical engineering program at The University of Texas of the Permian Basin in neighboring Odessa to establish Midland as an attractive, strong location for the burgeoning consumer aerospace industry. The Midland International Air & Space Port (14.1 miles from the Property) was granted its Commercial Space Launch Site license in 2014 and is the first primary commercial service airport to be given a spaceport designation.

According to the appraisal, the property is located in the Midland, TX metropolitan statistical area. According a third party research report, the population of the Midland MSA was estimated to be nearly 171,400 residents in 2017. Gross Metro Product for the Midland MSA was approximately $22.3 billion during 2017. As of first quarter of 2018, the Midland/Odessa submarket reported an average vacancy of 5.5%. Historically the submarket multifamily market has been volatile over longer periods of time, and demand in this market has a direct correlation to the performance of the oil industry. According to the appraisal, the data since January 2017 is showing an uptick in multifamily performance, possibly signaling more stability in the future for the oil and gas industry and consequently the Midland/Odessa market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

The appraisal identified four comparable rental properties, ranging from 52 to 290 units that were constructed between 2013 and 2014. The competitive set reported average rents ranging from $1,225 to $2,800 per unit for 1 bedroom / 1 bathroom units (average of $1,802/unit), and between $1,480/unit to $2,585/unit for 2 bedroom / 2 bathroom units (average of $2,057/unit). Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in the Midland area within approximately 8.0 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Distance from Property
Midway Station	2014	210	940	$1,630(2)	94.8%(2)	NAP
Westwood Villas	2013	52	922	$1,738	100%	4.9 miles
Residence at Midland	2014	290	907	$2,105	97%	6.1 miles
Mesquite Terraces	2014	288	977	$3,180	96%	6.4 miles
Tradewinds Apartments	2013	214	939	$1,733	93%	7.4 miles
Total(3):		844

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated July 6, 2018.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
96.3%	94.3%	95.5%	94.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies reflect the average monthly physical occupancies.

(2)	Based on the July 6, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Midway Station

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)(2)	Underwritten(2)	Per Unit(3)	%(4)
Rents in Place(5)	$3,894,124	$3,324,735	$3,405,509	$3,583,862	$3,851,008	$18,338	94.0%
Vacant Income	0	0	0	0	245,484	$1,169	6.0%
Gross Potential Rent	$3,894,124	$3,324,735	$3,405,509	$3,583,862	$4,096,492	$19,507	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$3,894,124	$3,324,735	$3,405,509	$3,583,862	$4,096,492	$19,507	100.0%
(Vacancy/Collection Loss)	(147,793)	(349,941)	(218,724)	(182,335)	(286,864)	($1,366)	(7.1%)
Other Income	299,853	214,961	216,138	236,687	236,687	$1,127	5.8%
Effective Gross Income	$4,046,183	$3,189,755	$3,402,923	$3,638,215	$4,046,316	$19,268	100.0%
Total Expenses	$1,314,393	$1,471,156	$1,311,334	$1,272,644	$1,445,506	$6,883	35.7%
Net Operating Income	$2,731,790	$1,718,599	$2,091,589	$2,365,571	$2,600,810	$12,385	64.3%
Total TI/LC, Capex/RR	0	0	0	0	52,500	$250	1.3%
Net Cash Flow	$2,731,790	$1,718,599	$2,091,589	$2,365,571	$2,548,310	$12,135	63.0%

(1)	TTM represents the trailing twelve month period ending June 30, 2018.

(2)	The increase of the Underwritten Net Operating Income over the TTM Net Operating Income is primarily driven by the increase in Rents in Place and the burn-off of prior period rent concessions.

(3)	Per Unit based on 210 units.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Rents in Place are net of concessions.

Property Management. The property is managed by We Communities LLC, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $278,592 for real estate taxes and $19,044 for insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to $4,375 ($250 per unit annually).

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to $34,824.

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance payments, which currently equates to $6,348.

Lockbox / Cash Management. The Midway Station loan is structured with a soft lockbox for rents received from tenants and springing cash management. The borrower or manager are each required to have all collected funds deposited into a lockbox account. Except during the continuance of a Trigger Event, all funds in the lockbox account are swept daily to Borrower’s operating account. During the continuance of a Trigger Event, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period during the continuance of such Trigger Event in accordance with the loan documents and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Trigger Event” means the occurrence (i) of any event of default under the mortgage loan documents, (ii) the debt yield falling below 7.5% for the prior calendar quarter (and ending when the debt yield is equal or greater than 7.5% for two consecutive calendar quarters), and (iii) a bankruptcy event has occurred with respect to borrower or property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

* Site plan is for illustrative purposes and some information may differ from actual.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.0%	Net Rentable Area (SF)(2):	359,995
Loan Purpose:	Refinance	Location:	Conway, AR
Borrower:	Conway Devco DE, L.L.C.	Year Built / Renovated:	2004 / 2011
Sponsor:	E. Stanley Kroenke	Occupancy:	98.3%
Interest Rate:	4.6900%	Occupancy Date:	6/30/2018
Note Date:	7/17/2018	Number of Tenants:	37
Maturity Date:	8/6/2028	2015 NOI:	$4,721,542
Interest-only Period:	60 months	2016 NOI:	$4,712,288
Original Term:	120 months	2017 NOI:	$4,845,853
Original Amortization:	360 months	TTM NOI(3):	$4,795,129
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(23), YM1(93), O(4)	UW Revenues:	$5,615,437
Lockbox:	Springing	UW Expenses:	$855,197
Additional Debt(1):	Yes	UW NOI:	$4,760,240
Additional Debt Balance(1):	$27,250,000	UW NCF:	$4,526,244
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$80,550,000 / $224
Additional Future Debt Permitted:	No	Appraisal Date:	6/29/2018

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$131
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$120
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.8%
TI/LC:	$0	Springing	$899,987	UW NOI DSCR:	1.62x
				UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	10.1%
				UW NCF Debt Yield:	9.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$47,250,000	100.0%	Payoff Existing Debt:	$26,157,046	55.4%
			Return of Equity:	20,669,303	43.7
			Closing Costs:	423,651	0.9
Total Sources:	$47,250,000	100.0%	Total Uses:	$47,250,000	100.0%

(1)	The Conway Commons loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date Balance of $47.25 million (collectively, the “Conway Commons Whole Loan”). The financial information presented in the chart above and herein reflects the Cut-off Date Balance of the Conway Commons Whole Loan.

(2)	Net Rentable Area (SF) excludes ground leased tenants which include Belk, Chili’s, Arby’s, Logan’s Roadhouse and Chick-Fil-A.

(3)	Represents the trailing twelve month period ending May 31, 2018.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

The Loan. The Conway Commons loan, which is part of a larger split whole loan, is secured by a first mortgage loan secured by the borrower’s fee interest in a 359,995 SF power center located in Conway, Arkansas. The loan has a 10-year term and is interest-only for the first 60 payments, after which payments of interest and principal will be based on a 30-year amortization schedule.

The Conway Commons Whole Loan has an aggregate Cut-Off Date balance of $47.25 million, which is evidenced by three pari passu notes identified as Note A-1, A-2, and A-3. The controlling Note A-1 is being contributed to the CSAIL 2018-CX12 Commercial Mortgage Trust. The Conway Commons Whole Loan is expected to be serviced under the CSAIL 2018-CX12 pooling and servicing agreement.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$20,000,000	$20,000,000	CSAIL 2018-CX12	Y	Y
Note A-2	15,000,000	15,000,000	UBS 2018-C12(1)	N	N
Note A-3(2)	12,250,000	12,250,000	RMF	N	N
Total	$47,250,000	$47,250,000

(1)	The UBS 2018-C12 transaction is expected to close on August 28, 2018.

(2)	Notes are expected to be securitized in future transactions.

The Borrower. The borrowing entity for the loan is Conway Devaco DE, L.L.C. a Delaware limited liability company and special purpose entity. The borrowing entity is wholly owned by Seayco-THF Conway Development, L.L.C., which is 70% owned by THF Conway Development, L.L.C. and 30.0% owned by Seayco Conway Investors, LLC. THF Conway Development, LLC is owned by E. Stanley Kroenke (71.4%), Josh W. Kroenke (14.3%), and Whitney A. Kroenke (14.3%). Seayco Conway Investors, LLC is jointly owned by Thomas Christopher Seay (50.0%) and Thomas Patrick Seay (50.0%).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is E. Stanley Kroenke. E. Stanley Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office building, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 235 properties totaling approximately 37.6 million SF. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal of the English Premier League. See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in the Preliminary Prospectus.

The Property. The property is a 359,995 SF power center, located in Conway, Arkansas. The property consists of three, single-story buildings and five outparcels constructed in phases from 2004 to 2011 located approximately one mile east of downtown Conway and 30 miles northwest of Little Rock. The property is situated on approximately 42.1 acres. The property is anchored by Kohl’s, Belk and T.J. Maxx, of which Belk owns its own land and improvements and is excluded from the net rentable area for the loan. The property is junior anchored by Dick’s, Staples, PetSmart, and Best Buy. In addition, the property includes four tenants, Chili’s, Arby’s, Logan’s Roadhouse, and Chick-Fil-A, (all of which ground lease their sites and built their own improvements), and one owned AT&T Mobility pad. As of June 30, 2018, the property was approximately 98.3% leased to 37 national, regional and local tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

The largest tenant at the property, Kohl’s, leases 88,248 SF (24.5% of NRA) through January 2024. Kohl’s Corporation is rated BBB-/Baa2/BBB by S&P, Moody’s and Fitch, respectively. As of February 3, 2018, Kohls operated 1,158 Kohl’s department stores, a website, 12 FILA outlets, and four off-aisle clearance centers. Kohl’s stores and website sell moderately-priced proprietary and national brand apparel, footwear, accessories, beauty and home products. For the fiscal year ended on February 3, 2018, Kohl’s reported net sales of $19.1 billion, with approximately 137,000 associates. Kohl’s has been in occupancy since 2003, with a lease expiration date of January 2024 with eight, 5-year extension options remaining and no termination options. Kohl’s lease is guaranteed by Kohl’s Corporation.

The second largest tenant at the property, Belk, ground leases 73,700 SF (which is not included in the property’s NRA) through October 2023. Belk, Inc. was founded in 1888 by William Henry Belk and is a private department store company with 293 stores in 16 southern states and a growing digital presence. Belk is a portfolio company of Sycamore Partners, a private equity firm based in New York. Belk is headquartered in Charlotte, North Carolina and offers a wide variety of national brand-name and private-label fashion apparel, jewelry, cosmetics, shoes, and home furnishings. Belk has been in occupancy since 2003, with a lease expiration date of October 2023, with four, 5-year extension options remaining. Belk may terminate the lease if the borrower fails to provide and maintain a surface parking area containing no less than the greater of (i) five standard size parking spaces for every 1,000 SF of floor area or (ii) such number as required by local law. The Belk lease is guaranteed by Belk, Inc.

The third largest tenant at the property, T.J. Maxx leases 50,000 SF (13.9% of NRA) through September 2019. T.J. Maxx is rated A+ and A2 by S&P and Moody’s, respectively. Founded in 1976, T.J. Maxx is an off-price retailer offering family apparel, footwear, and accessories. The retailer also carries a broad assortment of home fashions including home basics, accent furniture, lamps, rugs, wall décor, decorative accessories, giftware and other merchandise. As of February 3, 2018, T.J. Maxx operated 1,223 stores in 49 U.S. states, the District of Columbia, and Puerto Rico with an average store size of 27,077 SF. T.J. Maxx has been in occupancy since 2004, with a lease expiration of September 2019, with four, 5-year extension options remaining.

The fourth largest tenant at the property, Dick’s leases 43,466 SF (12.1% of NRA) through January 2027. Founded in 1948, Dick’s Sporting Goods, Inc. is an omni-channel sporting goods retailer headquartered in Coraopolis, Pennsylvania that offers a broad assortment of sports equipment, apparel, footwear and accessories. As of February 3, 2018, Dick’s operated 845 total stores across 47 states, including 94 Golf Galaxy, 35 Field & Stream, and 20 combo stores. Dick’s reported sales volume of $8.6 billion in fiscal year 2017, representing a year-over-year increase of 8.4%. Dick’s has been in occupancy since 2011, with a lease expiration date of January 2027, with four, 5-year extension options remaining and no termination options.

The Market. The property is located in Conway, Faulkner County, Arkansas in the northwestern corner of Little Rock. According to the appraisal, Conway is the county seat of Faulkner County which is ranked third among the state’s 75 counties in economic growth and home of three colleges: University of Central Arkansas, Hendrix College, and Central Baptist College. The University of Central Arkansas had a 2016 enrollment of 11,487, while Hendrix and Central Baptist College have a combined enrollment of approximately 2,200.

According to the appraisal, the 2018 estimated population within a one-, three-, and five-mile radius of the property is 5,736, 32,848 and 69,434 respectively. The 2018 estimated average household income within the same radii is $46,546, $55,507 and $67,577, respectively.

According to the appraisal, the property is located within the Little Rock Area retail market, which contained approximately 54.1 million SF of retail space as of first quarter 2018. The Little Rock Area retail market reported an average rental rate of $13.22 PSF with an average vacancy of 4.6%. As of first quarter 2018, the Little Rock Area retail market reported 67,002 SF under construction with positive absorption of 73,315 SF.

According to the appraisal, the property is located within the Faulkner County retail submarket, which contained approximately 7.4 million SF of retail space as of first quarter 2018. The Faulkner County retail submarket reported an average rental rate of $15.66 SF with an average vacancy of 2.9%. As of first quarter 2018, the Faulkner County retail submarket reported 5,200 SF under construction with no absorption.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Key Tenants
Conway Commons	2004 / 2011	359,995	$12.37	98.3%(2)	NAP	Kohl’s, Belk, T.J. Maxx, Dick’s, Staples
Cornerstone Marketplace	1997 / N/A	171,312	$8.57 - $16.10	80.0%	78.9	TJ Maxx, Office Depot, Books-A-Million
The Promenade at Chenal	2008 / N/A	237,492	$22.00 - $39.26	84.0%	31.1	Movie Theater, DSW
Alcoa Crossing	2006 / N/A	328,490	$18.00	100.0%	43.3	Best Buy, Petco
Midtowne Center	2006 / N/A	120,788	$33.00	89.0%	31.4	The Container Store, Ulta
Pleasant Ridge Towne Center	2006 / N/A	169,467	$30.00	99.0%	25.7	Belk, The Fresh Market

(1)	Source: Appraisal.

(2)	Based on the June 30, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
98.6%	99.0%	99.0%	98.3%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the June 30, 2018 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	% of Total Base Rents	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Kohl’s	Baa2 / BBB- / BBB	88,248	24.5%	$6.96	12.1%	N/A	N/A	1/31/2024
Belk(5)	NR / NR / NR	0	0.0	$331,650	6.5	N/A	N/A	10/30/2023
T.J. Maxx	A2 / A+ / NR	50,000	13.9	$8.50	8.4	$293	3.4%	9/30/2019
Dick’s	NR / NR / NR	43,466	12.1	$11.50	9.8	N/A	N/A	1/31/2027
Staples	B1 / B+ / NR	20,390	5.7	$15.69	6.3	N/A	N/A	2/28/2019
PetSmart	NA / NR / NR	20,087	5.6	$11.60	4.6	N/A	N/A	1/31/2020
Best Buy	Baa1 / BBB / BBB-	20,045	5.6	$15.00	5.9	N/A	N/A	3/31/2023
Old Navy	Baa2 / BB+ / NR	14,800	4.1	$13.00	3.8	N/A	N/A	8/31/2021
Shoe Carnival	NR / NR / NR	11,500	3.2	$14.00	3.2	N/A	N/A	10/31/2025
Pier 1 Imports	NR / B- / NR	10,800	3.0	$18.32	3.9	$98	20.3%	7/31/2019
Total:		279,336	77.6%		64.5%

(1)	Based on the June 30, 2018 underwritten rent roll including rent increases occurring through June 30, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of Total NRA excludes SF for ground leased units.

(4)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending in January 2018 for T.J. Maxx and February 2018 for Pier 1 Imports, as provided by the sponsors.

(5)	Belk owns its improvements (73,700 SF) subject to a ground lease. Net rentable area of the tenant is based on the improvements and excluded from the underwritten rent roll. Ground lease base rent and lease expiration provisions are presented.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,000	1.7%	NAP	NAP	6,000	1.7%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	6,000	1.7%	$0	0.0%
2018	0	0	0.0	0	0.0	6,000	1.7%	$0	0.0%
2019	8	92,690	25.7	1,215,611	23.9	98,690	27.4%	$1,215,611	23.9%
2020	10	48,411	13.4	903,498	17.8	147,101	40.9%	$2,119,109	41.7%
2021	4	21,200	5.9	323,415	6.4	168,301	46.8%	$2,442,524	48.1%
2022	3	13,200	3.7	247,370	4.9	181,501	50.4%	$2,689,894	52.9%
2023	6	29,820	8.3	909,515	17.9	211,321	58.7%	$3,599,409	70.8%
2024	1	88,248	24.5	614,436	12.1	299,569	83.2%	$4,213,845	82.9%
2025	2	14,460	4.0	227,304	4.5	314,029	87.2%	$4,441,149	87.4%
2026	0	0	0.0	0	0.0	314,029	87.2%	$4,441,149	87.4%
2027	1	43,466	12.1	499,859	9.8	357,495	99.3%	$4,941,008	97.2%
2028	1	2,500	0.7	51,875	1.0	359,995	100.0%	$4,992,883	98.3%
2029 & Beyond	1	0	0.0%	88,000	1.7	359,995	100.0%	$5,080,883	100.0%
Total	37	359,995	100.0%	$5,080,883	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through June 30, 2019. The table does not take into account lease termination provisions.

(2)	The chart does not include early termination rights that may be in certain leases.

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$4,929,732	$4,947,272	$5,047,963	$5,032,850	$5,080,883	$14.11	86.0%
Vacant Income	0	0	0	0	166,640	$0.46	2.8%
Gross Potential Rent	$4,929,732	$4,947,272	$5,047,963	$5,032,850	$5,247,523	$14.58	88.8%
Total Reimbursements	673,937	560,557	701,103	651,821	663,464	$1.84	11.2%
Net Rental Income	$5,603,670	$5,507,829	$5,749,066	$5,684,671	$5,910,986	$16.42	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(295,549)	($0.82)	(5.3%)
Effective Gross Income	$5,603,670	$5,507,829	$5,749,066	$5,684,671	$5,615,437	$15.60	100.0%
Total Expenses	$882,127	$795,541	$903,213	$889,542	$855,197	$2.38	15.2%
Net Operating Income	$4,721,542	$4,712,288	$4,845,853	$4,795,129	$4,760,240	$13.22	84.8%
Total TI/LC, Capex/RR	0	0	0	0	233,997	$0.65	4.2%
Net Cash Flow	$4,721,542	$4,712,288	$4,845,853	$4,795,129	$4,526,244	$12.57	80.6%

(1)	TTM Represents the trailing twelve month period ending May 31, 2018.

(2)	UW Rents in Place include base rent and rent increases occurring through June 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

Property Management. The property is managed by THF Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. No upfront reserves were required at origination. No ongoing monthly escrows are required for real estate taxes, insurance, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event or Cash Sweep Event (see “Lockbox / Cash Management” section below) has occurred and is continuing under the Conway Commons Whole Loan documents.

Tax & Insurance Reserves – The requirement of the borrower to make monthly deposits into a Tax & Insurance reserve account is waived so long as a Cash Management Trigger Event or a Cash Sweep Event (as defined below) is not continuing. During a Cash Management Trigger Event or a Cash Sweep Event, the borrower is required to deposit 1/12th of the estimated annual taxes and insurance premiums into the tax & insurance reserve accounts on a monthly basis. Notwithstanding anything to the contrary herein, if insurance is provided through a blanket insurance policy acceptable to the lender and an event of default has not occurred, the borrower will not be required to fund the insurance reserve.

Replacement Reserve – The requirement of the borrowers to make monthly deposits to the replacement reserve account is waived so long as a Cash Management Trigger Event or a Cash Sweep Event is not continuing. During a Cash Management Trigger Event or a Cash Sweep Event, the borrower is required to deposit $4,500 into the replacement reserve account on a monthly basis.

Rollover Fund Reserve – The requirement of the borrowers to make monthly deposits to the Rollover Fund reserve account is waived so long as a Cash Management Trigger Event or a Cash Sweep Event is not continuing. During a Cash Management Trigger Event or a Cash Sweep Event, the borrower is required to deposit $15,000 into the rollover reserve account on a monthly basis, capped at $899,987, and all extraordinary lease payments, which will not be counted towards the cap, as described in the loan documents.

Lockbox / Cash Management. The Conway Commons Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Conway Commons Whole Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within 1 business day of receipt. Pursuant to the Conway Commons Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds shall be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon (i) the occurrence and continuation of an event of default; (ii) the borrower’s second late debt service payment within any consecutive 12-month period; (iii) any bankruptcy action with respect to the borrower, the guarantor or the property manager; (iv) a Cash Management DSCR Trigger Event (as defined below); or (v) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii), when the debt service payments have been made on time for 12 consecutive months; with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iv) the date the trailing 12-month amortizing net operating income DSCR is greater than 1.15x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (v) the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the DSCR, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum DSCR of 1.25x for the Conway Commons Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Conway Commons

A “Cash Sweep Event” will occur upon (i) the occurrence and continuation of an event of default; (ii) any bankruptcy action with respect to the borrower, the guarantor or the property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing for the borrower or guarantor, and within 120 days of such filing by the property manager, and certain other condition have been satisfied; with respect to clause (iii) above, the date the trailing 12-month amortizing net operating income DSCR is greater than 1.10x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any date the DSCR, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum DSCR of 1.25x for the Conway Commons Whole Loan.

A “Critical Tenant Trigger Event” will occur if E. Stanley Kroenke is not the guarantor and (i) upon Kohl’s, Belk, T.J. Maxx, Dick’s Sporting Goods or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease, (ii) on to the date that is 12 months prior to Critical Tenant Lease expiration date, if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, if the Critical Tenant fails to give such notice, (iv) if an event of default under the Critical Tenant Lease exists, (v) if a bankruptcy action of the Critical Tenant occurs, (vi) if the Critical Tenant discontinues its normal business operations, or (vii) if the Critical Tenant is downgraded below “BBB-” or the equivalent by any credit reporting agency.

A “Critical Tenant Trigger Event Cure” will end (a) with respect to clauses (i), (ii) or (iii) the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease and/or the discontinuance of the bankruptcy action with respect to the related guarantor of such Critical Tenant Lease; (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred; and (e) with respect to clause (vii) the Critical Tenant credit rating is no longer rated less than “BBB-” or the equivalent by any credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will commence on the date all of the following conditions have been satisfied (i) 75% of the Critical Tenant space has been leased to one or more replacement tenants for a term of at least five (5) years on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space has been paid in full; and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the Master Lease termination date, (a) the DSCR is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Campus Hill Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio(2):	Portfolio of 73 Properties
Original Principal Balance:	$19,454,000	Title:	Fee
Cut-off Date Principal Balance:	$19,454,000	Property Type - Subtype:	Multifamily - Student Housing
% of Pool by IPB:	2.9%	Net Rentable Area (Beds):	383
Loan Purpose:	Acquisition	Location:	Bethlehem, PA
Borrowers:	Lehigh 1 LLC; Lehigh 2 LLC	Year Built / Renovated:	1890-1987 / NAP
Sponsor:	Winnie Chan	Occupancy(3):	98.4%
Interest Rate:	5.3310%	Occupancy Date:	5/7/2018
Note Date:	6/1/2018	Number of Tenants:	N/A
Maturity Date:	6/5/2023	2015 NOI:	$1,900,923
Interest-only Period:	24 months	2016 NOI:	$2,064,162
Original Term:	60 months	2017 NOI:	$2,156,613
Original Amortization:	360 months	TTM NOI(4):	$2,189,817
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(26), Def(31), O(3)	UW Revenues:	$3,543,194
Lockbox:	Springing	UW Expenses:	$1,382,804
Additional Debt(1):	Yes	UW NOI:	$2,160,390
Additional Debt Balance(1):	N/A	UW NCF:	$2,083,407
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$31,700,000 / $82,768
Additional Future Debt Permitted:	No	Appraisal Date:	3/1/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$50,794
Taxes:	$131,691	$18,716	N/A	Maturity Date Loan / Bed:	$48,679
Insurance:	$11,464	$11,464	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$6,415	N/A	Maturity Date LTV:	58.8%
Engineering Reserve:	$219,091	$0	N/A	UW NOI DSCR:	1.66x
Condominium Fee:	$0	$3,300	N/A	UW NCF DSCR:	1.60x
				UW NOI Debt Yield:	11.1%
				UW NCF Debt Yield:	10.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$19,454,000	61.5%	Purchase Price:	$30,831,000	97.5%
Equity:	12,153,333	38.5	Closing Costs:	414,086	1.3
			Total Reserves:	362,247	1.1
Total Sources:	$31,607,333	100.0%	Total Uses:	$31,607,333	100.0%

(1)	There is a $10,033,835 subordinate unsecured loan that has a 10-year initial term, bears interest at a rate of 12.0% per annum and can be extended up to five years.

(2)	The collateral consists of 73 properties that include 71 student-housing properties, one commercial unit (currently rented to a restaurant operator), and one vacant land parcel. The properties are all located in close proximity to Lehigh University and operate as one single property known as Campus Hill Apartments.

(3)	Excludes the commercial unit and vacant land.

(4)	Represents the trailing twelve month period ending April 30, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Campus Hill Apartments

The Loan. The Campus Hill Apartments loan is a $19.5 million first mortgage loan secured by the fee interest in a 383-bed student housing property located in Bethlehem, Pennsylvania. The loan has a 5-year term with an initial 2-year interest only period and then will amortize on a 30-year schedule.

The Borrowers. Lehigh 1 LLC and Lehigh 2 LLC are newly formed single purpose Delaware limited liability companies structured to be bankruptcy remote.

The Sponsor. The loan’s sponsor is Winnie Chan of Beacon Asset Development Limited. There is no nonrecourse carve-out guarantor for the loan. Founded by Winnie Chan, Beacon Assets Development Limited is a private real estate investment firm based in Hong Kong, investing in real estate in developed markets around the world on behalf of Winnie Chan’s family as well as third party capital.

The Property. The collateral is a 383-bed student housing asset located in Bethlehem, Pennsylvania near Lehigh University. The asset consists of 73 properties located within walking distance of the Lehigh University campus on approximately 3.9 acres, in aggregate. The 73 properties include 71 student-housing properties, one commercial unit, which is currently rented to a restaurant operator, and one vacant land parcel. Campus Hill Apartments, includes a mix of both multifamily apartment style and row-home/townhouse style properties. All properties, comprising 107 units are unique in terms of architecture and design but are all homogenously branded and operated as a single property, known as Campus Hill Apartments. Over the next three years the sponsor plans to invest approximately $1.3 million into a voluntary capital improvement plan focusing on unit enhancement, air conditioning, and building improvements.

The 71 student housing properties are comprised of 383 beds with units ranging from one to five bedrooms each. The portfolio is currently 98.4% occupied and, according to the borrower as of May 2018, the portfolio has leased approximately 74.5% of the beds for the 2018/2019 school year and 43.5% of the beds for the 2019/2020 school year.

The properties are all located across the street from the Lehigh University campus. Lehigh University is a private university in Bethlehem, PA founded in 1865 with a current undergraduate enrollment of 5,080 students and 2,165 graduate students. The university offers more than 600 international learning opportunities and internships, more than 150 clubs and organizations and over 25 Division I varsity sports. Lehigh’s campus spans 2,358 acres, making it one of the largest private campuses in the country. The student-faculty ratio at Lehigh University is 9:1, and the school has 50.4% of its classes with fewer than 20 students. The average freshman retention rate, an indicator of student satisfaction, is 95%.

The properties are managed by Campus Apartments Management, LLC (“Campus Apartments”). Founded in 1958 and headquartered in Philadelphia, PA, Campus Apartments is one of the nation’s largest providers of on-and off-campus student housing. Campus Apartments currently has over $1.5 billion of assets under management including over 20,000 beds across 18 states and over 50 colleges and University.

Multifamily Unit Mix(1)

Unit Type	No. of Beds	% of Total	Occupied Beds	Occupancy	Average Size (SF) Per Bed	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate Per Bed(2)	Monthly Market Rental Rate PSF(2)
One Bed	7	1.8%	7	100.0%	700	$734	$1.05	$705	$1.01
Two Beds	56	14.6	56	100.0%	225	$609	$2.71	$575	$2.56
Three Beds	30	7.8	30	100.0%	167	$643	$3.85	$620	$3.71
Four Beds	80	20.9	76	95.0%	100	$675	$6.75	$650	$6.50
Five Beds	210	54.8	208	99.0%	77	$728	$9.51	$620	$8.10
Total/Wtd. Avg:.	383	100.0%	377	98.4%	137	$678	$4.93	$634	$4.61

(1)	Based on the underwritten rent roll dated May 7, 2018.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Campus Hill Apartments

The Market. The property is located in the Allentown-Bethlehem-Easton market. As of the first quarter of 2018, a third party research indicated that the Allentown market reported an average vacancy of 2.8%. The property is located in the southern portion of the city of Bethlehem known as South Side, and is considered a college town with industrial underpinnings characterized by the Lehigh University campus and the former Bethlehem Steel plant infrastructure along the Lehigh River. The market is anchored, both economically and demographically, by Lehigh University whose undergraduate enrollment growth initiatives are positive indicators for the area as a whole.

According to a third party research report, the 2017 population within a one-quarter, one-half- and one-mile radius of the Campus Hill Apartments were 3,860 and 3,989, 7,430 and 7,680, and 18,203 and 18,937, for Lehigh 1, LLC and Lehigh 2, LLC, respectively. The median household income within a one-quarter, one-half- and one-mile radius of the Campus Hill Apartments were $31,211 and $30,804, $28,285 and $28,118, and $32,845 and $33,057, for Lehigh 1, LLC and Lehigh 2, LLC, respectively.

The appraisal identified five sale transactions with comparable rental properties, ranging from 116 beds to 696 beds that were constructed between 1971 and 2013. The transactions dates ranged from December 2013 to November 2016. The competitive set reported NOI per bed ranging from $3,783 to $5,163. The properties in the appraisal’s competitive set are shown below.

Competitive Set Summary(1)

Property	Year Built	No. of Beds	Avg. Beds per Unit	Avg. Sale price Per Bed	Occupancy	Distance from Property
Campus Hill Apartments	Various	383	3.58	$80,499	98.4%(2)	N/A
Nittany Crossing	1996	684	3.35	$63,611	100.0%	176.0 miles
Lions Crossing	1995	696	3.41	$56,121	100.0%	176.0 miles
The View	2013	584	2.70	$74,914	100.0%	176.0 miles
Bloomsburg University Student Housing	2011(3)	394	2.68	$60,406	100.0%	96.3 miles
Temple University Student Housing	2008	116	3.31	$60,246	100.0%	58.9 miles
Total/Wtd. Avg:.		2,857	3.17

(1)	Source: Appraisal.

(2)	Based on rent roll dated May 7, 2018. Excludes the commercial unit and vacant land.

(3)	Built in 1971 and renovated in 2011.

Historical and Current Occupancy(1)

2015(2)	2016	2017	Current(3)
N/A	98.8%	98.8%	98.4%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year. Excludes the commercial unit and vacant land.

(2)	The previous owner purchased the Campus Hill Apartments in 2015.

(3)	Based on underwritten rent roll dated May 7, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Campus Hill Apartments

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	Per Bed(3)	%(4)
Rents in Place	$2,672,659	$2,740,569	$2,945,861	$3,026,124	$2,998,587	$7,829	94.1%
Vacant Income	0	0	0	0	186,484	$487	5.9%
Gross Potential Rent	$2,672,659	$2,740,569	$2,945,861	$3,026,124	$3,185,071	$8,316	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$2,672,659	$2,740,569	$2,945,861	$3,026,124	$3,185,071	$8,316	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(186,484)	($487)	(5.9%)
Other Income	430,750	606,254	481,860	450,569	544,607	$1,422	17.1%
Effective Gross Income	$3,103,409	$3,346,823	$3,427,721	$3,476,693	$3,543,194	$9,251	100.0%
Total Expenses	$1,202,487	$1,282,661	$1,271,108	$1,286,877	$1,382,804	$3,610	39.0%
Net Operating Income	$1,900,923	$2,064,162	$2,156,613	$2,189,817	$2,160,390	$5,641	61.0%
Total TI/LC, Capex/RR	0	0	0	0	76,983	$201	2.2%
Net Cash Flow	$1,900,923	$2,064,162	$2,156,613	$2,189,817	$2,083,407	$5,440	58.8%

(1)	Represents the trailing twelve month period ending April 30, 2018.

(2)	Underwritten Rents in Place represent 2018-2019 rents for pre-leased units and 2017-2018 current rents for units not pre-leased.

(3)	Per Bed values are based on 383 beds.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hilton Garden Inn Albuquerque Uptown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,200,000	Title:	Fee
Cut-off Date Principal Balance:	$17,200,000	Property Type - Subtype:	Hotel – Select Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	149
Loan Purpose:	Refinance	Location:	Albuquerque, NM
Borrower:	New Omni Hospitality, LLC	Year Built / Renovated:	2008 / 2016-2017
Sponsors:	Faizel M. Kassam, Aleem M. and Tazim P. Kassam	Occupancy / ADR / RevPAR:	80.3% / $114.69 / $92.14
Interest Rate:	5.2650%	Occupancy / ADR / RevPAR Date:	5/31/2018
Note Date:	7/24/2018	Number of Tenants:	NAP
Maturity Date:	8/6/2028	2015 NOI:	$2,126,070
Interest-only Period:	12 months	2016 NOI:	$2,023,127
Original Term:	120 months	2017 NOI:	$2,301,613
Original Amortization:	360 months	TTM NOI(1):	$2,218,685
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	80.3% / $114.69 / $92.14
Call Protection:	L(24), Def(92), O(4)	UW Revenues:	$5,615,249
Lockbox:	Springing	UW Expenses:	$3,373,684
Additional Debt:	No	UW NOI:	$2,241,565
Additional Debt Balance:	N/A	UW NCF:	$2,016,955
Additional Debt Type:	N/A	Appraised Value / Per Room:	$25,000,000 / $167,785
Additional Future Debt Permitted:	No	Appraisal Date:	6/1/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$115,436
Taxes:	$0	$8,362	N/A	Maturity Date Loan / Room:	$98,215
Insurance:	$10,529	Springing(2)	N/A	Cut-off Date LTV:	68.8%
FF&E Reserve:	$250,000	$18,718	N/A	Maturity Date LTV:	58.5%
PIP Reserve:	Springing(3)	$0	N/A	UW NOI DSCR:	1.96x
				UW NCF DSCR:	1.77x
				UW NOI Debt Yield:	13.0%
				UW NCF Debt Yield:	11.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,200,000	100.0%	Payoff Existing Debt:	$14,300,007	83.1%
			Return of Equity:	2,237,873	13.0
			Closing Costs:	401,590	2.3
			Reserves:	260,529	1.5
Total Sources	$17,200,000	100.0%	Total Uses	$17,200,000	100.0%

(1)	Represents trailing twelve months ending May 31, 2018.

(2)	The Borrower shall not be required to make monthly deposits so long as (i) no event of default has occurred and is continuing, (ii) the borrower delivers evidence acceptable to the lender that the insurance required hereunder is maintained under a blanket insurance policy meeting and that the applicable insurance premiums for the policy year have been paid in full in advance and (iii) the borrower maintains on deposit an amount equivalent to three months of the insurance premiums attributable to the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hilton Garden Inn Albuquerque Uptown

(3)	If at any time, the franchisor or any new replacement franchisor or licensee requires a PIP to be instituted for the Hilton Garden Inn Albuquerque Uptown property, the Borrower is required to deposit an amount equal to the PIP deposit amount within 30 days after the final determination of the PIP.

The Loan. The Hilton Garden Inn Albuquerque Uptown loan, is a $17.2 million first mortgage loan secured by the fee interest in a 149-room select service hotel property located in Albuquerque, NM. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 12 months.

The Borrower. The borrowing entity for the loan is New Omni Hospitality, LLC, a New Mexico limited liability company and special purpose entity. The borrowing entity is 99.0% owned by Legacy Development & Management, LLC and 1.0% owned by New Omni SPE, Inc.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Faizel M. Kassam, Aleem M. Kassam and Tazim P. Kassam, who are collectively a part of Legacy Hospitality. Incorporated in 1999, Legacy Hospitality is based in Albuquerque, NM and is a hotel management and development company, specializing in full service and limited service hotels.

The Property. The Hilton Garden Inn Albuquerque Uptown property is a seven-story, 149-room, select service hotel located in Albuquerque, NM. The property was built in 2008 and last renovated in 2016-2017, when a portion of the guestrooms and public spaces were upgraded. Amenities at the property include a restaurant (75-seat Garden Grille & Bar), indoor pool, fitness center, guest laundry facilities, business center, and sundry shop. There is also approximately 3,520 SF of meeting space contained within a single meeting room. Guestrooms are located on all floors of the building and are comprised of 61 kings, 75 queens and 13 ADA rooms. The guestrooms are approximately 350 SF in size. Standard amenities include a work area, nightstand, dresser, sofa chair, LCD flat screen TV, microwave, mini-refrigerator, and coffee maker. In addition, the property offers 150 spaces of surface parking.

The Hilton Garden Inn Albuquerque Uptown property is situated along the southeast side of Americas Parkway, approximately 64 miles southwest of Santa Fe, NM and is in close proximity to Interstate 40 and downtown Albuquerque. The neighborhood consists primarily of hotels, retail, businesses, and residential communities.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hilton Garden Inn Albuquerque Uptown(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	70.0%	$98.31	$68.80	75.6%	$112.53	$85.11	108.1%	114.5%	123.7%
2017	73.1%	$101.13	$73.94	82.4%	$113.48	$93.48	112.7%	112.2%	126.4%
TTM(3)	74.1%	$101.23	$74.98	80.3%	$114.69	$92.14	108.5%	113.3%	122.9%

(1)	Source: Third Party Date Provider. The Hilton Garden Inn Albuquerque Uptown property’s competitive set consists of the Sheraton Hotel Albuquerque Uptown, Crowne Plaza Albuquerque, Hampton Inn Albuquerque University, Hyatt Place Albuquerque Uptown and Homewood Suites Albuquerque Uptown.

(2)	Source: Borrower Financials.

(3)	Represents the trailing-twelve month period ending May 31, 2018.

The Market. The property is located in Albuquerque, NM, which serves as the economic and geographic center of New Mexico. Albuquerque is bordered by Rio Rancho, NM to the north, Isleta Pueblo, NM to the south, Sandia Mountains, NM to the east, and the Tohajiilee Indian Reservation to the west. Demand generators in the property’s market include the University of New Mexico, Balloon Fiesta Park, Dreamstyle Arena, Historic Old Town, and the Albuquerque International Sunport. According to the appraisal, the property’s demand segmentation is 65% commercial, 25% leisure, and 10% meeting & group. The property’s market draws commercial demand from the nearby corporations, such as Intel, Honeywell Defense & Space Electronics System, Lockheed Martin, Ethicon Endo-Surgery, General Mills, Boeing, IBM, the University of New Mexico, Sandia National Laboratories, and various hospitals in the area. Group business demand at the property derives from the various headquarters and large regional offices located in the immediate area. The subject market also benefits from business from religious groups, tour & travel, educational, weddings, and youth sport teams. Leisure demand is drawn by family and friends in the immediate area, visiting relatives, youth sports and other related travel, as well as local weddings, family reunions and other social events.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hilton Garden Inn Albuquerque Uptown

According to an industry report, there are five hotels in the property’s competitive set ranging from 126 rooms to 295 rooms. The competitive set has a 74.1% occupancy rate, ADR of $101.23, and a resulting RevPar of $74.98 as of trailing twelve month as of May 2018. Based on these statistics, the Hilton Garden Inn Albuquerque Uptown property has penetration rate for occupancy, ADR, and RevPar of 108.5%, 113.3%, and 122.9%, respectively.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn Albuquerque Uptown	149	2008	3,520	65%	10%	25%	82.4%	$113.48	$93.48
Sheraton Hotel Albuquerque Uptown	295	1980	17,000	55%	25%	20%	70% - 75%	$105 - $110	$75 - $80
Crowne Plaza Albuquerque	261	1971	26,000	45%	35%	20%	60% - 65%	$90 - $95	$55 - $60
Hampton Inn Albuquerque University	126	1999	1,152	45%	20%	35%	75% - 80%	$90 - $95	$65 - $70
Hyatt Place Albuquerque Uptown	126	1997	1,127	65%	10%	25%	80% - 85%	$110 - $115	$90 - $95
Homewood Suites Albuquerque Uptown	151	2001	432	65%	10%	25%	85% - 90%	$105 - $110	$90 - $95
Total:	1,108

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Hilton Garden Inn Albuquerque Uptown

Operating History and Underwritten Net Cash Flow

	2016	2017	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	75.6%	82.4%	80.3%	80.3%
ADR	$112.53	$113.48	$114.69	$114.69
RevPAR	$85.11	$93.48	$92.14	$92.14
Room Revenue	$4,641,167	$5,084,031	$5,010,976	$5,010,976	$33,631	89.2%
Food and Beverage	533,025	559,825	537,166	537,166	$3,605	9.6%
Other Departmental Revenues	70,005	67,894	67,107	67,107	$450	1.2%
Total Revenue	$5,244,197	$5,711,750	$5,615,249	$5,615,249	$37,686	100.0%
Room Expense	1,096,194	1,163,213	1,159,347	1,159,347	$7,781	23.1%
Food and Beverage Expense	374,730	396,396	372,994	372,994	$2,503	69.4%
Other Departmental Expenses	20,360	20,712	19,750	19,750	$133	29.4%
Departmental Expenses	$1,491,284	$1,580,321	$1,552,091	$1,552,091	$10,417	27.6%
Departmental Profit	$3,752,913	$4,131,429	$4,063,158	$4,063,158	$27,270	72.4%
Operating Expenses	$1,565,121	$1,679,204	$1,689,627	$1,669,155	$11,202	29.7%
Gross Operating Profit	$2,187,792	$2,452,225	$2,373,531	$2,394,003	$16,067	42.6%
Fixed Expenses	164,665	150,612	154,846	152,438	$1,023	2.7%
Net Operating Income	$2,023,127	$2,301,613	$2,218,685	$2,241,565	$15,044	39.9%
FF&E	0	0	0	224,610	$1,507	4.0%
Net Cash Flow	$2,023,127	$2,301,613	$2,218,685	$2,016,955	$13,537	35.9%

(1)	The TTM column represents the trailing twelve month period ending May 31, 2018.

(2)	Per room values are based on 149 rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which is based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Tri-City Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,468,750	Title:	Fee
Cut-off Date Principal Balance:	$15,468,750	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	151,709
Loan Purpose:	Acquisition	Location:	San Bernardino, CA
Borrower:	Tri Cities Harriman LLC	Year Built / Renovated:	1987 / NAP
Sponsors:	Raymond Levy; David Nazarian	Occupancy:	98.4%
Interest Rate:	4.8300%	Occupancy Date:	6/30/2018
Note Date:	6/22/2018	Number of Tenants:	5
Maturity Date:	7/6/2028	2015 NOI:	$980,189
Interest-only Period:	12 months	2016 NOI:	$1,470,007
Original Term:	120 months	2017 NOI:	$1,669,166
Original Amortization:	360 months	TTM NOI(2):	$1,687,619
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25), Def(90), O(5)	UW Revenues:	$2,184,188
Lockbox:	Hard	UW Expenses:	$576,886
Additional Debt:	No	UW NOI:	$1,607,301
Additional Debt Balance:	N/A	UW NCF:	$1,425,251
Additional Debt Type:	N/A	Appraised Value / Per SF:	$21,000,000 / $138
Additional Future Debt Permitted:	No	Appraisal Date:	4/20/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$90,023	$22,506	N/A	Maturity Date Loan / SF:	$86
Insurance:	$9,168	$4,584	N/A	Cut-off Date LTV:	73.7%
Replacement Reserves:	$0	$2,528	N/A	Maturity Date LTV:	61.9%
TI/LC:	$0	$25,285(1)	N/A	UW NOI DSCR:	1.64x
Special Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.46x
Deferred Maintenance:	$62,438	$0	N/A	UW NOI Debt Yield:	10.4%
				UW NCF Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$15,468,750	72.9%	Purchase Price:	$20,600,000	97.1%
Sponsor Equity:	5,755,636	27.1	Upfront Reserves:	161,630	0.8
			Closing Costs:	462,757	2.2

Total Sources:	$21,224,386	100.0%	Total Uses:	$21,224,386	100.0%

(1)	On each payment date during the Curacao Litigation Period, the monthly TI/LC reserve deposit required will be $25,285 and thereafter, $12,642. The Curacao Litigation Period is defined as the period of time beginning on the origination date and ending at such time as the borrower delivers acceptable evidence to the lender that the litigation related to tenant Curacao has been fully and finally resolved by settlement, dismissed with prejudice, finally adjudicated or otherwise resolved to lender’s reasonable satisfaction.

(2)	Represents the trailing twelve-month period ending March 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Tri-City Center

The Loan. The Tri-City Center loan is a $15,468,750 first mortgage loan secured by the fee interest in a 151,709 SF anchored retail center located in San Bernardino, California. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Tri Cities Harriman LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Raymond Levy. Raymond Levy is the co-founder of Unilev Capital & Management Corporations, a privately-held real estate investment organization that was founded in 1993 and is headquartered in Beverly Hills, California with affiliated offices in Texas, Colorado and Minnesota.

The Property. The property is a 151,709, SF retail center anchored by tenants Curacao and 24 Hour Fitness in San Bernardino, California. The property is located adjacent to the north side of Interstate 10 in San Bernardino on the south side of Harriman Place. The property includes a freestanding restaurant (occupied by tenant Pollo Campero) and five in-line shop spaces, all situated on a single parcel totaling 12.61 acres. The property has a parking ratio of approximately 4.26 spaces per 1,000 square feet.

As of June 30, 2018, the property was approximately 98.4% leased by five tenants. The largest tenant at the property, Curacao, leases 102,516 SF (67.6% of NRA) through June 2025. Curacao is an 11-store large-format retailer serving predominantly Hispanic communities. Curacao offers a range of services, including Internet access, communications services, travel arrangements, and credit. Curacao has been in occupancy at the property since 2004 and most recently extended its lease in June 2015. The second largest tenant at the property, 24 Hour Fitness (rated B/B2/NR by S&P/Moody’s/Fitch), leases 40,038 SF (26.4% of NRA) through May 2031. 24 Hour Fitness is a privately-owned and operated fitness center chain which has been in occupancy since 2015 and has three, five-year renewal options remaining. The remaining three tenants represent 4.5% of the net rentable area.

The Market. The property is located in the southeast portion of the City of San Bernardino, California, north of Interstate 10 and west of Tippecanoe Avenue. The 215 Freeway is situated within two miles to the west. The property is located within the primary retail district of the City of San Bernardino. Major retailers nearby include Costco, Sam’s Club, and Home Depot. The property is located in the Riverside-San Bernardino-Ontario, California metro area.

According to the appraisal, the 2017 population within a one-, three-, and five-mile radius is 7,274, 70,198, and 246,946, respectively with an average household income within the one-, three-, and five-mile radius of $55,145, $70,606, and $60,125, respectively. The appraisal concluded per square foot triple-net market rents of $9.60 PSF for Curacao space, $15.00 PSF for the 24 Hour Fitness space, $54.00 PSF for the Pollo Campero space, and $21.60 PSF for the in-line retail space. According to a third-party research report, the East End submarket reported a retail inventory of 39.8 million SF with an overall vacancy rate of 7.3% as of fourth quarter of 2017 with a total of 121,590 SF of space under construction. According to the appraisal, the property’s competitive set for large retail space consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Lease GLA (SF)	Base Rent PSF	Lease Date	Type	Anchor Tenant
Tri-City Center	1987 / NAP	151,709	$11.50	Various	Triple-net	Curacao and 24 Hour Fitness
888 Harriman Place	1995 / NAV	58,000	$9.99	Sep 2015	Triple-net	Best Buy
14340 Penasquitos Drive	NAV / NAV	57,360	$16.00	Apr 2017	Triple-net	Floor & Décor
300 S. Highland Springs Avenue	NAV / NAV	50,000	$7.25	Dec 2015	Triple-net	Hobby Lobby
202 West Imperial Highway	NAV / NAV	76,360	$9.00	Feb 2015	Triple-net	Floor & Décor
2522-2536 S. Grove Avenue	NAV / NAV	25,631	$8.58	Oct 2016	Triple-net	DD’s Discount

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Tri-City Center

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
98.4%	98.4%	98.4%	98.4%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on underwritten rent roll dated June 30, 2018.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF	Occupancy Costs	Lease Expiration Date
Curacao	NA / B2 / NA	102,516	67.6%	$9.63	56.6%	NAV	NAV	6/16/2025
24 Hour Fitness	B2 / B / NA	40,038	26.4%	$12.80	29.4%	NAV	NAV	5/31/2031
Pet World	NA / NA / NA	2,961	2.0%	$22.29	3.8%	NAV	NAV	5/31/2019
Pollo Campero	NA / NA / NA	2,650	1.7%	$53.69	8.2%	NAV	NAV	9/30/2020
Poke Bar	NA / NA / NA	1,182	0.8%	$30.56	2.1%	NAV	NAV	3/31/2022

(1)	Based on the underwritten rent roll, including rent increases occurring through April 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,362	1.6%	NAP	NAP	2,362	1.6%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	2,362	1.6%	$0	0.0%
2018	0	0	0.0	0	0.0	2,362	1.6%	$0	0.0%
2019	2	2,961	2.0	66,000	3.8	5,323	3.5%	$66,000	3.8%
2020	1	2,650	1.7	142,284	8.2	7,973	5.3%	$208,284	11.9%
2021	0	0	0.0	0	0.0	7,973	5.3%	$208,284	11.9%
2022	1	1,182	0.8	36,120	2.1	9,155	6.0%	$244,404	14.0%
2023	0	0	0.0	0	0.0	9,155	6.0%	$244,404	14.0%
2024	0	0	0.0	0	0.0	9,155	6.0%	$244,404	14.0%
2025	1	102,516	67.6	987,228	56.6	111,671	73.6%	$1,231,632	70.6%
2026	0	0	0.0	0	0.0	111,671	73.6%	$1,231,632	70.6%
2027	0	0	0.0	0	0.0	111,671	73.6%	$1,231,632	70.6%
2028 & Beyond	1	40,038	26.4	512,486	29.4	151,709	100.0%	$1,744,118	100.0%
Total	6	151,709	100.0%	$1,744,118	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through April 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — Tri-City Center

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$1,087,202	$1,481,641	$1,674,317	$1,704,420	$1,744,118	$11.50	75.9%
Vacant Income	0	0	0	0	51,019	$0.34	2.2%
Percentage Rent	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$1,087,202	$1,481,641	$1,674,317	$1,704,420	$1,795,138	$11.83	78.1%
Total Reimbursements	371,452	490,412	461,271	441,884	504,007	$3.32	21.9%
Net Rental Income	$1,458,654	$1,972,054	$2,135,588	$2,146,304	$2,299,145	$15.15	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(114,957)	($0.76)	(5.3%)
Other Income	0	0	0	0	0	$0.00	0.0%
Effective Gross Income	$1,458,654	$1,972,054	$2,135,588	$2,146,304	$2,184,188	$14.40	100.0%
Total Expenses	$478,465	$502,047	$466,422	$458,685	$576,886	$3.80	26.4%
Net Operating Income	$980,189	$1,470,007	$1,669,166	$1,687,619	$1,607,301	$10.59	73.6%
Total TI/LC, Capex/RR	0	0	0	0	182,051	$1.20	8.3%
Net Cash Flow	$980,189	$1,470,007	$1,669,166	$1,687,619	$1,425,251	$9.39	65.3%

(1)	TTM represents the trailing twelve-month period ending March 31, 2018.

(2)	Underwritten Rent in Place includes base rent and rent increases occurring through April 1, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Galveston Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 2 properties
Original Principal Balance:	$14,500,000	Title:	Fee
Cut-off Date Principal Balance:	$14,500,000	Property Type - Subtype:	Hotel - Various
% of Pool by IPB:	2.2%	Net Rentable Area (Rooms):	173
Loan Purpose:	Refinance	Location:	Galveston, TX
Borrower:	9550 Seawall Blvd, LP	Year Built / Renovated:	2013 / NAP
Sponsor:	Hans Lindberg	Occupancy / ADR / RevPAR:	80.9% / $122.30 / $98.95
Interest Rate:	5.5500%	Occupancy / ADR / RevPAR Date:	5/31/2018
Note Date:	7/16/2018	Number of Tenants:	NAP
Maturity Date:	8/6/2028	2015 NOI:	$1,693,324
Interest-only Period:	None	2016 NOI:	$1,561,402
Original Term:	120 months	2017 NOI:	$1,880,897
Original Amortization:	360 months	TTM NOI(1):	$2,005,939
Amortization Type:	Balloon	UW Occupancy / ADR / ReVPAR:	78.2% / $121.36 / $94.91
Call Protection:	L(24), Def(92), O(4)	UW Revenues:	$6,445,641
Lockbox:	Hard	UW Expenses:	$4,607,004
Additional Debt:	No	UW NOI:	$1,838,637
Additional Debt Balance:	N/A	UW NCF:	$1,580,811
Additional Debt Type:	N/A	Appraised Value / Per Room:	$24,200,000 / $139,884
Additional Future Debt Permitted:	No	Appraisal Date:	5/16/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$83,815
Taxes:	$67,750	$22,583	N/A	Maturity Date Loan / Room:	$70,132
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	59.9%
Replacement Reserve:	$21,486	$21,486	N/A	Maturity Date LTV:	50.1%
Seasonality(3):	$0	Springing	$100,000	UW NOI DSCR:	1.85x
				UW NCF DSCR:	1.59x
				UW NOI Debt Yield:	12.7%
				UW NCF Debt Yield:	10.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$14,500,000	95.1%	Payoff Existing Debt:	$14,914,258	97.8%
Sponsor Equity:	745,604	4.9	Closing Cots:	242,111	1.6
			Upfront Reserves:	89,236	0.6

Total Sources:	$15,245,604	100.0%	Total Uses:	$15,245,604	100.0%

(1)	Represents the trailing twelve months ending May 31, 2018.
(2)	Monthly deposits into the insurance reserve are waived provided (i) no event of default, (ii) the borrower has provided evidence it is financing the insurance premiums and (iii) within 60 days of the origination date, the borrower deposits and maintain $97,000 in such insurance reserve

(3)	Seasonality reserves will be collected over the first 90 days of the loan until such amount equals $100,000 and thereafter when the reserve balance falls below the cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Galveston Hotel Portfolio

The Loan. The Galveston Hotel Portfolio loan is a $14.5 million first mortgage loan secured by the fee interest in one select service and one extended stay hotel, consisting of 173 rooms in aggregate, located in Galveston, Texas. The collateral is one property comprised of two separate dual-branded hotels constructed simultaneously in 2013. The loan has a 10-year term and will amortize on a 30-year schedule. There are no partial release provisions and thus the loan amount was not allocated in the loan documents.

The Borrower. The borrowing entity for the loan is 9550 Seawall Blvd, LP, a Texas limited partnership and special purpose entity. The borrowing entity is owned 61.5% by Hopi Tribe, 17.0% by Dudley Energy, Ltd, 14.0% by 9550 Seawall Blvd 1, LLC, and 7.5% by Vaughn Consulting, Inc.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Hans Lindberg. Hans Lindberg is president of the Propel Companies, founded in 2012 and based in San Antonio, Texas. Propel Companies is a third-party management company offering services to independent and brand affiliated hotel properties. The Propel Companies currently has a portfolio of nine hotels across Texas and Colorado.

The Properties. The following table represents each property comprising the Galveston Hotel Portfolio.

Property	Property Sub-Type	Year Built	Rooms	Occupancy(1)	UW NOI	% of UW NOI
Courtyard Galveston	Select Service	2013	85	79.7%	$1,023,098	56.0%
TownePlace Suites Galveston	Extended Stay	2013	88	82.2	815,539	44.0
Total/Wtd. Avg.:			173	80.9%	$1,838,637	100.0%

(1)	Based on trailing twelve months ending May 31, 2018.

The dual-branded Courtyard Galveston and TownePlace Suites Galveston are situated adjacent to each other at 9550 and 9540 Seawall Boulevard on Galveston Island. The site overlooks the Gulf of Mexico immediately across Seawall Boulevard. The Courtyard Galveston is an 85-room, select service, 4-story oceanfront hotel with a unit mix consisting of 60 King units, 22 Queen/Queen units, and 3 Queen/Queen Suite units. The improvements include a Bistro restaurant available for breakfast, dinner and cocktails. The two hotels share a resort style pool including poolside cabanas, a waterfall and fire-pit. The TownePlace Suites Galveston is an 88-room, 3-story extended stay oceanfront hotel with a unit mix consisting of 63 King units, 14 Two-Bedroom Suite units, and 11 Queen/Queen Suites. The hotel includes complimentary breakfast and a market pantry. Both hotels have a lower level parking garage and surface parking.

The hotels are managed by Propel Management LLC, which was founded by its current owner and sponsor Hans Lindberg in 2012. The properties are the only Marriott branded hotels located along the water on Galveston Island. The franchise agreements for each property expire in 2033.

The properties are located on the west side of Galveston Island, directly north of Seawall Boulevard, approximately one-half mile west of 89th Street. Vehicular access to the properties is provided by Seawall Boulevard. The properties are located along a well-traveled corridor and are relatively simple to locate from Interstate 45, which is the nearest major highway. Seawall Boulevard is the city artery extending the length of the island.

The area benefits from several major demand drivers including the area beaches, Pleasure Pier (5.1 miles), Moody Gardens (2.4 miles), Schlitterbahn Galveston Island Waterpark (2.2 miles), the Galveston Island Convention Center (2.8 miles), the Strand Historic District (6.6 miles) and the Port of Galveston (6.7 miles). The Port of Galveston ranks fourth among all U.S. cruise ports, according to an industry association. Carnival Cruise Lines and Royal Caribbean International are the two primary cruise lines operating out of Galveston, both of which have increased their presence in recent years. Additional corporate demand generators on Galveston Island include the University of Texas Medical Branch, Texas A&M University Galveston and American National Insurance Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Galveston Hotel Portfolio

Historical Occupancy, ADR, RevPAR(1)

Courtyard Galveston

	Competitive Set			Courtyard Galveston(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	64.5%	$119.96	$77.34	71.7%	$132.10	$94.70	111.2%	110.1%	122.4%
2016	62.3%	$120.58	$75.16	72.8%	$128.51	$93.59	116.8%	106.6%	124.5%
2017	67.2%	$120.12	$80.74	79.6%	$127.87	$101.74	118.4%	106.5%	126.0%
TTM(3)	67.6%	$120.82	$81.66	79.7%	$127.11	$101.25	117.9%	105.2%	124.0%

TownePlace Suites Galveston

	Competitive Set			TownePlace Suites Galveston(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	54.1%	$112.18	$60.71	72.7%	$108.81	$79.06	134.3%	97.0%	130.2%
2016	52.7%	$110.01	$57.99	73.9%	$106.73	$78.84	140.2%	97.0%	135.9%
2017	60.5%	$110.54	$66.86	80.5%	$113.17	$91.12	133.1%	102.4%	136.3%
TTM(3)	59.8%	$111.97	$66.94	82.2%	$117.66	$96.73	137.5%	105.1%	144.5%

(1)	Source: Third Party Data Provider. The Courtyard Galveston competitive set consists of the following hotels: Quality Inn & Suites Beachfront Galveston, Hampton Inn Suites Galveston, Springhill Suites Galveston Island, Holiday Inn Express & Suites Galveston and Four Points by Sheraton Galveston. The TownPlace Suites Galveston competitive set consists of the following hotels: Inn @ The Waterpark, Springhill Suites Galveston Island, Candlewood Suites Galveston, Holiday Inn Express & Suites Galveston and Country Inn & Suites Galveston Beach.
(2)	Source: Borrower’s Financials.
(3)	Represents the trailing twelve month period ending May 31, 2018.

The Market. The dual branded hotels are located in the city and county of Galveston, Texas forming part of the Houston-The Woodlands, TX metropolitan statistical area. Galveston Island is a 64 square mile barrier island adjacent to Galveston Bay located 50 miles southeast of Houston with a population over 50,000. With a population of over 2.3 million, Houston is the fourth largest city in the United States. Encompassing nine counties along the Gulf Coast of the state of Texas, Houston has historically been among the fastest growing metropolitan areas in the United States.

With 32 miles of beaches, Galveston is a popular tourist destination, particularly during the summer and welcomes over 6.5 million visitors per year. Galveston is the closest beach destination serving the Houston area and the island has multiple beaches staggered along the waterfront. In 2017, the Park Board, the City of Galveston and the Texas General Land Office completed the single largest beach restoration project on the Texas coast. The beach restoration project placed 1.2 million cubic yards of sand along the seawall between 12th and 61st streets, which widened nearly four miles of existing beaches. According to the Galveston Island Park Board of Trustees 2016-2017 Annual report, approximately $9 million in funds have been allocated to continue beach nourishment south of 61st street beginning in 2019.

The Port of Galveston is the fourth-busiest cruise terminal and the fastest-growing cruise port in the United States. The port now handles over 1.8 million cruise passenger movements per year with an economic impact of $2.3 billion and 13,892 jobs. The Port of Galveston achieved a new milestone in December 2017 by embarking 113,488 passengers, which set a record as its busiest month since beginning its cruise business on September 30, 2000. Furthering the port’s performance, in September 2018, Carnival will homeport its newest ship, the Carnival Vista, in September offering two different seven-day western Caribbean itineraries.

According to a third party research report, the estimated 2018 population within a one-, three-, and five-mile radius of the properties is 2,671, 12,538, and 35,245, respectively. These populations are expected to increase through 2023 at a rate of 10.3%, 4.1%, and 4.5%, respectively. Total number of households in 2018 within the same radii was 1,395, 5,755, and 14,388. The 2018 estimated Median Household Income within a one-, three-, and five-mile radius of the properties is $40,965, $51,038 and $45,132, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Galveston Hotel Portfolio

The appraisal identified six comparable rental properties, ranging from 74 rooms to 125 rooms that were constructed between 2007 and 2016. The properties in the appraisal’s competitive set are all located in Galveston within approximately 6.9 miles of the property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix		2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Occupancy	ADR	RevPAR
Courtyard Galveston	85	2013	1,177	80%	20%	79.1%	$128.75	$101.84
TownePlace Suits Galveston	88	2013	0	80%	20%	80.5%	$113.97	$91.75
Four Points Galveston	125	2010	2,000	80%	20%	55%-60%	$125-$130	$70-$75
Hampton Inn & Express Suites Galveston	104	2007	624	85%	15%	60%-65%	$130-$140	$85-$90
Holiday Inn Express Galveston	81	2009	7,200	85%	15%	65%-70%	$130-$140	$90-95
Best Western Plus Galveston	96	2016	0	85%	15%	65%-70%	$125-$130	$85-$90
SpringHill Suites Galveston Island	74	2008	416	80%	20%	70%-75%	$115-$120	$85-$90
Homewood Suites Galveston	88	2017	928	80%	20%	75%-80%	$130-$140	$100-$105
Total(2)	568

(1)	Source: Appraisal.
(2)	Excludes the subject properties.

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	72.1%	73.3%	80.0%	80.9%	78.2%
ADR	$120.25	$117.43	$120.39	$122.30	$121.36
RevPAR	$86.75	$86.08	$96.34	$98.95	$94.91
Room Revenue	$5,477,649	$5,450,710	$6,083,320	$6,248,057	$5,993,123	$34,642	93.0%
Food and Beverage	251,111	268,420	286,594	301,071	301,071	$1,740	4.7%
Other Departmental Revenues	165,598	168,899	164,557	151,446	151,446	$875	2.3%
Total Revenue	$5,894,358	$5,888,028	$6,534,472	$6,700,575	$6,445,641	$37,258	100.0%
Room Expense	1,321,342	1,403,590	1,401,510	1,415,358	1,363,583	$7,882	22.8%
Food and Beverage Expense	254,158	242,443	266,487	274,124	273,975	$1,584	91.0%
Other Departmental Expenses	90,340	91,071	108,797	91,194	91,236	$527	60.2%
Departmental Expenses	$1,665,839	$1,737,104	$1,776,794	$1,780676	$1,728,794	$9,993	26.8%
Departmental Profit	$4,228,518	$4,150,925	$4,757,678	$4,919,899	$4,716,847	$27,265	73.2%
Operating Expenses	$1,897,267	$1,943,517	$2,244,674	$2,297,910	$ 2,212,784	$12,791	34.3%
Gross Operating Profit	$2,331,252	$2,207,407	$2,513,004	$2,621,988	$2,504,063	$14,474	38.8%
Fixed Expenses	637,928	646,006	632,108	616,049	665,426	$3,846	10.3%
Net Operating Income	$1,693,324	$1,561,402	$1,880,897	$2,005,939	$1,838,637	$10,628	28.5%
FF&E	235,774	235,521	261,379	268,023	257,826	$1,490	4.0%
Net Cash Flow	$1,457,549	$1,325,881	$1,619,518	$1,737,916	$1,580,811	$9,138	24.5%

(1)	TTM represents the trailing twelve month period ending May 31, 2018.
(2)	Per room values are based on the combined 173 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Department Expenses, which is based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Shoreline Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$14,100,000	Title:	Fee
Cut-off Date Principal Balance:	$14,100,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	464
Loan Purpose:	Acquisition	Location:	Tulsa, OK
Borrower:	Shoreline’s Best Living, LLC	Year Built / Renovated:	1974 / 2017
Sponsors:	Marc Kulick; C.N. David Reischer; Solomon Spetner	Occupancy:	93.3%
		Occupancy Date:	5/14/2018
Interest Rate:	5.0400%	Number of Tenants:	N/A
Note Date:	6/7/2018	2015 NOI(1):	$1,492,665
Maturity Date:	7/6/2028	2016 NOI(1):	$1,338,183
Interest-only Period:	60 months	2017 NOI(1):	$1,260,857
Original Term:	120 months	TTM NOI(2)(3):	$1,315,670
Original Amortization:	360 months	UW Economic Occupancy:	86.4%
Amortization Type:	IO-Balloon	UW Revenues:	$3,086,723
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,643,340
Lockbox:	Springing	UW NOI(3):	$1,443,383
Additional Debt:	No	UW NCF:	$1,299,571
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$19,000,000 / $40,948
Additional Debt Type:	N/A	Appraisal Date:	5/10/2018
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$30,388
Taxes:	$125,746	$15,718	N/A	Maturity Date Loan / Unit:	$28,048
Insurance:	$36,366	$12,122	N/A	Cut-off Date LTV:	74.2%
Replacement Reserves:	$250,000	$11,987	N/A	Maturity Date LTV:	68.5%
Engineering Reserve:	$575,940	$0	N/A	UW NOI DSCR:	1.58x
Security Upgrade Reserve:	$300,000	$0	N/A	UW NCF DSCR:	1.42x
				UW NOI Debt Yield:	10.2%
				UW NCF Debt Yield:	9.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$14,100,000	66.2%	Purchase Price:	$18,800,000	88.2%
Sponsor Equity:	7,204,049	33.8	Closing Costs:	1,215,997	5.7
			Escrows:	712,112	3.3
			Immediate Repair Holdback:	575,940	2.7
Total Sources:	$21,304,049	100.0%	Total Uses:	$21,304,049	100.0%

(1)	The decrease in NOI from 2015-2017 was primarily due to lower occupancy. According to the sponsors, the decline was related to a transitional period while the property was being managed by four different property managers. The property will now be managed by an affiliate of the borrower.
(2)	Represents trailing twelve months ending April 24, 2018.
(3)	The increase from TTM NOI to UW NOI is attributable to an increase in occupancy and lower payroll expense due to new sponsorship.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Shoreline Apartments

The Loan. The Shoreline Apartments loan is a $14.1 million first mortgage loan secured by the fee interest in a 464-unit garden-style multifamily property located in Tulsa, Oklahoma. The loan has a 10-year term, will amortize on a 30-year schedule, and is interest-only for the first 60 months of the loan.

The Borrower. The borrowing entity for the loan is Shoreline’s Best Living, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by Solomon Spetner (64.7%), David Reischer (24.0%) and Mark Kulick (0.4%).

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Solomon Spetner, C.N. David Reischer and Mark Kulick. Solomon Spetner is the Founder and CEO of MLS Properties, LLC. Mr. Spetner reported a net worth of $70.5 million and liquidity of $3.2 million. David Reischer is the founder and CEO of Pratt Street Capital and is a 20-year real estate industry veteran with a background in the acquisition, disposition, leasing, and management of real estate assets. Pratt Street Capital currently manages over four million square feet and over $500 million of assets. Mr. Reischer reported a net worth of $14.4 million and liquidity of $1.7 million. Mark Kulick is the Managing Member and co-founder of Vesta Realty, LLC, the property manager.

The Property. The property is a 464-unit garden-style multifamily property located in Tulsa, Oklahoma, that was built in 1974 and renovated in 2017. The property consists of 40 predominantly two-story apartment buildings located on approximately 31.0 acres. The property provides a total of 726 parking spaces, or 1.56 parking spaces per unit. As of May 14, 2018, the property was 93.3% leased.

The property contains 256 one-bedroom/one-bathroom units (55.2%), 168 two-bedroom/one-and-a-half-bathroom units (36.2%) and 40 two-bedroom/two-bathroom units (8.6%). One-bedroom/one-bathroom units range from approximately 400 SF to 780 SF, two-bedroom/one-and-a-half-bathroom units range from approximately 820 SF to 1200 SF, and two-bedroom/two-bathroom units are approximately 920 SF, with an overall average unit size of 782 SF.

Property amenities include a swimming pool, a heated spa, tennis courts, a playground, basketball courts, a laundry facility, a fitness center and a combination leasing office/clubhouse. Unit kitchens features a stove, vent-hood, frost-free refrigerator, garbage disposal and dishwasher. Some second floor apartments include fireplaces and washer/dryers. Apartment units are individually metered for electrical usage. Tenants are responsible for water and sewer costs, with the landlord reimbursed. The property was renovated in 2017 and the loan’s sponsors are budgeting up to $875,000 to upgrade common areas and security systems, which funds were reserved at closing. Additionally, within the first five years of the loan term, the sponsors have a $600,000 budget to upgrade all unit interiors.

The property has frontage along East 21st Place and is located in the East Tulsa/Broken Arrow submarket, which is situated in East Tulsa. The property is located approximately 9.2 miles east of downtown Tulsa and within eight miles of the Tulsa International Airport, the Tulsa State Fair, the University of Tulsa, and the Hard Rock Hotel and Casino. One of the larger commercial uses in the neighborhood, the Eastgate Metroplex, a former retail mall that mostly includes office-oriented uses, is located approximately three miles west of the Property. Primary access to the neighborhood is provided by US-169, a major thoroughfare that provides direct access to major east/west roadways throughout eastern Tulsa, and I-44.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Shoreline Apartments

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
1BR/1BA	24	5.2%	23	95.8%	400	$435	$1.09	$435	$1.09
1BR/1BA	176	37.9	173	98.3%	725	$490	$0.68	$495	$0.68
1BR/1BA	56	12.1	54	96.4%	780	$510	$0.65	$515	$0.66
2BR/1.5BA	128	27.6	110	85.9%	820	$614	$0.75	$620	$0.76
2BR/1.5BA	24	5.2	23	95.8%	880	$625	$0.71	$625	$0.71
2BR/1.5BA	16	3.4	15	93.8%	1,200	$695	$0.58	$695	$0.58
2BR/2BA	40	8.6	35	87.5%	920	$660	$0.72	$700	$0.76
Total/Wtd. Avg:	464	100.0%	433	93.3%	782	$553	$0.72	$560	$0.73

(1)	Based on the underwritten rent roll dated May 14, 2018.
(2)	Source: Appraisal.

The Market. The property is located in Tulsa, Oklahoma, in the East Tulsa/Broken Arrow submarket. The property is located in a suburban location, approximately ten miles southeast of the Tulsa central business district. As of December 31, 2017, the East Tulsa/Broken Arrow submarket reported an average vacancy of 6.2% with an average asking rents of $639 per unit. Additionally, as of December 31, 2017, the Tulsa market reported an average vacancy of 7.4% with an average asking rents of $690 per unit. According to the appraisal, the market expects rental rates to rise during 2018 and occupancy to remain generally stable. Additionally, according to the appraisal, the 2017 population within a one-, three- and five-mile radius was 13,505, 98,596, and 195,813 respectively, with 2017 average household income within the same radii of $52,104, $50,580, and $60,621, respectively.

The appraiser identified six comparable rental properties, ranging from 128 units to 400 units that were constructed between 1975 and 1984. The competitive set reported a weighted average occupancy of approximately 90.6%, with average annual rents ranging from $5,892 to $7,308 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in East Tulsa/Broken Arrow within approximately 4.3 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Shoreline Apartments	1974	464	782	$576(2)	93.3%(2)	N/A
Lakeside Place	1975	208	770	$536	93%	0.3 miles
Boulder Ridge	1978	224	780	$553	93%	4.3 miles
Union Point	1982	400	750	$491	86%	4.1 miles
Ashwood	1984	144	814	$609	91%	3.0 miles
Alexis Park	1979	128	715	$563	96%	3.9 miles
Total(3) :		1,104

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 14, 2018.
(3)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Shoreline Apartments

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
93.2%	89.8%	87.6%	93.3%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated May 14, 2018.

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten	Per Unit(2)	%(3)
Rents in Place	$2,781,437	$2,714,884	$2,669,407	$2,727,124	$2,823,643	$6,085	91.8%
Vacant Income	229,903	344,161	408,708	349,907	252,412	$544	8.2%
Gross Potential Rent	$3,011,339	$3,059,045	$3,078,115	$3,077,031	$3,076,055	$6,629	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$3,011,339	$3,059,045	$3,078,115	$3,077,031	$3,076,055	$6,629	100.0%
(Vacancy/Collection Loss)	(315,090)	(465,333)	(571,081)	(516,302)	(418,807)	($903)	(13.6%)
Other Income	364,522	389,078	407,941	429,475	429,475	$926	13.9%
Effective Gross Income	$3,060,772	$2,982,790	$2,914,975	$2,990,204	$3,086,723	$6,652	100.0%
Total Expenses	$1,568,107	$1,644,607	$1,654,118	$1,674,534	$1,643,340	$3,542	53.2%
Net Operating Income(4) (5)	$1,492,665	$1,338,183	$1,260,857	$1,315,670	$1,443,383	$3,111	46.8%
Total TI/LC, Capex/RR	231,538	177,804	215,416	169,954	143,812	$310	4.7%
Net Cash Flow	$1,261,127	$1,160,379	$1,045,441	$1,145,716	$1,299,571	$2,801	42.1%

(1)	TTM represents the trailing twelve month period ending April 24, 2018.
(2)	Per unit values are based on 464 units.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	The decrease in NOI from 2015-2017 was primarily due to lower occupancy. According to the sponsors, the decline was related to a transitional period while the property was being managed by four different property managers. The property will now be managed by an affiliate of the borrower.
(5)	The increase from TTM NOI to UW NOI is attributable to an increase in occupancy and lower payroll expense due to new sponsorship.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.